EXHIBIT 10.1


                              AMENDED AND RESTATED
                              INVESTMENT AND MASTER
                        STRATEGIC RELATIONSHIP AGREEMENT



                                     BETWEEN




                                   SYNTHELABO




                                       AND




                               ANGEION CORPORATION




                               -------------------




                           DATED AS OF OCTOBER 9, 1997




Note: Portions of this exhibit marked with "X's" have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities
         Exchange Act of 1934, as amended. A copy of this exhibit in its entirety has been filed separately with the Securities and Exchange
         Commission.


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                                TABLE OF CONTENTS



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                                                                                                  PAGE
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
ARTICLE I.  Definitions.............................................................................1


ARTICLE II.  Purchase and Sale of Shares and Warrants..............................................12

              2.1.   Purchase and Sale of the Initial Shares and Warrants..........................12
              2.2.   Purchase and Sale of Additional Shares and Warrants...........................17
              2.3.   Share Ownership Maintenance Rights............................................20
              2.4.   Anti-Dilution Provisions......................................................22

ARTICLE III.  Representations and Warranties.......................................................28

              3.1.   Representations and Warranties of the Company.................................28
              3.2.   Representations and Warranties of Investor....................................32

ARTICLE IV.  Covenants.............................................................................34

              4.1.   Covenants of the Company......................................................34
              4.2.   Covenants of the Investor.....................................................37
              4.3.   Mutual Covenants..............................................................44

ARTICLE V.  Additional Agreements..................................................................46

              5.1.   Indemnification...............................................................46
              5.2.   XXXXXXXXXXXXXXXXX.............................................................47
              5.3.   XXXXXXXXXXX...................................................................47
              5.4.   Distribution Agreements.......................................................47
              5.5.   Third Party Financing.........................................................47

ARTICLE VI.  Deferred Closing and Supplemental Closing Conditions..................................48

              6.1.   Investor Conditions...........................................................48
              6.2.   Company Conditions............................................................49

ARTICLE VII.  Registration Rights..................................................................49

              7.1.   Definitions...................................................................49
              7.2.   Demand Registration...........................................................50
              7.3.   Incidental Registration.......................................................52
              7.4.   Registration Procedures.......................................................53
              7.5.   Indemnification...............................................................56
              7.6.   Registration Rights Granted to Third Parties..................................58


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ARTICLE VIII.  Miscellaneous.......................................................................59

              8.1.   Fees and Expenses.............................................................59
              8.2.   Legend........................................................................59
              8.3.   Survivability.................................................................59
              8.4.   Severability..................................................................60
              8.5.   Specific Enforcement; Consent to Jurisdiction.................................60
              8.6.   Dispute Resolution Procedures.................................................61
              8.7.   Brokers.......................................................................64
              8.8.   Entire Agreement; Amendments..................................................64
              8.9.   Notices.......................................................................65
              8.10.   No Waiver....................................................................66
              8.11.   Heading......................................................................66
              8.12.   Successors and Assigns.......................................................66
              8.13.   No Third Party Beneficiaries.................................................67
              8.14.   Governing Law................................................................67
              8.15.   Further Assurances...........................................................67
              8.16.   English Language Controls....................................................67
              8.17.   Relationship of the Parties..................................................67
              8.18.   Confidentiality; Publicity...................................................68
              8.19.   Number and Gender of Words...................................................69
              8.20.   Interpretation...............................................................69
              8.21.   Counterparts.................................................................69



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         AMENDED AND RESTATED INVESTMENT AND MASTER STRATEGIC RELATIONSHIP
AGREEMENT dated as of October 9, 1997 among SYNTHELABO, a societe anonyme (the "Investor"), and ANGEION CORPORATION, a Minnesota corporation (the "Company").

         A. The Investor and the Company believe that a more extensive business relationship between them would be mutually advantageous.

         B. As part of such business relationship, the Parties desire that the Investor become a long-term equity investor in the Company by purchasing shares of the Company's common stock (the "Common Stock") and warrants (the "Warrants") to purchase shares of Common Stock, for an aggregate purchase price of $30,000,000, on the terms and conditions set forth herein.

         C. In connection with the Investor becoming a long-term investor in the Company, the Company will enter into various agreements with Affiliates of the Investor including ELA Medical, a societe anonyme ("ELA"), and the Company and the Investor desire to define certain aspects of the overall relationship between the groups of companies.

         NOW, THEREFORE, the Parties hereto agree as follows:


                                   ARTICLE I.

                                   Definitions

         As used in this Agreement, the following terms shall be defined as follows::

         "Accredited Investor" shall have the meaning set forth in section
3.2(d).

         "Acquisition Event" shall have the meaning set forth in section 4.2(g).

         "Affiliate(s)" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question, but only for so long as such relationship exists. As used herein, the term "control" shall mean the ability to direct the business of a company and shall be presumed in the case of ownership, directly or indirectly, of shares of stock having at least fifty percent (50%) of the voting power entitled to vote for the election of directors in the case of a corporation, and at least fifty percent (50%) of the voting power and interest in profits in the case of a business entity other than a corporation, or only if less than fifty percent (50%) of the voting power and interest in profits is permitted by Applicable Law, the maximum amount allowed in the country in question (so long as the holder otherwise retains the ability to direct the business of the entity). The Parties acknowledge and agree that neither L'Oreal nor the Joint Venture shall be deemed to be included within the term

"Affiliate" for any purposes under this Agreement unless otherwise expressly provided in this Agreement.

         "AIMD" shall mean Directive 90/385/EEC Relating to Active Implantable Medical Devices and all regulations, guidelines or guidance issued thereunder.

         "Angeion JV Manufacturing and Supply Agreement" shall have the meaning set forth in section 2.1(b)(ii)(A)(5).

         "Applicable Laws" shall mean all foreign, federal, state and local laws, statutes, rules and regulations which have been enacted by a Governmental Authority and are in force as of the date hereof or which are enacted by a Governmental Authority and come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

         "Articles of Incorporation" shall have the meaning set forth in section 3.1(c).

         "Bankruptcy" shall mean with respect to any Person (A) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or
(ii) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any Applicable Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of such Person's property, or ordering the winding up or liquidation of the affairs of such Person and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days or (B) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any Applicable Law, or the consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of such Person's property, or the making by such Person of an assignment for the benefit of creditors, or the admission by such Party in writing of its inability to pay its debts generally as they become due, or the taking of corporate or other action by such Person in furtherance of any such action or the calling of a meeting of creditors of the Person or appointment of a committee of creditors or liquidating agents with respect to such Person or its assets, or any offering of a


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composition of or extension to creditors with respect to such Person or its assets, with or without the consent or acquiescence of such Person.

         "Beneficially Owns" or any derivation of such term shall have the same meaning as set forth in Rule 13d-3 under the Exchange Act, and shall include, with respect to the Investor, all Shares underlying exercisable Warrants issued pursuant to this Agreement but shall exclude (i) any rights existing under the Rights Agreement, and (ii) any Shares that may be purchaseable by or issuable to (as applicable) the Investor pursuant to Sections 2.3, 2.4 or Section 4.2(b)(ii) until such Shares are so issued or purchased.

         "Best Efforts" shall be determined under New York law and shall mean such efforts as are consistent with efforts made by businesses of similar size and resources in a similar circumstance and context, to achieve a particular result in a timely manner, but shall not require a party to take actions that would be commercially unreasonable to such party in the circumstances.

         "By-laws" shall have the meaning set forth in section 3.1(c).

         "Cardiac Stimulation Device" shall mean an implantable medical device for electrically stimulating or shocking the heart which is suitable for use by or with human patients. The term "Cardiac Stimulation Device" includes, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof ("such devices"), pulse generators and other waveform generators for such devices; electronic and mechanical components, including without limitation, batteries and capacitors to the extent these components are used for or with such devices; mechanisms for coupling such generators in a stimulating, shocking or sensing relationship to the heart including without limitation leads, electrodes, and sensors; and data dispensing, processing and gathering systems for such devices, including without limitation programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers, and computer software-controlled systems, including all related software; and internal, but not external, holter monitors used for recording heart rhythms (even though such internal holter monitors do not electrically stimulate the heart). The term "Cardiac Stimulation Device" excludes, by way of example and not limitation, muscle stimulators, nerve stimulators, bone growth stimulators, cardiomyoplasty stimulators and associated devices, arrhythmia mapping devices, imaging technology, angioplasty devices, catheter ablation systems, and temporary external pacemakers and defibrillators; and EKG monitors (other than pacing programmers) which are standalone, non-ambulatory and not intended for transtelephonic monitoring.

         "Change of Control" shall be deemed to have occurred in either of the following circumstances:

                  (i) with respect to the Company, if (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate of the Company, any trustee or other fiduciary holding securities under any compensatory benefit plan of the Company or an Affiliate of the Company, or any entity

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owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 30% or more of the Company's then outstanding Voting Securities; (B) during any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constituted the board of directors of the Company, together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this paragraph whose election by the board of directors of the Company or nomination for election by the Company stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved), cease for any reason to constitute at least a majority of the board of directors of the Company; (C) a merger or consolidation of the Company with any other corporation which is not an Affiliate of the Company is consummated, other than a merger that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Company (or the comparable voting securities of such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company or such Affiliate (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding Voting Securities shall not constitute a "Change in Control" of the Company; or (D) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets is consummated; and

                  (ii) with respect to the Investor, if any Person, other than Investor or an Affiliate of Investor acquires, directly or indirectly, all or substantially all of the Cardiac Stimulation Device business of Investor, whether through a merger or the acquisition of stock and/or assets, as such business is currently conducted through ELA, and various other Affiliates of Investor, including ELA Medical, Inc., a Delaware corporation, and as such business may hereafter be conducted through such entities or other Affiliates of Investor.

         "Clinical Services Agreement" shall have the meaning set forth in section 2.1(b)(ii)(A)(3).

         "Common Stock" shall have the meaning set forth in Recital B.

         "Company Securities" shall mean the Company's Common Stock or securities (including options, warrants or rights) convertible into, exchangeable for or exercisable for shares of Common Stock.

         "Composite Tape" shall have the meaning set forth in section
2.1(a)(ii).

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         "Confidential Information" shall mean technical and business information relating to a Party's Intellectual Property Rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing, and production and future business plans and any other information of a "confidential" nature, specifically including, without limitation, any information that is identified orally or in writing by the disclosing party to be confidential, or that the receiving party should reasonably understand under the circumstances to be a trade secret of the disclosing party or information of a similar nature that is not generally known to the public.

         "Convertible Securities" shall have the meaning set forth in section 2.4(g)(i).

         "Deferred Closing" shall mean the Second Investment Closing, the Third Investment Closing and/or the Fourth Investment Closing, as applicable.

         "Deferred Closing Date" shall mean the Second Investment Closing Date, the Third Investment Closing Date and/or the Fourth Investment Closing Date, as applicable.

         "Deferred Market Price" shall mean the Initial Market Price, the Second Investment Market Price, the Third Investment Market Price or the Fourth Investment Market Price, as applicable.

         "Demand for Arbitration" shall have the meaning set forth in section 8.6(a).

         "Disinterested Directors" shall have the meaning set forth in section 4.2(e).

         "ELA JV Supply Agreement" shall have the meaning set forth in section 2.1(b)(ii)(5).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value Price" shall have the meaning set forth in section 2.4(e).

         "FDA" shall mean the Federal Food and Drug Administration.

         "FDA Act" shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time and any applicable regulations under such Act governing manufacturing practices.

         "First Anniversary Market Price" shall have the meaning set forth in section 2.1(e)(i).

         "Fourth Investment Closing" shall have the meaning set forth in section 2.2(c)(iii).

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         "Fourth Investment Closing Date" shall have the meaning set forth in section 2.2(c)(iii).

         "Fourth Investment Market Price" shall have the meaning set forth in section 2.2(c)(ii).

         "Fourth Investment Purchase Price" shall have the meaning set forth in section 2.2(c)(i)(A).

         "Fourth Investment Share Price" shall have the meaning set forth in section 2.2(c)(i)(A).

         "Fourth Investment Shares" shall have the meaning set forth in section 2.2(c)(i)(A).

         "Fourth Investment Warrants" shall have the meaning set forth in section 2.2(c)(i)(B).

         "Fully Diluted Basis" shall mean based on the assumption that all options, warrants, or other rights to receive securities have been exercised or converted, as applicable, and shall include all Shares underlying exercisable Warrants issued pursuant to this Agreement but shall exclude (i) any rights existing under the Rights Agreement, and (ii) any Shares that may be purchaseable by or issuable to (as applicable) the Investor pursuant to Sections 2.1, 2.2, 2.3, 2.4 or Section 4.2(b)(ii) until such Shares are so issued or purchased.

         "Future Financing" shall have the meaning set forth in Section 2.3(a).

         "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the FDA.

         "group" shall have the meaning set forth in section 4.2(b)(i)(C).

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Holder" shall have the meaning set forth in section 7.1.

         "Holder Securities" shall have the meaning set forth in section 7.3.

         "ICD" shall mean implantable cardioverter defibrillator.

         "Indemnified Party" shall have the meaning set forth in section 7.5.

         "Indemnifying Party" shall have the meaning set forth in section 7.5.

         "Indemnitee" shall have the meaning set forth in section 5.1(c).

         "Indemnitor" shall have the meaning set forth in section 5.1(c).

         "Initial Anti-Dilution Period" shall have the meaning set forth in section 2.4.

         "Initial Closing" shall have the meaning set forth in section
2.1(b)(i).

         "Initial Closing Date" shall have the meaning set forth in section 2.1(b)(i).

         "Initial Market Price" shall have the meaning set forth in section 2.1(a)(ii).

         "Initial Purchase Price" shall have the meaning set forth in section 2.1(a)(i)(A).

         "Initial Share Price" shall have the meaning set forth in section 2.1(a)(i)(A).

         "Initial Shares" shall have the meaning set forth in section 2.1(a)(i)(A).

         "Initial Warrants" shall have the meaning set forth in section 2.1(a)(i)(B).

         "Initially Proposed Securities" shall have the meaning set forth in section 7.3.

         "Initiating Party" shall have the meaning set forth in section 8.6(d).

         "Intellectual Property Rights" shall mean any patent, copyright, registered design, trademark or other industrial or intellectual property right owned or otherwise enforceable pursuant to license or otherwise by any Person, and applications for any of the foregoing.

         "Intercompany Services Agreement" shall have the meaning set forth in section 2.1(b)(ii)(A)(4).

         "Investment Price" shall mean the Initial Share Price, the Second Investment Share Price, the Third Investment Share Price or the Fourth Investment Share Price, as applicable.

         "Investor's Rights Termination Date" shall mean, at the election of the Company by written notice to the Investor the date of the earliest to occur of the following events: (a) the Investor's Beneficially Owned shares of Common Stock (on a Fully Diluted Basis) constitute less than five percent (5%) of all outstanding Common Stock (on a Fully Diluted Basis), provided that, with respect to Section 2.3, such percentage is not calculated until the day after the last day of the Future Financing Acceptance Period, or (b) both the U.S. Joint Venture Agreement and the Manufacturing and Supply Agreement expire or terminate for any reason (other than (i), in the case of the U.S. Joint Venture Agreement, as a result of any Involuntary Withdrawal in which the Company is the Withdrawing Member or any Change of Control Withdrawal in which the Company is the Resigning Member (as those terms are defined in the U.S. Joint Venture Agreement), and (ii), in the case of the Manufacturing and Supply Agreement, any breach of the


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Manufacturing and Supply Agreement by the Company or its Affiliates), provided that, as of the date of any such expiration or termination of the U.S. Joint Venture Agreement or the European Manufacturing and Supply Agreement, the Investor's Beneficially Owned shares of Common Stock (on a Fully Diluted Basis) constitute less than ten percent (10%) of all outstanding Common Stock (on a Fully Diluted Basis) or (c) the Manufacturing and Supply Agreement terminates as a result of any breach of such agreement by the Investor or its Affiliates and the U.S. Joint Venture Agreement terminates because ELA is the Withdrawing Member or the Resigning Member under the U.S. Joint Venture Agreement.

         "Investor Acquisition Proposals" shall have the meaning set forth in section 4.2(e).

         "Joint Venture" shall mean the limited liability company contemplated by the U.S. Joint Venture Agreement (defined below).

         "Liability" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied, and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         "Manufacturing and Supply Agreement" shall have the meaning set forth in section 2.1(b)(ii)(A)(1).

         "Material Adverse Effect" shall mean any material adverse effect on the assets, results of operations, properties, business or financial condition of either Party hereto, as applicable, and such Party's subsidiaries taken as a whole.

         "MDD" shall mean Directive 93/42/EEC Concerning Medical Devices and any laws, regulations, guides, guidelines or guidance documents or standards issued thereunder.

         "Notified Body" shall mean any standards, testing or certification body appointed by a member state of the European Union and notified as competent to assess a medical device's conformity to one or more of the annexes in the AIMD or MDD.

         "Offer Notice" shall have the meaning set forth in section 2.3(a).

         "Other Holders" shall have the meaning set forth in section 7.3(iv).

         "Party" or "Parties" shall mean the Investor, the Company or both, as applicable.

         "Person" shall mean any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization or any Governmental Authority.

         "Plans" shall have the meaning set forth in section 2.4(f)(i).

         "Proceeds" shall have the meaning set forth in section 4.1(b).

         "Product" and "Products" shall mean the entire current and future ICD product line, including, without limitation, mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including, without limitation, leads, electrodes and sensors; and data dispensing, processing and gathering systems for such devices including, without limitation, programmers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers and computer software-controlled systems, including all related software developed or acquired directly or indirectly (including by the Company being acquired by or becoming an Affiliate of a party not previously an Affiliate) by the Company and its Affiliates, and all subsequent modifications, components and improvements used therein during the term of the Manufacturing and Supply Agreement; provided, however, that any Products acquired by the Company, directly or indirectly, that are subject to agreements or restrictions that prevent the Company from complying with the terms thereof shall be excluded therefrom only to the extent of such pre-existing agreements and only for the remainder of the then existing term thereof.

         "Proxy Contest" shall have the meaning set forth in section 4.2(h).

         "Quoted Price" shall have the meaning set forth in section 2.1(a)(ii).

         "Registrable Securities" shall have the meaning set forth in section
7.1.

         "Related Agreements" shall mean the Warrant Agreements and the agreements listed in Section 2.1(b)(ii)(A).

         "Respondent" shall have the meaning set forth in section 8.6(d).

         "Restricted Employees" shall have the meaning set forth in section 4.3(a).

         "Restricted Securities" shall have the meaning set forth in section 3.2(d)

         "Revised Standstill Date" shall have the meaning set forth in section 4.2(b)(ii).

         "Revised Standstill Percentage" shall have the meaning set forth in section 4.2(b)(ii).

         "Rights" shall have the meaning set forth in the Rights Agreement attached hereto as Exhibit G.

         "Rights Agreement" shall have the meaning set forth in section 3.1(f).

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         "SEC" shall have the meaning set forth in section 2.3(c).

         "SEC Documents" shall have the meaning set forth in section 3.1(f).

         "Second Investment Closing" shall have the meaning set forth in section 2.2(a)(iii).

         "Second Investment Closing Date" shall have the meaning set forth in section 2.2(a)(iii).

         "Second Investment Market Price" shall have the meaning set forth in section 2.2(a)(ii).

         "Second Investment Purchase Price" shall have the meaning set forth in section 2.2(a)(i)(A).

         "Second Investment Share Price" shall have the meaning set forth in section 2.2(a)(i)(A).

         "Second Investment Shares" shall have the meaning set forth in section 2.2(a)(i)(A).

         "Second Investment Warrants" shall have the meaning set forth in section 2.2(a)(i)(B).

         "Securities Act" shall have the meaning set forth in section 4.2(d)(i).

         "Shares" shall mean all shares of the Common Stock acquired by the Investor pursuant to this Agreement, including all shares of Common Stock issued to or purchased by the Investor pursuant to the provisions of Sections 2.1 and
2.2 (including upon exercise of any Warrants), 2.3, 2.4 and 4.2(b)(ii) of this Agreement and all shares of Common Stock issued to the Investor upon any stock split, stock dividend, recapitalization or similar event.

         "Solicit for hire" shall have the meaning set forth in section 4.3(a).

         "Standstill Percentage" shall have the meaning set forth in section 4.2(b)(i)(A).

         "Standstill Period" shall have the meaning set forth in section 4.2(b)(i).

         "Subject Securities" shall have the meaning set forth in section
7.4(a).

         "Supplemental Closing" shall have the meaning set forth in section 2.1(e)(iv).

         "Supplemental Closing Date" shall have the meaning set forth in section 2.1(e)(iv).

         "Supplemental Shares" shall have the meaning set forth in section 2.1(e)(ii).


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         "Supplemental Warrants" shall have the meaning set forth in section
2.1(e)(ii).

         "Third Investment Closing" shall have the meaning set forth in section 2.2(b)(iii).

         "Third Investment Closing Date" shall have the meaning set forth in section 2.2(b)(iii).

         "Third Investment Market Price" shall have the meaning set forth in section 2.2(b)(ii).

         "Third Investment Purchase Price" shall have the meaning set forth in section 2.2(b)(i)(A).

         "Third Investment Share Price" shall have the meaning set forth in section 2.2(b)(i)(A).

         "Third Investment Shares" shall have the meaning set forth in section 2.2(b)(i)(A).

         "Third Investment Warrants" shall have the meaning set forth in section 2.2(b)(i)(B).

         "Third Party License Agreements" shall mean any intellectual property license agreements (including non-assertion agreements) relating to Cardiac Stimulation Devices to which either Party or any of its respective Affiliates is, or subsequent to the date hereof becomes, a party or a third party beneficiary (whether through affiliate status thereunder or otherwise); a list of such agreements as of the date hereof is attached hereto as Schedule 4.3(a).

         "Third Party Offer" shall have the meaning set forth in section 4.2(h).

         "U.S. Joint Venture Agreement" shall have the meaning set forth in section 2.1(b)(ii)(A)(2).

         "Voting Securities" shall mean any shares of any class of the Company's capital stock with voting rights generally to elect directors of the Company.

         "Warrant Agreement" shall have the meaning set forth in section 2.1(a)(i)(B).

         "Warrants" shall have the meaning set forth in Recital B.

         "Withdrawal Election" shall have the meaning set forth in section 7.3(iv).

         "2010 Announcement" shall have the meaning set forth in section 2.2(a)(i).

         "2010 Approval" shall have the meaning set forth in section 2.2(a)(i).

         "2020 Announcement" shall have the meaning set forth in section 2.2(b)(i).

         "2020 Approval" shall have the meaning set forth in section 2.2(b)(i).

         "4040 Announcement" shall have the meaning set forth in section 2.2(c)(i).

         "4040 Approval" shall have the meaning set forth in section 2.2(c)(i).

         Any reference in this Agreement to "writing" or cognate expressions includes a reference to electronic or facsimile transmission or comparable means of communications.

         Any reference in this Agreement to any Applicable Law shall be construed as a reference to the relevant Applicable Law (including any successor provisions) as amended, re-enacted or extended at the time in question.


                                   ARTICLE II.

                    Purchase and Sale of Shares and Warrants

2.1.  Purchase and Sale of the Initial Shares and Warrants.

         (a)  INITIAL INVESTMENT.

                  (i) Subject to the terms and conditions hereof, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Initial Closing (defined below):

                  (A) An aggregate amount of shares of Common Stock, rounding such amount up to the nearest whole number (the "Initial Shares"), equal to the sum of $15.0 million (the "Initial Purchase Price") divided by a per share price (the "Initial Share Price") equal to: (A) one hundred thirty percent (130%) of the Initial Market Price (defined below) if the Initial Market Price is less than or equal to $6.73 per share; (B) $8.75 if the Initial Market Price is between $6.73 per share and $7.29 per share; and (C) one hundred twenty percent (120%) of the Initial Market Price if the Initial Market Price is equal to or greater than $7.29 per share; and

                  (B) Warrants to purchase Common Stock in an amount equal to sixty percent of the number of the Initial Shares (the "Initial Warrants"), with such Initial Warrants to have an exercise price equal to the Initial Share Price, to be exercisable at any time prior to the fourth anniversary of the Initial Closing Date and to contain such other terms and conditions as set forth in the form of Initial Warrant attached hereto as Exhibit A-1 (together with the form of Warrants attached hereto as Exhibits A-2, A-3, A-4, and A-5, collectively, the "Warrant Agreements" and each, a "Warrant Agreement").

                  (ii)The Initial Purchase Price shall be increased by the amount of the Initial Share Price allocable to any fractional shares that would be rounded up by the above formula. For the purposes of this Section 2.1(a), "Initial Market Price" shall mean the average Quoted Price for all trading days within the fifteen (15) trading days ending two days prior to the public announcement by the Company of the transactions contemplated by this Agreement (not counting the date of such announcement). The term "Quoted Price" of the Common Stock shall mean: the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NASDAQ National Market System as reported by NASDAQ, or, if the Common Stock is not authorized for quotation on the NASDAQ National Market System, on the New York Stock Exchange Composite Tape (the "Composite Tape"), or, if the Common Stock is not listed or admitted to trading on such exchange, on the national securities exchange in or nearest the City of New York on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or if on any such trading day the Common Stock is not quoted by any such organization, the fair value of a share of Common Stock on such day, as determined in good faith by the board of directors of the Company.

         (b)  INITIAL CLOSING.

                  (i) The initial closing (the "Initial Closing") shall take place on the second business day after the date of expiration of the applicable waiting period under the HSR Act (or any earlier termination thereof) and satisfaction of the other conditions to such Initial Closing set forth in
Section 2.1(c), or on such other date or at such other place or time as the Investor and the Company may mutually agree (such date is hereinafter referred to as the "Initial Closing Date").

                  (ii) At the Initial Closing:

                           (A) The Investor and the Company shall each execute
and deliver to the other or cause their respective Affiliates to execute and deliver (or in the case of (6) below, cause their counsel to execute and deliver):

                                    (1) the Manufacturing and Supply Agreement
in the form attached hereto as Exhibit B (the "Manufacturing and Supply Agreement");

                                    (2) the Limited Liability Company Operating
Agreement in the form attached hereto as Exhibit C (the "U.S. Joint Venture Agreement");

                                    (3) the Intercompany Services Agreement in a
form to be agreed upon by the Parties (the "Intercompany Services Agreement");

                                    (4) the Angeion JV Manufacturing and Supply
Agreement in the form attached hereto as Exhibit D, (the "Angeion JV Manufacturing and Supply Agreement");

                                    (5) the ELA JV Supply Agreement in the form
attached hereto as Exhibit E (the "ELA JV Supply Agreement");

                                    (6) an opinion letter from Oppenheimer,
Wolff & Donnelly, counsel to the Company, dated the Initial Closing Date, substantially in the form of Exhibit F;

                                    (7) any other agreements contemplated by
this Agreement.

                           (B) The Company shall deliver to the Investor a stock
certificate representing the Initial Shares and a Warrant Agreement representing the Initial Warrants and the Investor shall pay the Initial Purchase Price by wire transfer of immediately available funds in the manner requested by the Company.

         (c) INVESTOR'S CONDITIONS PRECEDENT TO THE INITIAL CLOSING.

         The obligations of the Investor to purchase the Initial Shares on the Initial Closing Date shall be subject to the satisfaction, or waiver by the Investor in writing, of the following conditions on the Initial Closing Date:

                  (i) Representations and Warranties of the Company; Performance by the Company. The representations and warranties of the Company contained in the first sentence of Section 3.1(a), all of Section 3.1(b), the second sentence of Section 3.1(c), all of Section 3.1(d), the first and third sentences of
Section 3.1(e), all of Section 3.1(h) and all of Section 3.1(i) of this Agreement shall be true and correct in all material respects as of the Initial Closing Date and with the same effect as though made on and as of that date, provided that such condition shall be without prejudice to the Investor's rights in the event that there is any breach of such representations and warranties, or the representations and warranties contained in the other subsections of Section 3.1, as of the date hereof. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and the transactions contemplated hereby to be performed or complied with by the Company on or before the Initial Closing Date. The Investor shall have been furnished with such certificates of officers of the Company, dated the Initial Closing Date, as the Investor may reasonably request, certifying as to the fulfillment of the foregoing conditions.

                  (ii)Absence of Certain Litigation. No statute, rule or regulation shall have been promulgated or enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof, other than violations of Applicable Law that are immaterial. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or Governmental Authority, which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or Governmental Authority shall have been instituted by any Governmental Authority.

                  (iii) Approvals and Consents. All material consents, approvals, exemptions or authorizations of any Governmental Authority that are required in connection with the sale of the Initial Shares to the Investor and the consummation of the transactions contemplated under this Agreement (including, without limitation, all required filings and the expiration or early termination of all applicable waiting periods under the HSR Act) shall have been obtained and shall be in full force and effect.

                  (iv) Registration and Listing. The Common Stock shall be duly registered under the Exchange Act and listed on the NASDAQ National Market or the NASDAQ Small Cap Market or any national securities exchange.

                  (v) Company Change of Control. The Company shall not have experienced a Change of Control or entered into any agreement whereby a Change of Control would occur.

         (d) COMPANY'S CONDITIONS PRECEDENT TO THE INITIAL CLOSING.

                  (i) Representations and Warranties of the Investor; Performance by the Investor. The representations and warranties of the Investor contained in Section 3.2 of this Agreement shall be true and correct in all material respects as of the Initial Closing Date and with the same effect as though made on and as of that date. The Investor shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the transactions contemplated hereby to be performed or complied with by the Investor on or before the Initial Closing Date. The Company shall have been furnished with such certificates of officers of the Investor, dated the Initial Closing Date, as the Company may reasonably request, certifying as to the fulfillment of the foregoing conditions.

                  (ii) Absence of Certain Litigation. No statute, rule or regulation shall have been promulgated or enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof, other than violations of Applicable Law that are immaterial. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or Governmental Authority, which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or Governmental Authority shall have been instituted by any Governmental Authority.

                  (iii) Approvals and Consents. All material consents, approvals, exemptions or authorizations of any Governmental Authority that are required in connection with the sale of the Initial Shares to the Investor and the consummation of the transactions contemplated under this Agreement (including, without limitation, all required filings and the expiration or early termination of all applicable waiting periods under the HSR Act) shall have been obtained and shall be in full force and effect.

         (e)  ADJUSTMENT TO INITIAL SHARES

                  (i) It is acknowledged and agreed that the Initial Market Price is $5.125 per share. The number of Initial Shares issuable to the Investor shall be adjusted as of October 9, 1998 if the First Anniversary Market Price (as defined below) is less than the Initial Market Price. For purposes hereof, the "First Anniversary Market Price" shall mean the average Quoted Price for the fifteen (15) trading days immediately prior to and including October 9, 1998.

                  (ii) If the First Anniversary Market Price is less than the Initial Market Price, the Company shall issue to the Investor, as an adjustment to the number of the Initial Shares previously issued to the Investor (and not as a dividend), without additional consideration therefor, an additional number of shares of Common Stock (the "Supplemental Shares") equal to: (A) the Initial Purchase Price divided by one hundred thirty percent (130%) of the First Anniversary Market Price minus (B) the number of the Initial Shares, and further minus (C) the number of additional shares of Common Stock, if any, previously issued with respect to the Initial Shares pursuant to Sections 2.4(a) or 2.4(e) of this Agreement. The Company shall also issue to the Investor additional warrants to purchase Common Stock in an amount equal to sixty percent of the number of Supplemental Shares (the "Supplemental Warrants"), with such Supplemental Warrants to have an exercise price equal to one hundred thirty percent (130%) of the First Anniversary Market Price, to be exercisable at any time prior to the fourth anniversary of the Initial Closing Date and to contain such other terms and conditions as set forth in the form of Supplemental Warrant attached hereto as Exhibit A-5. If Supplemental Warrants are issued, the exercise price of the Initial Warrants shall be reset to equal the exercise price of such Supplemental Warrants, as provided by the terms of the Initial Warrants.

                  (iii) If Supplemental Shares and Supplemental Warrants are issuable to the Investor pursuant to this Section 2.1(e), such shares and warrants shall be issued and delivered to the Investor as soon as practicable after October 9, 1998 but in any event no later than October 15, 1998. The Closing of such issuance shall be referred to as the "Supplemental Closing" and the date of such closing shall be referred to as the "Supplemental Closing Date." The Supplemental Shares and Supplemental Warrants, if issued, shall be deemed to constitute "Shares" (as defined herein) and "Warrants" (as defined herein), respectively, for all purposes under this Agreement, including, without limitation, for inclusion as "Registrable Securities" under Article VII of this Agreement.

                  (iv) For the avoidance of doubt, the Supplemental Shares and Supplemental Warrants shall be issuable to the Investor whether or not the 2010 Announcement, the 2020 Announcement or the 4040 Announcement (or any of them) have occurred on or prior to October 9, 1998.

                  (v) No fractional shares shall be issued in connection with the Supplemental Shares. In lieu of fractional shares, the number of Supplemental Shares shall be rounded up to the nearest whole number of shares.

2.2.  Purchase and Sale of Additional Shares and Warrants.

         (a)  SECOND INVESTMENT.

                  (i) Upon or as soon as practicable immediately after the earlier of (x) the public announcement by the Company of the granting of approval by the FDA regarding the use of the Company's ICD model 2010 (the "2010 Approval"), or (y) the actual date of the grant by the FDA of the 2010 Approval (the earlier of such dates, the "2010 Announcement"), the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Second Investment Closing (as defined below):

                           (A) an aggregate amount of shares of Common Stock,
rounding such amount up to the nearest whole number (the "Second Investment Shares"), equal to the sum of $5.0 million (the "Second Investment Purchase Price") divided by a per share price (the "Second Investment Share Price") equal to: (1) one hundred thirty percent (130%) of the Second Investment Market Price (defined below) if the Second Investment Market Price is less than or equal to $6.73 per share; (2) $8.75 if the Second Investment Market Price is between $6.73 per share and $7.29 per share; and (3) one hundred twenty percent (120%) of the Second Investment Market Price if the Second Investment Market Price is equal to or greater than $7.29 per share; and

                           (B) Warrants to purchase Common Stock in an amount
equal to sixty percent of the number of the Second Investment Shares (the "Second Investment Warrants"), with such Warrants to have an exercise price equal to the Second Investment Share Price, to be exercisable at any time prior to the third anniversary of the Second Investment Closing Date, and to contain such other terms and conditions as set forth in the form of Warrant attached hereto as Exhibit A-2.

                  (ii)The Second Investment Purchase Price shall be reduced by the amount of the Second Investment Share Price allocable to any fractional shares which would be generated by the above formula. For the purposes of this Agreement, "Second Investment Market Price" shall mean the average Quoted Price for all trading days within the fifteen (15) trading days ending two day(s) prior to the date of the 2010 Announcement.

                  (iii) The second closing (the "Second Investment Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 1 p.m. (eastern standard time) on the fifth business day after the date of the 2010 Announcement, subject to the satisfaction of the conditions specified in Article VI hereof on such date, or on such other date or at such other place or time as the Investor and the Company may mutually agree (such date is hereinafter referred to as the "Second Investment Closing Date").

                  (iv) At the Second Investment Closing, the Company shall deliver to the Investor a stock certificate representing the Second Investment Shares and a Warrant Agreement representing the Second Investment Warrants.

                  (v) At the Second Investment Closing, the Investor shall pay the Second Investment Purchase Price by wire transfer of immediately available funds in the manner requested by the Company.

                  (vi) At the Second Investment Closing, the Company shall provide Investor with copies of all of Company's SEC filings since the date hereof and any information that would have been required to be disclosed in the Schedules to Article III as if the representations and warranties thereunder were being made as of the date of the Second Investment Closing, provided that such representations and warranties shall not be deemed to be made on such Second Investment Closing except as provided in Section 6.1(e).

         (b)  THIRD INVESTMENT.

                  (i) Upon or as soon as practicable immediately after the earlier of (x) the public announcement by the Company of the granting of approval by the FDA regarding the use of the Company's ICD model 2020, or (y) the actual date of the grant by the FDA of the 2020 Approval (the earlier of such dates, the "2020 Announcement"), the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Third Investment Closing (defined below):

                           (A) An aggregate amount of shares of Common Stock,
rounding such amount up to the nearest whole number (the "Third Investment Shares"), equal to the sum of $5.0 million (the "Third Investment Purchase Price") divided by a per share price (the "Third Investment Share Price") equal to: (1) one hundred thirty percent (130%) of the Third Investment Market Price (defined below) if the Third Investment Market Price is less than or equal to $6.73 per share; (2) $8.75 if the Third Investment Market Price is between $6.73 per share and $7.29 per share; and (3) one hundred twenty percent (120%) of the Third Investment Market Price if the Third Investment Market Price is equal to or greater than $7.29 per share; and

                           (B) Warrants to purchase Common Stock in an amount
equal to sixty percent of the number of the Third Investment Shares, with such Warrants to have an exercise price equal to the Third Investment Share Price (the "Third Investment Warrants"), to be exercisable at any time prior to the third anniversary of the Third Investment Closing Date, and to contain such other terms and conditions as set forth in the form of Warrant attached hereto as Exhibit A-3.

                  (ii) The Third Investment Purchase Price shall be reduced by the amount of the Third Investment Share Price allocable to any fractional shares which would be generated by the above formula. For the purposes of this Agreement, "Third Investment Market Price" shall mean the average Quoted Price for the fifteen (15) trading days ending two day(s) prior to the date of the 2020 Announcement.

                  (iii) The third closing (the "Third Investment Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York,

New York 10104 at 1 p.m. (eastern standard time) on the fifth business day after the date of the 2020 Announcement, subject to satisfaction of the conditions specified in Article VI hereof on such date, or on such other date or at such other place or time as the Investor and the Company may mutually agree (such date is hereinafter referred to as the "Third Investment Closing Date").

                  (iv) At the Third Investment Closing, the Company shall deliver to the Investor a stock certificate representing the Third Investment Shares and a Warrant Agreement representing the Third Investment Warrants.

                  (v) At the Third Investment Closing, the Investor shall pay the Third Investment Purchase Price by wire transfer of immediately available funds in the manner requested by the Company; and

                  (vi) At the Third Investment Closing, the Company shall provide Investor with copies of all of Company's SEC filings since the date hereof and any information that would have been required to be disclosed in the Schedules to Article III as if the representations and warranties thereunder were being made as of the date of the Third Investment Closing, provided that such representations and warranties shall not be deemed to be made on such Third Investment Closing except as provided in Section 6.1(e).

         (c)  FOURTH INVESTMENT.

                  (i) Upon or as soon as practicable immediately thereafter the earlier of (x) the public announcement by the Company of the granting of approval by the FDA regarding the use of the Company's catheter lead model 4040 (the "4040 Approval"), or (y) the actual date of the grant by the FDA of the 4040 Approval (the earlier of such dates, the "4040 Announcement"), the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Fourth Investment Closing (defined below):

                           (A) An aggregate amount of shares of Common Stock,
rounding such amount up to the nearest whole number (the "Fourth Investment Shares"), equal to the sum of $5.0 million (the "Fourth Investment Purchase Price") divided by a per share price (the "Fourth Investment Share Price") equal to: (1) one hundred thirty percent (130%) of the Fourth Investment Market Price (defined below) if the Fourth Investment Market Price is less than or equal to $6.73 per share; (2) $8.75 if the Fourth Investment Market Price is between $6.73 per share and $7.29 per share; and (3) one hundred twenty percent (120%) of the Fourth Investment Market Price if the Fourth Investment Market Price is equal to or greater than $7.29 per share; and

                           (B) Warrants to purchase Common Stock in an amount
equal to sixty percent of the number of the Fourth Investment Shares, with such Warrants to have an exercise price equal to the Fourth Investment Share Price (the "Fourth Investment Warrants"), to be exercisable at any time prior to the third anniversary of the Fourth

Investment Closing Date, and to contain such other terms and conditions as set forth in the form of Warrant attached hereto as Exhibit A-4.

                  (ii) The Fourth Investment Purchase Price shall be reduced by the amount of the Fourth Investment Share Price allocable to any fractional shares which would be generated by the above formula. For the purposes of this Agreement, "Fourth Investment Market Price" shall mean the average Quoted Price for the fifteen (15) trading days ending two day(s) prior to the date of the 4040 Announcement.

                  (iii) The fourth closing (the "Fourth Investment Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 1 p.m. (eastern standard time) on the fifth business day after the date of the 4040 Announcement or on such other date or at such other place or time as the Investor and the Company may mutually agree (such date is hereinafter referred to as the "Fourth Investment Closing Date").

                  (iv) At the Fourth Investment Closing, the Company shall deliver to the Investor a stock certificate representing the Fourth Investment Shares and a Warrant Agreement representing the Fourth Investment Warrants.

                  (v) At the Fourth Investment Closing, the Investor shall pay the Fourth Investment Purchase Price by wire transfer of immediately available funds in the manner requested by the Company.

                  (vi) At the Fourth Investment Closing, the Company shall provide Investor with copies of all of Company's SEC filings since the date hereof and any information that would have been required to be disclosed in the Schedules to Article III as if the representations and warranties thereunder were being made as of the date of the Fourth Investment Closing, provided that such representations and warranties shall not be deemed to be made on such Fourth Investment Closing except as provided in Section 6.1(e).

2.3.  Share Ownership Maintenance Rights.

         The Investor shall have the following maintenance rights with respect to its ownership of Shares acquired hereunder, each of which shall terminate upon the occurrence of the Investor's Rights Termination Date and each of which shall be subject to Section 2.4(f)(ii):

         (a) From and after the Initial Closing Date, the Investor shall have the right, but not the obligation, to acquire up to nineteen and nine-tenths percent (19.9%) (the "Maintenance Percentage") of any future offering of Voting Securities or Company Securities ("Future Financings"), excluding such Future Financings listed on Schedule 2.3(a) hereto. The Company shall give 10 days' prior written notice (the "Offer Notice") to the Investor of any Future Financings which it proposes to make, which shall include information as to the type of Voting Securities to be offered, the estimated price thereof and other terms of such offering. The Investor shall have the right, exercisable by written notice to the Company within 15 days of its receipt of such Offer Notice (the "Future Financing Acceptance Period"), to agree to participate in such Future Financing at the same price and on the same terms and conditions as all other investors in such Future Financing. The Company shall have the right to close any Future Financing during such Future Financing Acceptance Period, provided that such closing shall be without prejudice to the Investor's right to elect to participate in such Future Financing at any time during the Future Financing Acceptance Period, regardless of whether the closing of the Investor's purchase of its Maintenance Percentage thereof occurs during or after the Future Financing Acceptance Period. In the event that the Investor acquires less than the Maintenance Percentage of any applicable Future Financing (other than the financings listed on Schedule 2.3(a)), the Investor shall thereafter only have the rights set forth in Section 2.3(b) below.

         (b) If the right set forth in Section 2.3(a) has terminated, the Company shall continue to provide an Offer Notice to the Investor not less than 10 days prior to all subsequent Future Financings, whereupon the Investor shall have the right, but not the obligation, exercisable by written notice to the Company within the corresponding Future Financing Acceptance Period for the relevant Future Financing, to purchase such amount of securities pursuant to the terms of the Future Financing on a pro rata basis in the Future Financing as are necessary in order to allow the Investor to maintain its then current proportionate share of all Voting Securities. For purposes of this right, the Investor's proportionate share shall be the ratio of (i) the number of shares of Common Stock Beneficially Owned by the Investor (determined on a Fully Diluted Basis) immediately prior to the new issuance of Voting Securities in the Future Financing to (ii) the Fully Diluted number of shares of Common Stock outstanding immediately prior to such new issuance of Voting Securities. The Company shall have the right to close any Future Financing during such Future Financing Acceptance Period, provided that such closing shall be without prejudice to the Investor's right to elect to participate in such Future Financing at any time during the Future Financing Acceptance Period, regardless of whether the closing of the Investor's purchase of its pro rata share thereof occurs during or after the Future Financing Acceptance Period.

         (c) The offer and closing of the Investor's purchase of additional Voting Securities pursuant to this Section 2.3 is subject at all times to all applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") and compliance with all other Applicable Laws and any purchase by the Investor may be deferred beyond the closing of a Future Financing (including beyond the Future Financing Acceptance Period) in order to permit compliance with such Applicable Laws, including the HSR Act or any applicable securities laws. If the Investor is not able to purchase registered securities in connection with a Future Financing, it shall acquire any securities pursuant to Section 2.3(a) or 2.3(b) in a private placement occurring concurrently with the closing of the Future Financing, or as nearly concurrently thereto as may be permissible under Applicable Law. The Company and the Investor covenant to cooperate and facilitate compliance with Applicable Laws and to cause any such Future Financing to proceed as promptly as practicable.

2.4.  Anti-Dilution Provisions.

         (a) If the Company wishes to sell shares of Company Securities at an effective price per share that is less than an amount equal to one hundred fifteen percent (115%) of the Initial Market Price (the "Initial Reference Price") at any time after the date hereof and prior to the first anniversary of the Initial Closing Date (the "Initial Anti-Dilution Period"), then the following shall occur if the Initial Closing has occurred:

                  (i) The Company shall issue additional shares of Common Stock to the Investor equal to the product of the number of Shares purchased by the Investor in the Initial Closing plus any Supplemental Shares issued to the Investor (if applicable), in each case which are still held by the Investor on the date that the Company wishes to sell such additional Company Securities, multiplied by an amount equal to (A) a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares pursuant to such offering and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional Company Securities pursuant to such offering plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such Initial Reference Price per share, minus (B) one.

                  (ii) The exercise price and other terms of the Initial Warrants shall be subject to similar antidilution adjustments pursuant to the provisions set forth in the applicable Warrant Agreement.

         (b) If the Company wishes to sell shares of Company Securities at an effective price per share that is less than an amount equal to one hundred fifteen percent (115%) of the Second Investment Market Price (the "Second Reference Price") at any time after the Second Investment Closing Date and prior to the first anniversary of the Initial Closing Date, then the following shall occur:

                  (i) The Company shall issue additional shares of Common Stock to the Investor equal to the product of the number of Shares purchased by the Investor in the Second Investment Closing which are still held by the Investor on the date that the Company wishes to sell such additional Company Securities multiplied by an amount equal to (A) a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares pursuant to such offering and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional Company Securities pursuant to such offering plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such Second Reference Price per share, minus (B) one.

                  (ii) The exercise price and other terms of the Second Investment Warrants shall be subject to similar antidilution adjustments pursuant to the provisions set forth in the applicable Warrant Agreement.

         (c) If the Company wishes to sell shares of Company Securities at an effective price per share that is less than an amount equal to one hundred fifteen percent (115%) of the Third Investment Market Price (the "Third Reference Price") at any time after the Third Investment Closing Date and prior to the first anniversary of the Initial Closing Date, then the following shall occur:

                  (i) The Company shall issue additional shares of Common Stock to the Investor equal to the product of the number of Shares purchased by the Investor in the Third Investment Closing which are still held by the Investor on the date that the Company wishes to sell such additional Company Securities multiplied by an amount equal to (A) a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares pursuant to such offering and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional Company Securities pursuant to such offering plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such Third Reference Price per share, minus (B) one.

                  (ii) The exercise price and other terms of the Third Investment Warrants shall be subject to similar antidilution adjustments pursuant to the provisions set forth in the applicable Warrant Agreement.

         (d) If the Company wishes to sell shares of Company Securities at an effective price per share that is less than an amount equal to one hundred fifteen percent (115%) of the Fourth Investment Market Price (the "Fourth Reference Price") at any time after the Fourth Investment Closing Date and prior to the first anniversary of the Initial Closing Date, then the following shall occur:

                  (i) The Company shall issue additional shares of Common Stock to the Investor equal to the product of the number of Shares purchased by the Investor in the Fourth Investment Closing which are still held by the Investor on the date that the Company wishes to sell such additional Company Securities multiplied by an amount equal to (A) a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares pursuant to such offering and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional Company Securities pursuant to such offering plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such Fourth Reference Price per share, minus (B) one.

                (ii) The exercise price and other terms of the Fourth Investment Warrants shall be subject to similar antidilution adjustments pursuant to the provisions set forth in the applicable Warrant Agreement.

         (e) From the date hereof until the latest expiration date of any Warrants issued to Investor under this Agreement, if the Company wishes to sell Company Securities at an effective price per share less than the average Quoted Price for the five business days prior to the closing of such sale (the "Fair Market Value Price"), then the following shall occur (except with respect to the Shares purchased by the Investor at the Initial Closing, at the Supplemental Closing or any Deferred Closing to the extent that an antidilution share issuance adjustment is being made with respect to such Shares pursuant to Sections 2.4(a), 2.4(b), 2.4(c) or 2.4(d) in connection with such financing):

                  (i) The Company shall issue additional shares of Common Stock to the Investor equal to the product of the number of Shares held by the Investor multiplied by an amount equal to (A) a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional Company Securities and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional Company Securities plus the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional Company Securities would purchase at the Fair Market Value Price, minus (B) one.

                  (ii) The exercise price and other terms of the Warrants shall be subject to similar antidilution adjustments pursuant to the provisions set forth in the applicable Warrant Agreement.

         (f)  Exceptions.

         Anything herein to the contrary notwithstanding:

                  (i) (A) The Company shall not be required to make any of the adjustments contemplated under Sections 2.4(a), (b), (c) or (d) in the case of:
(A) the issuance of shares of Common Stock upon the sale or exercise in whole or part of the Warrants or any issuance of Shares or Warrants under this Agreement;
(B) the issuance of shares of Common Stock or any other securities which may now or hereafter be granted or exercised under any of the Company's compensatory benefits plans (regardless of whether such shares of Common Stock or other securities are issued to employees, directors, consultants or others of the Company or the joint venture established pursuant to the U.S. Joint Venture Agreement) (the "Plans") and such other employee benefit arrangements, contracts or plans as are recommended by the management of the Company and approved by its board of directors (adjusted appropriately for any stock splits, stock combinations or stock dividends); (C) the issuance or sale of shares of Common Stock or convertible securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or convertible securities outstanding on the date of this Agreement, except as set forth in Schedule 2.4(f)(i)(A)(C) hereto; (D) the issuance or sale of shares of Common Stock upon conversion or exchange of any convertible securities or exercise of any options, warrants or other purchase rights, if a prior anti-dilution adjustment was made or required to be made hereunder upon the issuance, sale (or grant with respect to options) of such convertible securities, options, warrants or other purchase rights; (E) the issuance of shares of Common Stock in connection with a bona fide merger, acquisition (including without limitation, acquisition of a third party's assets, products, technology or other rights) or other similar transaction involving the Company or a subsidiary of the Company if the board of directors of the Company has obtained a fairness opinion with respect to the issuance of such Company Securities from a nationally or regionally recognized investment banking firm indicating that the financial terms of such merger, acquisition or other similar transaction are fair to the Company when taken as a whole; or (F) the issuance of any Company Securities in any transaction which is part of the formation of a strategic relationship or joint venture between the Company and a third party if the board of directors of the Company has obtained a fairness opinion with respect to the issuance of Company Securities from a nationally or regionally recognized investment banking firm indicating that the financial terms of such strategic relationship, joint venture or other similar relationship or venture are fair to the Company when taken as a whole.

                      (B) The Company shall not be required to make any adjustment contemplated under Section 2.4(e) in the case of: (A) the issuance of shares of Common Stock upon the sale or exercise in whole or part of the Warrants or any issuance of Shares or Warrants under this Agreement; (B) the issuance of shares of Common Stock or any other securities which may now or hereafter be granted or exercised under any of the Plans and such other employee benefit arrangements, contracts or plans as are recommended by the management of the Company and approved by its board of directors (adjusted appropriately for any stock splits, stock combinations or stock dividends); (C) the issuance or sale of shares of Common Stock or convertible securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or convertible securities outstanding on the date of this Agreement, except as set forth in Schedule 2.4(f)(i)(B)(C) hereto; (D) the issuance or sale of shares of Common Stock upon conversion or exchange of any convertible securities or exercise of any options, warrants or other purchase rights, if a prior anti-dilution adjustment was made or required to be made hereunder upon the issuance, sale (or grant with respect to options) of such convertible securities, options, warrants or other purchase rights; (E) the issuance of shares of Common Stock in connection with a bona fide merger, acquisition (including without limitation, acquisition of a third party's assets, products, technology or other rights) or other similar transaction involving the Company or a subsidiary of the Company if the board of directors of the Company has obtained a fairness opinion with respect to the issuance of such Company Securities from a nationally or regionally recognized investment banking firm indicating that the financial terms of such merger, acquisition or other similar transaction are fair to the Company when taken as a whole; (F) the issuance of any Company Securities in any transaction which is part of the formation of a strategic relationship or joint venture between the Company and a third party if the board of directors of the Company has obtained a fairness opinion with respect to the issuance of such Company Securities from a nationally or regionally recognized investment banking firm indicating that the financial terms of such strategic relationship or joint venture or other similar relationship or venture are fair to the Company when taken as a whole; or (G) the issuance of shares of Common Stock in connection with a bona fide private placement transaction not involving purchasers or placement agents affiliated with the Company if (1) the discount to market is not greater than 15% and (2) the Company has obtained a fairness opinion with respect to the issuance thereof from a nationally or regionally recognized investment banking firm that the financial terms of such transaction are fair to the Company when taken as a whole.

                  (ii) The Company shall not be required to offer shares pursuant to Section 2.3(a) or Section 2.3(b) in the case of any transaction described in items (A), (B), (C) (except for the transactions described in Schedule 2.4(f)(i)(A)(C), (D) (as to the issuance of Common Stock), (E) and (F) as set forth in Section 2.3(f)(i) above.

                  (iii) The Company shall not be required to make any adjustment contemplated under Section 2.4(a), (b), (c), (d) or (e) with respect to any Future Financing if the Investor exercises its right to increase or maintain its stock ownership with respect to such Future Financing pursuant to Section 2.3(a) or (b).

                  (iv) The provisions of Sections 2.3 and 2.4(a) through (e) (but not Section 4.2(b)(ii)) shall terminate and have no further force and effect upon the Investor's Rights Termination Date.

         (g)  Additional Provisions.

         The number of shares of Common Stock outstanding at any given time for purposes of the calculations under Sections 2.4(a) through (e) shall be subject to the following rules:

                  (i) In case of (1) the sale by the Company for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration, if any, received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the applicable Reference Price described in Sections 2.4(a) through (d) (such comparison being made separately with respect to the Initial Shares and each tranche of Shares issued on a Deferred Closing Date based upon whichever of Sections 2.4(a) through (d) is applicable to such tranche) or Fair Market Value Price, applicable in Section 2.4(e), as the case may be on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock and shall be deemed to have been sold for cash in an amount equal to (1) any cash paid for such warrants, options or Convertible Securities plus (2) the price per share payable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options.

                  (ii) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (i) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the applicable Reference Price described in Sections 2.4(a) through (d) (such comparison being made with respect to the Initial Shares and each tranche of Shares issued on a Deferred Closing Date based upon whichever of Sections 2.4(a) through (d) is applicable to such tranche) or Fair Market Value Price, as applicable, the number of shares to be issued and outstanding shall be recalculated according to (i) and the number of antidilution shares issued pursuant to any of Sections 2.4(a) through (e), as the case may be, shall be recalculated and any additional resulting antidilution shares shall thereupon be issued.

                  (iii) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company theretofor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                                  ARTICLE III.

                         Representations and Warranties

3.1. Representations and Warranties of the Company.

         The Company hereby represents and warrants to the Investor that, except as otherwise disclosed in Schedule 3.1 or as disclosed in the SEC Documents (defined below):

         (a)  ORGANIZATION AND QUALIFICATION.

         Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure to qualify would have a Material Adverse Effect with respect to the Company.

         (b)  AUTHORIZATION; ENFORCEMENT.

                  The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares, the Supplemental Shares and the Warrants in accordance with the terms hereof. The execution and delivery by the Company of this Agreement, the Initial Warrant Agreement and each other Warrant Agreement to be delivered by the Company pursuant hereto and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company's board of directors and no further consent or authorization of the Company or its board or directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement, the Initial Warrant Agreement and each other Warrant Agreement to be delivered by the Company pursuant hereto constitute (or will constitute, as applicable) the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application.

         (c)  CAPITALIZATION.

         The authorized capital stock of the Company consists of (i) 3,000,000 shares of Preferred Stock, of which as of the date hereof (A) 600,000 shares are designated Class A Convertible Preferred Stock, $.01 par value per share, (B) 300,000 shares are designated Series B Preferred Stock, $0.01 par value per share, (C) 2,100,000 shares, the designation rights and preferences of which have not been determined, and (D) no shares of Preferred

Stock were issued and outstanding; (ii) 50,000,000 shares of Common Stock, of which as of October 8, 1997, 30,695,633 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3.1(c) or in the SEC Documents, there are as of the date hereof no outstanding (i) options, warrants, scrip, preemptive rights, first offer rights, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital of the Company or any of its subsidiaries, or (ii) contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue, transfer, deliver, sell, repurchase or redeem shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into or exchangeable for shares, of capital stock of the Company or any of its subsidiaries. As of the date hereof, the Company has reserved shares of Common Stock for future issuance (excluding shares reserved under this Agreement) as further described in Schedule 3.1(c). Except as set forth in Schedule 3.1(c), the Company has not as of the date hereof granted or agreed to grant any registration rights with respect to any class of its equity securities to any Person. Except as set forth in Schedule 3.1(c), there are as of the date hereof no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company, and the Company is not aware of any other voting trusts, agreements or understandings with respect to the voting of its capital stock. Except as set forth in Schedule 3.1(c), the issuance of the Initial Shares and the Initial Warrant Shares (assuming the Initial Warrant Shares were issued on the Initial Closing Date) to the Investor pursuant to the provisions of this Agreement and the Warrant Agreement, respectively, will not be subject to any right of first refusal or preemptive rights or any anti-dilution protections given by the Company to any Person (including, without limitation, any stockholder, lender, warrant-holder, lessor and/or licensor). Since January 1, 1997 and as of the date hereof, the Company has not entered into any contract or agreement regarding any equity financings except as set forth on Schedule 2.4(f)(i)(A)(C). The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles of Incorporation") and the Company's By-laws, as in effect on the date hereof (the "By-laws").

         (d)  VALIDITY OF SHARES.

         The Initial Shares, and the shares of Common Stock issuable upon exercise of the Initial Warrants (the "Warrant Shares"), respectively, have been duly authorized and reserved for issuance and, upon their issuance in accordance with the terms of this Agreement or the Warrant Agreement, respectively, will be validly issued, fully paid and nonassessable.

         (e)  NO CONFLICTS.

         Except as set forth on Schedule 3.1(e) hereto, the execution, delivery and performance by the Company of this Agreement, the Initial Warrant Agreement and each other Warrant Agreement executed by the Company pursuant hereto and the consummation by the Company of the transactions contemplated hereby and thereby do not (i) result in a violation of the Company's Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with material notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, material indenture or material instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, in the case of subclause (ii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). No action, suit, dispute or proceeding is pending or, to the best knowledge of the Company, threatened against the Company which, if adversely determined, would prevent the Company from carrying out its obligations under this Agreement. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect with respect to the Company. Except as contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under the Agreement or any Warrant Agreement or issue the Shares and the Warrants and sell the Shares and Warrants in accordance with the terms hereof and thereof, as applicable.

         (f)  SEC DOCUMENTS, FINANCIAL STATEMENTS.

         Since September 30, 1995, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all filings with the SEC since such date through the date of this Agreement are hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g)  ABSENCE OF CHANGES.

         Between July 31, 1997 and the date hereof, no event which has had a Material Adverse Effect has occurred or to the knowledge of the Company exists, regarding the Company.

         (h)  AMENDMENT OF RIGHTS AGREEMENT.

         That certain First Amendment to Rights Agreement attached hereto as Exhibit G, and that certain Second Amendment to Rights Agreement attached hereto as Exhibit H, each amending that certain Rights Agreement dated April 8, 1996 (the "Rights Agreement"), has been duly and validly executed and delivered by each of the Company and the Rights Agent (as defined in the Rights Agreement).

         (i)  BOARD APPROVAL OF INVESTMENTS.

         The investments contemplated herein to be made by the Investor have been approved by a committee of disinterested members of the Company's board of directors in accordance with the provisions of Section 302A.673 of the Minnesota Business Corporations Act.

         (j)  LIABILITIES.

         The Company has no Liabilities except as set forth in Schedule 3.1(j) and further excepting as follows:

                  (i) Those Liabilities disclosed in the SEC Documents; or

                  (ii) Those Liabilities incurred by the Company in the ordinary course of business since April 30, 1997, none of which individually or in the aggregate had or will have a Material Adverse Effect on the business of the Company or its property, assets, financial condition, earnings, profits or prospects.

         (k)  LITIGATION.

         Except as set forth in Schedule 3.1(k), there are no lawsuits, actions or proceedings pending or, to the knowledge of the Company, threatened, against the Company which, if decided adversely, are reasonably expected to have a Material Adverse Effect with respect to the Company. Except as described on Schedule 3.1(k), no judgment, order, writ, injunction, decree or award has been issued by any court, arbitrator or Governmental Authority which is reasonably expected to result in a Material Adverse Effect.

         (l)  DISCLAIMER.

         The Company shall not be deemed to have made to the Investor any representation or warranty other than as expressly made by the Company in this
Section 3.1. Without limiting the generality of the foregoing, and without prejudice to any express representations and warranties made by the Company in this Section 3.1, the Company makes no representation or warranty to the Investor with regard to any issues related to Intellectual Property Rights, projections, estimates or budgets or other matters previously delivered to or made available to the Investor with respect to future revenues, expenses, expenditures or future results of operations. Nothing in this Section 3.1(l) shall limit any remedy that may be available to Investor pursuant to Rule 10b-5 under the Exchange Act or under similar state securities law statutes.

3.2.  Representations and Warranties of Investor.

         The Investor hereby makes the following representations and warranties to the Company:

         (a)  AUTHORIZATION; ENFORCEMENT.

                  The Investor has the requisite corporate power and authority to enter into and perform the Agreement. The execution and delivery of the Agreement by the Investor and the consummation by the Investor of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor or its directors or stockholders is required. The Agreement has been duly authorized, executed and delivered by the Investor. The Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (b)  PRESENT OWNERSHIP.

         Other than the Shares and the Warrants to be acquired pursuant to this Agreement, the Investor does not Beneficially Own any securities issued by the Company.

         (c)  NO CONFLICTS.

         Except as set forth on Schedule 3.2(c) hereto, the execution, delivery and performance of the Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with material notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, material indenture or material instrument to which the Investor or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor, any of its subsidiaries or by which any property or asset of the Investor or any of its subsidiaries is bound or affected (except in the case of subclause (ii) for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Investor or materially impair the Investor's ability to perform its obligations under the Agreement). No action, suit, dispute or proceeding is pending or, to the best knowledge of the Investor, threatened against the Investor which, if adversely determined, would prevent the Investor from carrying out its obligations under this Agreement. Except as contemplated by this Agreement, the Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Agreement or purchase the Shares and the Warrants in accordance with the terms hereof.

         (d)  INVESTMENT REPRESENTATION.

         The Investor understands and acknowledges that none of the Shares or shares underlying the Warrants have been registered or qualified under the federal or applicable state securities laws and the Shares and the Warrants are being sold to and purchased by the Investor in reliance upon applicable exemptions from such registration and qualification requirements. The Investor is an "Accredited Investor" within the meaning of the federal securities laws and acknowledges that it has been furnished with access to, and has been afforded access to, and afforded the opportunity to ask questions and receive answers concerning such information pertaining to the Shares, the Warrants, the Company, and its assets and liabilities as it deemed necessary to decide whether to purchase the Shares and the Warrants pursuant to the terms of this Agreement. The Shares and the Warrants will be acquired by the Investor for investment only and not with a view to any public distribution thereof. The Investor understands that the Shares and the Warrants are "restricted securities" within the meaning of the federal securities laws. The Investor agrees that it will not offer to sell or otherwise dispose of any of the Shares or the Warrants in violation of the registration and qualification requirements of the federal and applicable state securities laws. All certificates to be delivered at the Initial Closing, the Second Investment Closing, the Third Investment Closing and the Fourth Investment Closing, as applicable, evidencing the Shares and the Warrants will contain appropriate legends incorporating any applicable securities laws restrictions.

         (e)  DISCLAIMER

         The Investor shall not be deemed to have made to the Company any representation or warranty other than as expressly made by the Investor in this
Section 3.2. Without limiting the generality of the foregoing, and without prejudice to any express representations and warranties made by the Investor in this Section 3.2, the Investor makes no representation or warranty to the Company with regard to any issues related to Intellectual Property Rights, projections, estimates or budgets or other matters previously delivered to or made available to the Company with respect to future revenues, expenses, expenditures or future results of operations. Nothing in this Section 3.2(e) shall limit any remedy that may be available to Company pursuant to Applicable Law.


                                   ARTICLE IV.

                                    Covenants

4.1. Covenants of the Company.

         (a)  NO INTERFERENCE.

         The Company understands that, subject to the limitations set forth in
Section 4.2 hereof, from and after the Revised Standstill Date, the Investor may seek to acquire additional Voting Securities from time to time from Persons other than the Company, in open-market transactions or otherwise. The Company agrees that it shall not take any action to interfere with any acquisition by the Investor of additional Voting Securities or any attempt by the Investor to acquire additional Voting Securities from Persons other than the Company, so long as such acquisition would be in compliance with all provisions of this Agreement, including without limitation Sections 4.2(b)(ii) and Section 2.3.

         (b)  USE OF PROCEEDS.

         The Company shall use the proceeds (the "Proceeds") from each of the Initial Purchase Price, the Second Investment Purchase Price, the Third Investment Purchase Price and the Fourth Investment Purchase Price, as applicable, to develop, manufacture and market the Products, including without limitation: (i) the expansion of clinical trials; (ii) the process of obtaining all required United States regulatory approvals; (iii) research and development; and (iv) development of a joint sales force with the Investor with respect to the Joint Venture to be established pursuant the U.S. Joint Venture Agreement. The Company may also use the Proceeds to purchase equity interests in other Persons where necessary to acquire access to technology which would be useful in developing the Company's products.

         (c)  BOARD REPRESENTATION.

         The Company hereby agrees that, until the Investor's Rights Termination Date occurs, the Investor shall have the right to designate, at any time from and after the Initial Closing Date, one nominee to serve upon appointment or election as a member of the Company's board of directors, provided that the individual so designated is reasonably acceptable to the Company. In the event that the Investor chooses a nominee to serve as a member of the board of directors as aforesaid the Company agrees (i) to nominate such individual as one of management's nominees at each regularly scheduled annual stockholders meeting or any special meeting of stockholders at which the election of directors shall take place, to recommend to the stockholders at such meeting such individual's election to the board of directors and otherwise to use its Best Efforts to cause the election of such individual, (ii) if requested by the Investor, and subject to the fiduciary duties of the board of directors and compliance with the Company's Articles of Incorporation and Bylaws, promptly to appoint such individual to the board of directors during any interim period between the date of the Investor's initial request and such next stockholders meeting and (iii) to the extent necessary, at or prior to the election or appointment of such individual pursuant to this Section 4.1(c), to increase the current size of the board of directors (to the extent necessary) to permit such appointment or election.

         (d)  SHAREHOLDER APPROVAL OF ADDITIONAL SHARES.

         As of the Closing Date, (i) the Company shall have a sufficient number of authorized but unissued shares of Common Stock to satisfy the issuance of the Initial Shares and the Initial Warrant Shares and (ii) shall have reserved 5,000,000 shares of Common Stock for issuance at the Supplemental Closing and at the Deferred Closings, or upon exercise of Warrants to be issued at the Deferred Closings or Supplemental Closing. At any time prior to obtaining an increase in the Company's authorized shares of Common Stock by means of an amendment to its Articles of Incorporation, the Company may, upon written notice to the Investor, release up to 2,000,000 shares of the Common Stock at any time so reserved for issuance (i) if necessary to enable the Company to complete a financing involving the sale of Voting Securities or Company Securities for cash, and (ii) provided that at least an equal number of shares have been released from the 6,000,000 shares originally reserved for issuance under that certain Common Stock Investment Agreement between Promethean Investment Group L.L.C. and the Company dated as of September 2, 1997, as amended. If the Company invokes the release of up to such 2,000,000 shares, and the Company subsequently increases its authorized shares of Common Stock by at least 10,000,000 shares, (i) the Company shall again reserve a number of shares for the benefit of the Investor equal to the shares previously released and (ii) to the extent that the average Quoted Price for the fifteen (15) trading days ending two days prior to the date of the Company's stockholder meeting at which the increase in the Company's authorized shares is approved is less than $4.00, the Company shall reserve an additional 1,000,000 shares of Common Stock for issuance at the Supplemental Closing and at the Deferred Closings, or upon exercise of Warrants to be issued at the Deferred Closings or Supplemental Closing.

         If on or prior to any Deferred Closing Date, the Supplemental Closing Date or in connection with any other issuance or grant of shares of Common Stock to the Investor hereunder, the Company does not have a sufficient number of authorized but unissued shares of Common Stock to cover the Shares and Warrants issuable on such Deferred Closing Date, the Supplemental Closing Date or in connection with any other issuance or grant of shares of Common Stock to the Investor hereunder, the Company shall use its Best Efforts to cause an increase in the number of authorized but unissued shares of Common Stock to satisfy its obligations in connection with such Deferred Closing, the Supplemental Closing Date or in connection with any other issuance or grant of shares of Common Stock to the Investor hereunder, including by proposing an appropriate amendment to the Company's Articles of Incorporation at the next regularly scheduled annual shareholders meeting and recommending the approval of such amendment by the stockholders. Without limiting the foregoing, within one hundred twenty (120) days of the Initial Closing Date, the Company shall cause to be convened a special meeting of its stockholders and shall include a proposal at such meeting to increase the number of its shares of authorized Common Stock by at least 10,000,000 shares and shall seek stockholder approval of such proposal. Notwithstanding anything to the contrary herein, if, after using its Best Efforts, the Company is unable to obtain any necessary stockholder approval to satisfy its obligations to deliver shares of Common Stock with respect to a Deferred Closing or the Supplemental Closing, (i) then the Investor shall thereafter have the right to purchase, in open-market transactions or otherwise, an aggregate amount of shares of Common Stock equal to the number of Shares, and shares of Common Stock underlying the respective Warrants, which the Investor would have had a right to purchase pursuant to such Deferred Closing or Supplemental Closing, and (ii) the Investor's obligation to purchase Shares and Warrants (and its right pursuant to the preceding clause (i)) shall expire six months after the date that Deferred Closing would otherwise have occurred but for the failure of the Company to have sufficient authorized shares of Common Stock.

         (e)  CERTAIN TRADING ACTIVITIES.

         The Company and its Affiliates will not purchase or otherwise acquire any shares of Common Stock (A) at any time during the period in which the First Anniversary Market Price is calculated pursuant to Section 2.1(e)(i) or (B), upon delivery of written notice to the Investor that the Company reasonably believes that the period for calculating a Deferred Market Price with respect to a Deferred Closing is about to commence, during the period from the date of such notice until the relevant Deferred Closing Date.

         (f)  REGULATORY APPROVALS.

         The Company will use its Best Efforts to obtain all consents, authorizations and licenses required to be obtained and make any necessary filings under the HSR Act or any other Applicable Law in connection with the transactions contemplated by this Agreement and by the Related Agreements.

         (g)  CONDUCT OF BUSINESS.

         During the period commencing on the date hereof and terminating on the Initial Closing Date, the Company agrees that:

                  (i) except as provided hereunder, no change will be made in the Articles of Incorporation or By-Laws of the Company in effect as of the date hereof; and

                  (ii) except pursuant to any of the Plans or as otherwise disclosed in Schedule 2.3(a), it will not issue, grant or sell, or authorize or propose the issuance of, or split, combine, reclassify or redeem, purchase or otherwise acquire or propose the purchase of any shares of Common Stock or any other Company Securities or issue any securities convertible into, or rights to subscribe to, or warrants or options to acquire, or enter into any arrangement or contract with respect to the issuance of any such shares of Common Stock or other Company Securities.

4.2.  Covenants of the Investor.

         (a)  REGULATORY APPROVALS.

         The Investor will use its Best Efforts to obtain all consents, authorizations and licenses required to be obtained and make any necessary filings under the HSR Act or any other Applicable Law in connection with the transactions contemplated by this Agreement and by the Related Agreements.

         (b)  STANDSTILL PROVISIONS.

                  (i) During the period commencing on the date hereof and ending on the fifth anniversary of the Initial Closing (the "Standstill Period") the Investor will not and will not permit any of its Affiliates to, alone or in concert with others directly or indirectly, except as specifically permitted by this Agreement:

                           (A) by purchase or otherwise, acquire, or agree to
                  acquire, Beneficial Ownership of any shares of Common Stock or direct or indirect rights or options to acquire such Beneficial Ownership (i) other than Voting Securities (A) acquired by the Investor pursuant to Section 2.1 (including any Supplemental Shares) or Section 2.2 or (B) which the Investor has the right to purchase in Future Financings pursuant to the provisions of Section 2.3 from and after the Initial Closing Date (the amount of shares to which the Investor is so limited is hereinafter referred to as the "Standstill Percentage") or (ii) other than Voting Securities in an amount that, together with Voting Securities Beneficially Owned by any affiliate of Investor (as defined in Rule 12b-2 under the Exchange Act, such term to have such meaning for purposes of this Section 4.2(b) only) from and after the Revised Standstill Date pursuant to Section 4.2(b)(ii) that does not exceed the Revised Standstill Percentage; provided, however, that the foregoing subsections (i) and (ii) shall not prohibit Beneficial Ownership of shares of Common Stock issued as dividends or as a result of stock splits and similar reclassifications of any Shares under this Agreement or issued pursuant to the antidilution provisions of Section 2.4;

                           (B) make, or in any way participate in, any
"solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a participant in any election contest (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock of the Company;

                           (C) form, join or in any way participate in a "group"
(as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any Company Securities, deposit any Company Securities Beneficially Owned by the Investor or its Affiliates in a voting trust or subject any Company Securities to any arrangement or agreement with respect to the voting thereof, other than a voting trust or similar arrangement to which only the Investor or the Affiliates are parties;

                           (D) enter into any discussions, negotiations,
arrangements or understandings with any third party with respect to any of the foregoing restrictions in this Section 4.2(b)(i);

                           (E) disclose to any Person or in any filing under the
Exchange Act any intention, plan or arrangement inconsistent with this Section 4.2(b) or with the restrictions on transfer set forth in Section 4.2(d); or

                           (F) act, alone or in concert with others, to seek to
control or influence in any material respect the management or policies of the Company (beyond the actions of the Investor's nominee to the board of directors of the Company pursuant to Section 4.1(c)).

                  (ii) From and after the earlier of (i) the Fourth Investment Closing Date or (ii) the second anniversary of the Initial Closing Date (the "Revised Standstill Date"), the Investor shall have the right to acquire additional shares of Common Stock through open market purchases or other purchases from other Persons in order to obtain Beneficial Ownership of up to nineteen and nine-tenths percent (19.9%) of the Common Stock (the "Revised Standstill Percentage") outstanding from time to time after the Revised Standstill Date upon compliance with the following:

                           (A) The Investor shall first deliver a written notice
of the intention to purchase shares of Common Stock to the Company which shall specify the number of shares of Common Stock (the "Specified Shares") the Investor intends to purchase (the "Purchase Offer").

                           (B) If the Company desires to sell the Specified
Shares to the Investor, then the Company must give written notice (the "Purchase Acceptance") to the

Investor within fifteen (15) business days after receipt of such Purchase Offer (the "Acceptance Period") stating its intention to sell such Specified Shares to the Investor at the Specified Share Price.

                           (C) If the Company delivers the Purchase Acceptance
to the Investor, the Company and the Investor shall each use their respective Best Efforts to secure any approvals of any Governmental Authority required in connection therewith and shall be legally obligated to consummate the purchase and sale contemplated hereby. The Closing shall take place three (3) business days after such approvals are obtained (or three (3) business days after the Purchase Acceptance if such approvals are not required). At the closing, the Investor shall purchase the Specified Shares from the Company at a price equal to the average Quoted Price for all trading days within the twenty (20) days ending two days prior to the receipt by the Company of the Purchase Offer (the "Specified Share Price") and the Company shall issue the Specified Shares to the Investor.

                           (D) In the event that the Company does not exercise
its right to accept the Purchase Offer within the Acceptance Period, the Investor shall be free, for a period of sixty (60) calendar days following the expiration of the Acceptance Period, to purchase the Specified Shares in the open market or from third parties, such purchases to be made at market prices then prevailing or as otherwise agreed by the Investor. To the extent that the Investor does not purchase any portion of the Specified Shares by the end of such sixty (60) day period, the Investor may not purchase any additional shares of Common Stock thereafter (except as otherwise provided under Sections 2.3(a) and 2.3(b)) without delivering a new Purchase Offer to the Company pursuant to this Section 4.2(b)(ii).

                           (E) The Investor's rights and obligations under this
Section 4.2(b)(ii) shall expire upon the expiration of the Standstill Period.

                  (iii) For the avoidance of doubt, if the Investor's aggregate percentage Beneficial Ownership interest in the Company is increased beyond the Standstill Percentage or the Revised Standstill Percentage, as applicable, as a result of a recapitalization of the Company, a repurchase of securities by the Company or any other action taken by the Company or its Affiliates, such increase shall not violate the provisions of this Section 4.2(b).

         (c)  NOTICE OF ACQUISITION; COMPLIANCE.

         During the Standstill Period, the Investor agrees that, prior to any time that the Investor wishes to acquire Company Securities in any open market purchase or other purchase from a Person permitted under this Section 4.2, it will give the Company notice of its intention to make such acquisition. All open market purchases of shares of Company Securities by the Investor and its Affiliates shall be made in compliance with Applicable Laws.

         (d)  TRANSFERS.

                  (i) During the Standstill Period, the Investor will not, at any time, directly or indirectly, sell or transfer, or offer to sell or transfer, any Company Securities Beneficially Owned by it, except (A) as provided in clause (ii) of this paragraph (d); (B) in transactions in compliance with Rule 144 promulgated under the Securities Act of 1933, an amended (the "Securities Act"), as such rule exists on the date hereof or as hereafter amended (or any successor or similar provision), or (C) in any other bona fide sales or transfers to any Person pursuant to an exemption from the registration requirements of the Securities Act, but only if (1) such Person, together with all such Person's Affiliates, certify to the Investor that such Person, together with such Person's affiliates and associates (as defined in the Exchange Act), would not Beneficially Own or be a member of any group that Beneficially Owns, after such sale or transfer, Voting Securities representing Beneficial Ownership of in excess of 5% of all then outstanding Voting Securities, and (2) the Investor has previously delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that any sale or transfer pursuant to this subclause (C) is exempt from registration under the Securities Act.

                  (ii) The Investor shall be permitted to sell Company Securities that are registered pursuant to an effective registration statement under the Securities Act under Article VII hereof or otherwise; provided, however, that no such sales or transfers of Company Securities may be made to any Person that the Investor, the underwriters (if any) are aware, after due inquiry, would Beneficially Own, or be a member of any group that Beneficially Owns, together with such Person's affiliates and associates, Voting Securities representing Beneficial Ownership of in excess of 5% of all then outstanding Voting Securities, immediately after such distribution.

         (e)  INVESTOR PROPOSALS.

         Notwithstanding the provisions of this Agreement, during the Standstill Period and thereafter, the Investor may make proposals to members of the Company's Board of Directors who are not employed by, or have any personal contractual relationship with, the Investor collectively, the "Disinterested Directors") to acquire additional Voting Securities (which may or may not be sufficient to give the Investor control of the Company) through tender offers, exchange offers, asset acquisitions or through other transactions which exceed the Standstill Percentage or the Revised Standstill Percentage as applicable ("Investor Acquisition Proposals"). During the Standstill Period, the Investor shall not take any action to consummate any transaction contemplated by an Investor Acquisition Proposal unless a majority of the Disinterested Directors has voted to approve such Investor Acquisition Proposal. During the Standstill Period, the Investor shall not make any announcement regarding, and shall take all reasonable measures necessary to prevent the disclosure of, any Investor Acquisition Proposal without the prior written permission of a majority of the Disinterested Directors. The provisions of this Section 4.2(e) shall not prevent or otherwise interfere with any acquisitions of Voting Securities by the Investor which are permitted under the terms of this Agreement.

         (f)  COMPANY PROPOSALS.

         Notwithstanding anything in this Section 4.2 to the contrary, in the event the Company (i) publicly announces or (ii) invites any Person other than the Investor to make a proposal, or elects to enter into negotiations with respect to, or its board of directors adopts a plan or program regarding (whether or not publicly announced): any merger, consolidation or other business combination, liquidation or recapitalization of the Company, or any sale or transfer of all or substantially all of the assets of the Company or any sale or transfer of Voting Securities representing control of the Company, then the Investor shall be permitted to participate in any such process on terms that are substantially comparable to those made available to any other participant in such process.

         (g)  EXCEPTIONS.

         Notwithstanding anything in this Section 4.2 to the contrary, in the event of any agreement between the Company and any other Person or group pursuant to which such other Person or group would, following such transaction, Beneficially Own (alone or together with its affiliates and associates 20% or more of the outstanding Common Stock (any such event being an "Acquisition Event"), the provisions of Section 4.2(b) shall terminate and have no further force and effect. In the event that the transactions contemplated in connection with the Acquisition Event are not completed, all restrictions contained in
Section 4.2(b) shall be reinstated upon 10 business days' notice to the Investor and shall remain effective until subsequently terminated.

         (h)  TENDER OFFERS.

         Notwithstanding anything in this Section 4.2 to the contrary, in the event any Person or group shall commence (i) a tender offer for or exchange offer which, if successful, would result in such Person or group Beneficially Owning, together with its or their affiliates, Company Securities representing in excess of 50% of the outstanding Voting Securities (on a Fully Diluted Basis) (a "Third Party Offer") or (ii) a bona fide proxy contest initiated with the intent of acquiring control of the Company or its Board of Directors ("Proxy Contest"), and the bidder has financing or financial commitments from responsible financial institutions sufficient to finance the cash portion of such Third Party Offer, then the provisions of this Section 4.2 shall have no force and effect so long as such Third Party Offer or Proxy Contest remains in effect.

         (i) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

         Investor has irrevocably designated Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805-1294, County of New Castle, as agent for service of process hereunder and the above named is authorized and directed to accept service of process on behalf of Investor in any suit and/or upon the request of any of the Parties hereto will enter a general appearance upon Investor's behalf in the event that such a suit shall be instituted regarding the transactions contemplated by this Agreement or the Related Agreements.

         (j) MAINTENANCE OF THE OBLIGATIONS OF AFFILIATES.

                  (i) The Investor hereby guarantees (subject to the terms and conditions hereof) the full performance and observance of all of the terms and conditions of the Related Agreements by any Affiliate of the Investor that is a party to any such Related Agreements, which guarantee obligation shall be satisfied exclusively by payment and discharge of any damages arising from the failure of an Affiliate to perform its obligations thereunder. The Investor agrees that its guarantee obligations hereunder shall not be discharged, except by the payment by the Investor of its obligations under this Section 4.2(j).

                  (ii) In the event that any such Affiliate fails to perform any of its duties and obligations under the Related Agreements, and monetary claims by the Company arising out of or with respect to such failure to perform have been finally determined (by any judgment of a court, by an arbitral award, by execution of a settlement agreement or by final resolution under the terms of the relevant Related Agreement) to be payable to the Company ("Payment Determination"), then in such case the Investor shall promptly pay over to the Company all of the amounts so determined to be due to it within 30 days after such Payment Determination if and to the extent that the relevant Affiliate shall have failed to pay such amounts within such time period.

                  (iii) The Investor agrees that it will pay and perform all obligations of such Affiliates established through any Payment Determination made as a result of any litigation, arbitration or other proceeding, even though such litigation, arbitration or any other proceeding may be appealed or is appealable by the Investor or such Affiliate. The Investor also agrees that the Company shall not be required to pursue any collection efforts or other remedies against the relevant Affiliate with respect to any Payment Determination before first proceeding against the Investor, it being understood and agreed that once a Payment Determination has been made, the Company may exercise any and all rights and remedies available to it at law or in equity in order to enforce the provisions of this Section 4.2(j).

                  (iv) The obligations of Investor under this Section 4.2(j) shall be primary obligations, and independent of any obligation of the Investor's Affiliates; provided, however, Investor's obligations under this Agreement are subject to any defense which its Affiliates are permitted to assert excluding any Bankruptcy or related defenses as follows:

                           (A) The obligations contained in this Section 4.2(j)
shall continue to be effective if any obligations of Investor's Affiliates are rescinded or nullified, or any payment made thereby must otherwise be restored or returned to such Investor's Affiliate, or any trustee, receiver, custodian, liquidator or other similar officer of either of them (and is so returned) upon the Bankruptcy of such Investor's Affiliate or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such Investor's Affiliate in connection with such

Bankruptcy. In the event of such an occurrence, or in the event payment by such Investor's Affiliate shall be prevented by reason of the pendency of a case or proceeding against such Investor's Affiliate under a bankruptcy or insolvency law, Investor shall be obligated to comply with the requirements of Section 4.3(c).

                           (B) The obligations contained in this Section 4.2(j)
shall continue to be effective notwithstanding any other provision hereof or any amendment or modification of this Agreement or any of the Related Agreements, or any assignment or any rejection thereof which may occur in any Bankruptcy or proceeding concerning any of Investor's Affiliates, whether permanent or temporary, and whether or not assented to by any of the Parties to this Agreement or any of the Related Agreements. The Investor shall be obligated hereunder to pay and discharge the obligations hereunder and thereunder in accordance with the terms of the Payment Determination under this Agreement and the Related Agreement, as applicable, in effect on the date hereof, as the same may be amended from time to time.

                           (C) Without notice to or further assent from the
Investor, any of the terms and conditions respecting the duties and obligations of any of its Affiliates under the Related Agreements may be waived or modified in writing by such Affiliates and the Company, and the time of payment of any amount due or the time of performance of any obligation of such Affiliates may be compromised, settled or extended in writing by such Affiliates and the Company. The obligations of the Investor hereunder shall not be discharged or impaired or otherwise affected by (i) any extension or renewal of any Related Agreement or any obligations of such Affiliates thereunder, without notice or further assent from the Investor; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of any Related Agreement; (iii) any permitted assignment or delegation by the Company, its successors and assigns, of its rights and obligations under any Related Agreement; or (iv) any other act or thing which may or might in any manner or to any extent vary the risk of the Investor or which would otherwise operate as a discharge of the Investor as a matter of law.

                  (v) The Company shall be entitled to recover from the Investor all costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by the Company in connection with the enforcement of this Section 4.2(j) against the Investor, or the Affiliate, and all actions or proceedings, in any way, manner or respect arising out of or relating to the enforcement by the Company of its rights under this Section 4.2(j).

         (k)  CERTAIN TRADING ACTIVITIES.

         The Investor and its Affiliates will not sell any Shares (A) at any time during the period in which the First Anniversary Market Price is calculated pursuant to Section 2.1(e)(i) or (B), upon receipt of written notice from the Company that it reasonably believes that the period for calculating a Deferred Market Price with respect to a Deferred

Closing is about to commence, during the period from the Investor's receipt of such written notice until the relevant Deferred Closing Date.

4.3.  Mutual Covenants.

         (a)  NONSOLICITATION.

         Unless otherwise agreed in writing, for a period commencing on the Initial Closing Date and ending on the date of termination of the U.S. Joint Venture Agreement, each of the Investor and the Company agrees not to solicit, and to cause its Affiliates (other than the Joint Venture) not to solicit, for hire any employees of the other Party ("Restricted Employees"). The phrase "solicit for hire" shall not include general advertisements or other similar solicitations that are not specifically directed at such Restricted Employees, or solicitations directed at any Restricted Employee whose employment with the nonsoliciting Party has terminated through no actions on the part of the soliciting party.

         (b)  TERMINATION.

         This Agreement may be terminated prior to the Initial Closing Date (i) by mutual written consent of the Company and the Investor and (ii) by either Party if the conditions for such Party set forth in Section 2.1(c) or (d), as applicable, shall not have been satisfied within one hundred eighty (180) days of the date hereof. If this Agreement is terminated, all further obligations of the Parties under this Agreement shall terminate; provided, however, that the Company and the Investor shall, in all events, remain bound by and continue to be subject to the applicable provisions set forth in Article VIII.

         (c)  JOINT VENTURE LIABILITIES.

                  It is the agreement of the Parties that Joint Venture Liabilities (as hereinafter defined) not be shared unequally by the parties to the U.S. Joint Venture Agreement or their respective Affiliates. If at any time either Party or any of its Affiliates (a "Party Group") incurs or pays, in a manner that is not in breach of the U.S. Joint Venture Agreement, any Liabilities of the Joint Venture (other than Liabilities for which either Party or its Affiliates is required to indemnify the Joint Venture pursuant to the provisions of the U.S. Joint Venture Agreement and the Related Agreements) (the "Joint Venture Liabilities"), and the amount of Joint Venture Liabilities in aggregate paid or otherwise satisfied by one Party Group exceeds amounts paid or otherwise satisfied by the other Party Group, then promptly upon receipt of proof of the payment or other satisfaction of the greater proportionate Liability, the Party and its respective

Affiliates paying or otherwise satisfying lesser proportionate Joint Venture Liabilities shall pay to the other Party an amount such that after the payment each Party has shared such Joint Venture Liabilities equally, together with interest at the prime rate calculated from the date of the original payment until the day of the equalizing payment; provided that: (i) if any such sharing is made and subsequently one Party Group pays or otherwise satisfies additional Joint Venture Liabilities or is discharged from Joint Venture Liabilities used in the calculation of the amount to be shared, the obligations of each Party and its respective Affiliates to share such Joint Venture Liabilities shall be recalculated and appropriate payments made, together with interest at the prime rate calculated from the date of the original payment until the day of the adjustment payment so that each Party Group will have shared the total Liabilities of such Joint Venture Liabilities equally. The obligations set forth in this Section 4.3(c) shall be subject to the condition that the Party and its respective Affiliates claiming a right to receive payments pursuant to this
Section 4.3(c) shall have conducted their activities in compliance with Section 4.3(d).

         (d)  OBSERVANCE OF SEPARATE ENTITY FORMALITIES.

         The Parties shall cause, or cause their Affiliates to cause, the Joint Venture to establish and comply with a set of financial, accounting and corporate policies that (A) observe its character as a separate legal entity from each of the Investor, the Company and their respective Affiliates, (B) are similar to those generally established by companies comparable to the Joint Venture, and (C) are reasonably satisfactory to the Investor and the Company. Areas to be addressed by these policies shall include (without limitation):

                  (i) cash management policies and cash investment guidelines which shall be on terms and conditions established comparable to those that would apply in an arms' length transaction, including that all funds are accounted for separately unless otherwise agreed to by the Parties;

                  (ii) levels of authorization and approval by management and the Board of Directors of the Joint Venture for purchases, contracts, check signing, wire transfers and capital commitments;

                  (iii) normal accounting procedures in accordance with generally accepted accounting principles consistently applied including accrual and recognition of expenses, depreciation, revenue recognition; and

                  (iv) observing all other required formalities of Applicable Laws for a limited liability company, including holding any required meetings of its managing board or other governing body, as well as meetings of holders of its membership interests, in each case in accordance with the U.S. Joint Venture Agreement.

         (e)  THIRD PARTY LICENSE AGREEMENTS.

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXX Each Party will use its Best Efforts to assist and cooperate with the other Party in any disputes under any Third Party License Agreement regarding the applicability of any rights set forth in any such Third Party License Agreement that inure to the benefit of the other Party or its Affiliates in connection with the transactions contemplated by this Agreement or any Related Agreement; provided that such cooperation shall be at the sole expense of the other Party and the first Party shall not be required to initiate or become a party to any litigation in connection therewith.


                                   ARTICLE V.

                              Additional Agreements

5.1.  Indemnification.

         (a) The Company agrees to indemnify, defend and hold the Investor harmless from and against any demand, liability, loss, deficiency, damage, cost or expense (including reasonable legal and accounting fees and expenses) to the Investor arising out of any breach of any representation or warranty of the Company or any nonfulfillment of any covenant or agreement of the Company contained herein. The Investor shall not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 5.1(a) as to which notice shall not have been given by the Investor to the Company prior to expiration of the relevant representation and warranty pursuant to Section 8.3.

         (b) The Investor agrees to indemnify, defend and hold the Company harmless from and against any demand, liability, loss, deficiency, damage, cost or expense (including reasonable legal and accounting fees and expenses) to the Company arising out of any breach of any representation or warranty of the Company or any nonfulfillment of any covenant or agreement of the Investor contained herein. The Company shall not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 5.1(b) as to which notice shall not have been given by the Company to the Investor prior to expiration of the relevant representation and warranty pursuant to Section 8.3.

         (c) If a Party seeks indemnification hereunder for a matter that involves a claim by a third party, the Party seeking indemnification (an "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") of and shall provide reasonable information and details concerning the nature of such claim. Indemnitor shall, to the extent applicable, have the right to assume the defense at its expense of all third party claims and shall pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third party claims, provided that (i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim;
(ii) the Indemnitor controls the defense of the third party claim on behalf of all Parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if outside counsel to the Indemnitee reasonably advises the Indemnitee and the Indemnitor in a written opinion that such joint representation raises a potential conflict of interest as between the Indemnitee and the Indemnitor (other than regarding the right to indemnification under this Agreement), then the Indemnitee shall have the right to retain separate counsel to represent its interests in such third party claim and the reasonable costs, fees and expenses thereof shall be borne equally by the Indemnitee and the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its Best Efforts to cooperate with the Indemnitor in defending such third party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor's expense in accordance with Applicable Law. The Parties' indemnity obligations under this Section 5.1 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Section 5.1, but not any liability that it may have to the Indemnitee otherwise than under this Section 5.1.

5.2.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5.3.  XXXXXXXXXXXXXXXXXXXXXXXXX.

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5.4.  Distribution Agreements.

         During the term of the U.S. Joint Venture Agreement, and at the option of the Company, the Investor agrees to cause one of its Affiliates to enter into a distribution agreement with the Company for Cardiac Stimulation Devices for the countries of Canada, Mexico, and those countries in Latin America as agreed in writing by the Parties. Such distribution agreement shall be on terms and conditions which shall be the same (except as otherwise mutually agreed by the Parties) as the terms and conditions of the Manufacturing and Supply Agreement.

5.5.  Third Party Financing.

         Subject to any rights of the Investor under Sections 2.3(a) and 2.3
(b), the Investor agrees that the Company has the right to complete third party financings after the date hereof including financings involving the issuance of equity securities of the Company.

                                   ARTICLE VI.

              Deferred Closing and Supplemental Closing Conditions

6.1.  Investor Conditions.

         The Investor's obligation to consummate the transactions contemplated by this Agreement at any Deferred Closing or the Supplemental Closing are conditioned upon the occurrence of the following (with any of such conditions being waivable by the Investor upon written notice to the Company) prior to the applicable Deferred Closing Date or Supplemental Closing Date:

         (a) No statute, rule or regulation shall have been promulgated or enacted which would make the actions to be taken at such Deferred Closing or the Supplemental Closing illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or Governmental Authority, which restrains, enjoins or otherwise prohibits the consummation of the actions to be taken at such Deferred Closing or the Supplemental Closing, and no action, suit or proceeding before any court or Governmental Authority shall have been instituted by any Governmental Authority (or threatened by any Governmental Authority), and no investigation by any Governmental Authority shall have been commenced and be continuing, with respect to the actions to be taken at such Deferred Closing or the Supplemental Closing.

         (b) Any consents, approvals, exemptions or authorizations of any Governmental Authorities that are required in connection with the actions to be taken at such Deferred Closing or the Supplemental Closing and all required filings and the expiration of all applicable waiting periods under the HSR Act shall have been obtained and shall be in full force and effect.

         (c) On the Deferred Closing Date, the Common Stock shall be duly registered under the Exchange Act and listed on Nasdaq, the NASDAQ National Market, the NASDAQ Small Cap Market or any national securities exchange.

         (d) There shall have been no event of Bankruptcy with respect to the Company or its assets.

         (e) The representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(d) (solely with respect to Shares and Warrants to be acquired pursuant to the applicable Deferred Closing or the Supplemental Closing) and 3.1(e) (only with regard to the representation that the transactions contemplated by such Deferred Closing or the Supplemental Closing do not result in a violation of the Company's Articles of Incorporation or By-laws and the representation set forth in subsection (ii) of the first sentence of such Section 3.1(e), solely with respect to the existence of any preemptive rights exercisable by a Person) shall be true and correct in all material respects as of the Deferred Closing or the Supplemental Closing Date, to the extent applicable, as though made on such date, and the Investor shall have been provided with a certificate of an officer of the Company to such effect.

         (f) Any shareholder approval of additional authorized but unissued shares of Common Stock that may be necessary to enable the Company to issue or reserve for issuance all (and not less than all) of the shares of Common Stock and related Warrants that the Investor has the right to purchase at such Deferred Closing or Supplemental Closing shall have been obtained and the related amendment to the Company's Articles of Incorporation shall have been filed and become effective. The Company shall have reserved for issuance all shares of Common Stock issuable upon exercise of the Warrants issued at such Deferred Closing or Supplemental Closing, as the case may be.

6.2.  Company Conditions.

         The Company's obligation to consummate the transactions contemplated by this Agreement at any Deferred Closing or the Supplemental Closing are conditioned upon the occurrence of the following (with any of such conditions being waivable by the Company upon written notice to the Investor) prior to the applicable Deferred Closing Date or Supplemental Closing Date:

         (a) No statute, rule or regulation shall have been promulgated or enacted which would make the actions to be taken at such Deferred Closing illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or Governmental Authority, which restrains, enjoins or otherwise prohibits the consummation of the actions to be taken at such Deferred Closing, and no action, suit or proceeding, before any court or Governmental Authority shall have been instituted by any Governmental Authority (or threatened by any Governmental Authority), and no investigation by any Governmental Authority shall have been commenced and be continuing, with respect to the actions to be taken at such Deferred Closing.

         (b) Any consents, approvals, exemptions or authorizations of any Governmental Authorities that are required in connection with the actions to be taken at such Deferred Closing and all required filings and the expiration of all applicable waiting periods under the HSR Act shall have been obtained and shall be in full force and effect.


                                  ARTICLE VII.

                               Registration Rights

7.1.  Definitions.

         "Holder" means the Investor and any transferee of the Investor so long as such transferee Beneficially Owns not less than 100,000 shares of Common Stock. For purposes of this Agreement, the Company may deem and treat the registered holder of a

Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

         "Registrable Securities" shall mean each of the following that are then held by a Holder: (a) the Shares, (b) any Common Stock to which Holders of the Warrants are entitled upon exercise of the Warrants, (c) all shares of Common Stock issued to or acquired by the Investor pursuant to Sections 2.1, 2.2, 2.3,
2.4 or 4.2(b)(ii) of this Agreement and (d) any equity securities issued or issuable in respect of the Shares or the Warrants referred to in clause (a), (b) and (c) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or liquidation, and any equity securities issued pursuant to any other pro rata distribution with regard to the Shares or the Warrants. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (A) it has been effectively registered under the Securities Act and sold or distributed in accordance with an effective registration statement covering it, or (B) it is sold or distributed pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

7.2.  Demand Registration.

         (a) Subject to the terms and conditions set forth in this Article VII, if, at any time the Company shall receive a written request from one or more Holders to register not less than 25% of the total outstanding Registrable Securities held by all such Holders, and such notice requests registration under the Securities Act of such Registrable Securities by the Company, the Company shall use its Best Efforts to cause such the Registrable Securities identified in such notice to be registered as soon as reasonably practicable, on such appropriate form as the Company in its discretion shall determine, so as to permit the sale thereof pursuant to an underwritten offering; provided, however, that such requests shall express the present intention of the Holders to offer or cause the offering of such Registrable Securities for distribution.

                  The Company's obligation to use its Best Efforts to cause Registrable Securities to be registered in accordance with this Section 7.2(a) is subject to each of the following limitations, conditions and qualifications:

                  (i) The Company shall not be required to register any Registrable Securities which amount the Holder is able to qualify for sale under Rule 144 or otherwise within a three-month period, or under a comparable rule or regulation, provided that the Company shall be required to register all Registrable Securities in excess of such amount so qualified under Rule 144 or otherwise.

                  (ii) If the Company shall have previously given notice of a registration (other than a registration statement on Form S-4 or S-8 or similar form) to the Holders pursuant to Section 7.3, then the Company shall not be required to effect any registration requested pursuant to Section 7.2(a) for a period of 90 days from the date of such prior notice; provided, however, that if the registration which was filed in connection therewith becomes effective within such 90-day period, such 90-day period shall be extended for such period (not to exceed 45 days after the effective date of such registration statement) as may be required pursuant to the terms and conditions of any underwriting agreement entered into in connection with such proposed registration.

                  (iii) The Company may postpone for a reasonable period of time, not to exceed 120 days, the filing or the effectiveness of a registration required pursuant to Section 7.2(a) if the Board of Directors of the Company in good faith determines that (A) such registration right may have a Material Adverse Effect on any plan or proposal by the Company or any of its subsidiaries with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company; provided, however, that, the Company shall not have the right to obtain such a postponement more than once in any 365-day period; and provided, further, that as soon as the conditions permitting such delay no longer apply, the Company shall give notice of that fact to the Holders, and shall proceed with the registration unless the Holders shall have elected, at any time prior to the close of business on the fifth business day after the Company has so notified the Holders, to withdraw their request for registration, and such withdrawn request shall not constitute a request hereunder.

                  (iv) The Company shall not be required to effect any registration pursuant to Section 7.2(a) unless such registration relates to Company Securities representing at least 25% of the Registrable Securities held by all Holders.

                  (v) The obligation of the Company to register Registrable Securities pursuant to Section 7.2(a) shall expire after four registration statements (which may consist of (i) no more than two S-1 registration statements and (ii) up to four S-3 registration statements) filed by reason of a request pursuant to Section 7.2(a) shall have become effective.

                  (vi) The Company shall maintain the effectiveness of any registration statement filed pursuant to this Section 7.2 for such period up to ninety (90) days as may be requested by the Holders in their demand request. Any obligation of the Company to register Registrable Securities under this Section
7.2 shall be deemed satisfied when a registration statement covering such shares has been declared effective and has remained effective for the period specified above.

         (b) The Company may elect to include in any registration requested pursuant to Section 7.2(a) any additional Company Securities which it shall determine so to include and the consent of the Holders shall not be required with respect thereto. Notwithstanding the foregoing, if the managing underwriter for such registration shall advise the Company in writing that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company shall not have the right to include any additional Company Securities in such registration unless and until all Registrable Securities covered by the demand notice submitted by the Investor have been included in such registration. For purposes of this Section 7.2(b), additional Company Securities sought to be included in any demand registration by the Company shall include any securities proposed to be sold by the Company for its own account.

7.3.  Incidental Registration.

         Subject to the terms and conditions set forth in this Article VII, if the Company proposes at any time to register any Company Securities (the "Initially Proposed Securities") under the Securities Act for sale (other than a registration statement required to be filed in respect of the Plans or relating to acquisitions), whether or not for its own account, pursuant to an underwritten offering, the Company will promptly give written notice to the Holders of its intention to effect such a registration (which notice shall specify, to the extent known, the proposed offering price, the number of Company Securities proposed to be registered and the distribution arrangements, including indemnification of underwriters), and any Holder shall be entitled to include in such registration statement, as a part of such underwritten offering, such Registrable Securities (the "Holder Securities") to be sold for the account of such Holders (on the same terms and conditions as the Initially Proposed Securities ) as shall be specified in a request in writing (complying with the requirements for a request set forth in Section 7.2(a)) delivered to the Company within 5 days after the date upon which the Company gave the aforementioned notice.

                  The Company's obligation to include Holder Securities in a registration statement pursuant to this Section 7.3 is subject to each of the following limitations, conditions and qualifications:

                  (i) The Company shall not be required to register any Holder Securities which amount the Holder is able to qualify for sale under Rule 144 or otherwise within a three month period, or under a comparable rule or regulation, provided that the Company shall be required to register all Holder Securities in excess of such amount so qualified under Rule 144 or otherwise.

                  (ii) If any Holder shall submit a request for registration of Holder Securities pursuant to this Section 7.3, the Company shall use Best Efforts to effect the registration under the Securities Act of all Holder Securities that the Company has been so requested to register, subject to the terms and conditions of this Agreement.

                  (iii) If, at any time after giving such written notice of its intention to effect a registration pursuant to this Section 7.3 and prior to the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holders and thereupon it shall be relieved of its obligation to use any efforts to register any Holder Securities in connection with such aborted registration.

                  (iv) If, in the opinion of the managing underwriter(s) of such offering, the distribution of all or a specified portion of the Holder Securities would materially interfere with the registration and sale, in accordance with the intended method thereof, of the Initially Proposed Securities, then the number of Holder Securities and Company Securities to be registered on behalf of any Person (other than the Company) entitled to exercise incidental registration rights with respect to such registration ("Other Holders") to be included in such registration statement shall first be reduced pro rata among the Holders on the basis of the number of Securities that each such Holder requested be included, followed by a pro rata reduction among Other Holders on the same terms, to such number, if any, that, in the opinion of such managing underwriter(s), can be included without such interference. If, as a result of the cutback provisions of the preceding sentence, any Holder is not entitled to include all of the Holder Securities in such registration that such Holder requested be so included, such Holder may elect to withdraw its request to include such Holder Securities in such registration (a "Withdrawal Election"); provided, that a Withdrawal Election shall be irrevocable and Holder shall no longer have any right to include any Holder Securities in the registration as to which such Withdrawal Election was made.

                  (v) As a condition to Holder's right to include Holder Securities in a registration pursuant to this Section 7.3, Holder shall, if requested by the Company or the managing underwriter(s) in connection with such registration and distribution, (i) agree to sell the Holder Securities on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents which are customary in similar transactions and required under the terms of such underwriting arrangements.

                  (vi) If any Holder disapproves of the terms of any such registration, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).

7.4.  Registration Procedures.

         (a) Whenever the Company is required to use its Best Efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 7.2(a) or the Company determines to effect any registration in which Holder Securities are to be included pursuant to Section 7.3 (such Registrable Securities and Holder Securities being hereinafter referred to as "Subject Securities"), the Company will use its Best Efforts to effect the registration and sale of the Subject Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

                  (i) furnish the Holders of Subject Securities, without charge, such number of copies of the prospectus included in a registration statement (including each preliminary prospectus), and such other documents, as such Holder may reasonably request;

                  (ii) use its Best Efforts to register or qualify the Subject Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Securities covered by such registration statement in accordance with the plan of distribution, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any such jurisdiction wherein it is not so subject or (C) consent to general service of process in any such jurisdiction or otherwise take any action that may subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

                  (iii) otherwise use its Best Efforts to comply with all applicable rules and regulations of the SEC;

                  (iv) immediately notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the Company, in its sole judgment, becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of Holder, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of the securities covered thereby, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (v) after a registration statement pursuant to Section 7.2 of this Agreement is filed with the SEC, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of ninety (90) days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder(s) set forth in such registration statement; and

                  (vi) execute and deliver all instruments and documents (including an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as are customary in underwritten public offerings.

         (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials regarding the Holder and the plan of distribution and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

         (c) In connection with a registration pursuant to Section 7.2 involves an underwritten offering, and in connection with any registration by the Company of Company Securities for sale for its own account pursuant to Section 7.3, each Holder agrees, whether or not any of such Holder's Registrable Securities are included in such registration, not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Company Securities which are similar to the securities included in such registration (other than as part of such underwritten offering), without the consent of the managing underwriter, for a period of 90 days after the date a request for registration is made pursuant
Section 7.2(a) or the date the Company notifies the Holders of its intent to register such Company Securities pursuant to Section 7.3, as the case may be; provided, however, that if the registration statement filed in connection therewith becomes effective within such 90-day period, such 90-day period shall be extended for such period (not to exceed 45 days after the date such registration statement is declared effective) as may be required pursuant to the terms and conditions of any underwriting agreement entered into in connection with such proposed registration.

         (d) In connection with a registration effected pursuant to Section 7.2 involving an underwritten offering, the Company agrees not to effect any public offering of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during a period commencing on the effective date of such registration and ending not more than 90 calendar days thereafter, except for such underwritten offering or in connection with any Plan or an acquisition merger or exchange offer.

         (e) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 7.2 or 7.3 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith discontinue disposition of Subject Securities pursuant to the registration statement covering the same until such Holder's receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company's expense) all copies other than permanent file copies then in such Holder's possession of the prospectus covering the Subject Securities that was in effect prior to such amendment or supplement.

         (f) The Company shall pay all out-of-pocket expenses incurred in connection with any registration statements in which Subject Securities are included pursuant to Section 7.2 or 7.3 of this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, underwriting discounts, commissions and expenses attributable to securities sold for the account of the Company pursuant to such registration, fees and disbursements of the Company's counsel and accountants and fees and disbursements of experts by the Company in connection with such registration, except that each Holder shall pay all underwriting discounts, commissions and expenses attributable to the Subject Securities sold pursuant to such registration, and fees and expenses of its counsel and accountants.

         (g) If a Holder requests registration of Registrable Securities pursuant to Section 7.2, the Company shall have the right to select the managing underwriter for such offering with the selection to be subject to the approval of the Holder, such approval not to be unreasonably withheld or delayed. In connection with a registration effected under Section 7.3, the Company shall at all times retain the right, in its sole discretion, to select any underwriters necessary for making an offering in conjunction with such registration.

7.5.  Indemnification.

         (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Article VII, then to the extent permitted by law the Company shall indemnify and hold harmless the Holder that sells such Registrable Securities, its directors and officers, each underwriter of such Registrable Securities and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder, such directors and officers, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse the seller, underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company in writing, by or on behalf of such seller, underwriter or controlling Person specifically for use in the preparation thereof.

         (b) In the event of any registration of the Registrable Securities under the Securities Act pursuant to this Article VII, then to the extent permitted by law, each Holder of Registrable Securities, whose securities are included in such offering, shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the Holders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished by the Company. In no event shall the liability of any Holder hereunder exceed the amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnity obligation.

         (c) An underwriter shall not be entitled to indemnification pursuant to this subsection in the event that it fails to deliver to any selling Holder any preliminary or final or revised prospectus, as required by the rules and regulations of the SEC. No indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

         (d) The aforesaid indemnity obligations of the Company and the Holders shall remain in full force and effect following any termination of this Agreement or any sale or transfer of the relevant securities by any Holder pursuant to this Agreement.

         (e) Each party entitled to indemnification under this Section 7.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.5 unless the Indemnifying Party is materially prejudiced thereby. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party which shall not be unreasonably withheld.

         (f) If the indemnification provided for in this Section 7.5 shall for any reason be held by a court to be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable pursuant to such indemnification, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Holders selling Registrable Securities covered by the registration statement which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, with respect to the statements or omissions which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such Holders from the offering of the securities covered by such registration statement, provided that the limitation set forth in the last sentence of the second paragraph of that Section 7.5 shall apply. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts of payment for any settlement of any actions or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

7.6.  Registration Rights Granted to Third Parties.

         The Company shall not grant any registration rights to any Person which conflict with the terms of this Article VII.

                                  ARTICLE VIII.

                                  Miscellaneous

8.1.  Fees and Expenses.

         Each Party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements.

8.2.  Legend.

         All certificates evidencing the Shares and the Warrants shall bear the following legend, to the extent applicable, which legend will remain on such certificates until such time as the securities represented by such certificates are no longer subject to the restrictions set forth in Section 4.2 and there is delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required (at which time new certificates shall be issued at the Company's expense without such legend):

                  THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE INVESTMENT AND MASTER STRATEGIC RELATIONSHIP AGREEMENT DATED AS OF OCTOBER 9, 1997 BETWEEN THE ISSUER AND SYNTHELABO AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE ISSUER. THIS SECURITY WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The Company may not enter a stop transfer order with any transfer agent for Shares or Warrants against the transfer of any Shares or Warrants Beneficially Owned by the Investor, except in compliance with the provisions of this Agreement.

8.3.  Survivability.

     The representations and warranties made by the Parties to this Agreement as of the Initial Closing shall be in full force and effect for a period of six months after the Initial Closing Date, at which time all of such representations and warranties shall terminate and be of no further force and effect. The representations and warranties made by the Parties to this Agreement as of the Supplemental Closing or any Deferred Closing shall remain in full force and effect as to the Shares and Warrants acquired at such the Supplemental Closing or Deferred Closing for a period of six months after the Supplemental Closing or such Deferred Closing, at which time all of such representations and warranties shall terminate and be of no further force and effect.

8.4.  Severability.

         If any provision of this Agreement is held by a court of competent jurisdiction (including pursuant to enforcement of any arbitration award under this Agreement) or panel of arbitrators to be invalid, unlawful or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid, lawful and enforceable or, if such modification is not possible, it shall be stricken from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect; provided, however, that if a provision is so stricken and is of a nature so as to fundamentally alter the economic arrangements of this Agreement the Party adversely affected may terminate this Agreement by giving to the other Party sixty days written notice of termination.

8.5.  Specific Enforcement; Consent to Jurisdiction.

         (a)  SPECIFIC ENFORCEMENT.

         The Company and the Investor agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

         (b)  CONSENT TO JURISDICTION.

         For purposes of any suit, action, or legal proceeding permitted under this Agreement, each Party to this Agreement (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any such suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement or any of the Related Agreements (including pursuant to the New York Convention, the U.S. Arbitration Act, or otherwise), and (b) to the extent permitted by Applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each Party to this Agreement hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

         (c)  SOVEREIGN IMMUNITY.

         Each Party hereto agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any set off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter hereof (including without limitation any obligation for the payment of money). Each Party hereto is not subject to withdrawal in any jurisdiction or under any statute, including, without limitation, the Foreign Sovereign Immunities Act, 28 U.S.C. ss.ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against any Party hereto with respect to this Agreement or any of the Related Agreements.

         (d) The Parties hereby agree to exclude application of the following instruments and documents: United Nations Convention on the International Sale of Goods; 1990 International Chamber of Commerce Incoterms; Revised American Foreign Trade Definitions; and UNCITRAL Arbitration Rules.

8.6.  Dispute Resolution Procedures.

         (a) All disputes between or among the Parties and/or any of their Affiliates including the Joint Venture under this Agreement and the Related Agreements shall be settled, if possible, through good faith negotiations between the relevant parties. Prior to resolving any dispute by means of arbitration or by means of any suit, action or legal proceeding permitted under this Section 8.6, the relevant parties involved in such dispute shall refer such dispute to their respective Chief Executive Officers or equivalent, who shall meet in person to negotiate in good faith the possible resolution thereof on at least two occasions within 30 days before any such party commences arbitration or other litigation permitted under this Agreement (provided, that if any such party fails or refuses to have a representative attend such meetings within such thirty (30) day period, the procedures of Section 8.6(c) shall be applicable after the conclusion of such thirty (30) day period); and further provided that
(i) any legal proceedings seeking interim equitable relief (including a temporary restraining order or preliminary injunction) until such time as such interim equitable relief can be addressed through arbitration; (ii) proceedings for provisional relief contemplated by Section 8.6(k) below; and (iii) third party legal proceedings under Section 8.6(b) below may be commenced immediately.

         (b) If a Party or any of its Affiliates including the Joint Venture is subject to a claim, demand, action or legal proceeding by a third party and is permitted by law or arbitral rules to join another Party to such proceeding, this Section 8.6 shall not prevent such joinder. This Section shall also not prevent either Party or any such Affiliate from pursuing any legal action against a third party.

         (c) In the event such good faith negotiations are unsuccessful, either Party may, after 30 days' written notice to the other, submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing International Arbitration rules except that Sections 29 and 31 of the Commercial Arbitration Rules in effect on the date hereof, a copy of which is attached hereto as
Schedule 8.6, shall govern in the event of any conflict therewith (collectively, the "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (d) To the extent this Section is deemed a separate agreement, independent from this Agreement, the remaining provisions of Article VIII shall be incorporated herein by reference. Either Party (the "Initiating Party") may commence an arbitration by submitting a Demand for Arbitration under the AAA Rules ("Demand for Arbitration") and by notice to the other Party (the "Respondent") in accordance with Section 8.9. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the Demand for Arbitration, response and counterclaim, if any, and reply to counterclaim, if any, have been submitted, either Party may propose additional issues for resolution in the pending proceedings only if expressly so ordered by the arbitrators.

         (e) The place of arbitration shall be New York, New York, and the award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention").

         (f) The Parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the Parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's Demand for Arbitration has been communicated to the Respondent, a board of three arbitrators shall be appointed by the Parties jointly or, if the Parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by each of the Initiating Party and the Respondent within 60 days after the commencement of the arbitration proceeding and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with the AAA Rules. Notwithstanding the foregoing, if any Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the AAA Rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with Section 8.9. Any award shall be rendered by a majority of the arbitrators. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators, and the decision of the arbitrators shall be rendered no later than 90 days after commencement of such hearing.

         (g) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the Parties and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrations set forth in the award, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

         (h) The Parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all in personam jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

         (i) The Parties hereby agree that for purposes of the New York Convention, the relationship between the Parties is commercial in nature, and that any disputes between the Parties related to this Agreement shall be deemed commercial.

         (j) The arbitrators shall issue a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision to both Parties. The arbitrators shall apportion to each Party all costs (including attorneys' fees and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrators pending arbitration of the dispute. Either Party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief (except ex parte relief) that a court of the State of New York could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

         (k) The Parties may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The parties may also commence legal action in lieu of any arbitration under this Section 8.6 in connection with any third party litigation proceedings or any matter involving disputes related to Intellectual Property Rights.

         (l) After the appointment of the arbitrators, the parties to the arbitration shall have the right to take depositions, ask interrogatories, obtain documentation and to obtain other discovery regarding the subject matter of the arbitration, and, to that end, to use and exercise all the same rights, remedies, and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before the United States District Court for the Southern District of New York and such persons, documents, or other requested material were located in the State of New York. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration and may present to the arbitrator for a ruling any reasons for limiting such discovery in order to save costs and avoid delay.

         (m) All claims arising under this Agreement and all Related Agreements brought by the Parties and/or their Affiliates (including the Joint Venture) at substantially the same time shall be referred to a single arbitration to the extent arbitrable under this Section 8.6.

8.7.  Brokers.

         Each of the Company and the Investor agrees that it shall indemnify and hold harmless the other and its Affiliates from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement and the Related Agreements asserted by any Person on the basis of any agreement, statement or representation alleged to have been made by such Party.

8.8.  Entire Agreement; Amendments.

         This Agreement, the Related Agreements, Schedules and Exhibits hereto and thereto and that certain side letter dated as of December 9, 1997 by and between the parties hereto (the "Side Letter") collectively contain the entire understanding of the Parties with respect to the matters referred to hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any of the Related Agreements or the Side Letter may be amended or supplemented other than by a written instrument signed by the party against whom enforcement of any such amendment or supplement is sought.

8.9.  Notices.

         Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answerback received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

         Angeion Corporation
         3650 Annapolis Lane, Suite 170
         Plymouth, MN 55447-5434
         Telephone:  (612) 550-9388
         Telecopier:  (612) 509-9525
         Attention:  Chief Executive Officer

         With a copy to:

         Morrison & Foerster, LLP
         425 Market Street
         San Francisco, CA 94105
         Telephone:  (415) 268-7000
         Telecopier:  (415) 268-7522
         Attention:  Gavin B. Grover, Esq.

         If to the Investor:

         Synthelabo
         22 Avenue Galilee
         92350 Le Plessis Robinson
         France
         Telephone:  (33)(1)45.37.56.67
         Telecopier:  (33)(1)45.37.58.04
         Attention:  General Counsel

         With copies to:

         ELA Medical
         Centre d'Affaires la Boursidiere
         92357 Le Plessis Robinson
         France
         Telephone:  (33)(1)46.01.33.01
         Telecopier:  (33)(1)46.01.33.15
         Attention:  President

              and

         Coudert Brothers
         1114 Avenue of the Americas
         New York, NY 10036-7703
         Telephone:  (212) 626-4400
         Telecopier:  (212) 626-4120
         Attention:  James C. Colihan, Esq.

Each Party may from time to time change its address for notices under this
Section 8.9 by giving at least 10 days' notice of such changed address to the other Party.

8.10.  No Waiver.

         No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future hereof; or a waiver of any other provision, condition or request hereof; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.11.  Heading.

         The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.12.  Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. The Parties may amend this Agreement without notice to or the consent of any Person. Neither Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party (which consent may be withheld for any reason in the sole discretion of the Party from whom consent is given). The assignment by a Party of this Agreement or any rights hereunder or thereunder shall not affect the obligations of such Party under this Agreement.

8.13.  No Third Party Beneficiaries.

         This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns and are not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.14.  Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

8.15.  Further Assurances.

         Each Party agrees to take such further actions, including the execution of such further documents, as may be necessary or desirable, or reasonably requested by the other, in order to carry out the provisions of this Agreement including all reasonable action required to be taken by the Company to enable the consummation of any Deferred Closing or the Supplemental Closing including convening a meeting of the Company's shareholders.

8.16.  English Language Controls.

         The original and controlling version of this Agreement and the Related Agreements shall be the version using the English language. All translations of this Agreement or any of the Related Agreements into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Agreement or any of the Related Agreements. All notices and other communications required or permitted by this Agreement or any Related Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

8.17. Relationship of the Parties.

         For all purposes of this Agreement and the Related Agreements, the Investor, the Company, the Joint Venture and all of their respective Affiliates shall be deemed to be independent entities and anything in this Agreement or the Related Agreements to the contrary notwithstanding, except for the Joint Venture, nothing herein shall be deemed to constitute the Investor and the Company or any of their respective Affiliates as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement or any Related Agreement make any party hereto an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. None of the parties hereto or thereto is authorized to make any statements or representations on behalf of the other parties or in any way obligate the other parties, except as expressly authorized in writing by the other parties. Anything in this Agreement or any Related Agreement to the contrary notwithstanding, no party hereto or thereto shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

8.18.  Confidentiality; Publicity.

         (a) Each Party shall (and shall cause its Affiliates, agents and representatives to), for the term of this Agreement and for six (6) years after the expiration or termination of this Agreement for any reason, (i) keep confidential, (ii) not disclose to others, (iii) use only for the purposes provided for or permitted under this Agreement or any Related Agreement, and
(iv) use Best Efforts, and at least the same degree of care (but no less than a reasonable degree of care) as it uses to protect its own Confidential Information of like importance, to prevent unauthorized use, dissemination and disclosure of, all of the other Party's Confidential Information, except as expressly provided for or permitted by this Agreement or such Related Agreement. All Confidential Information shall, as between the Parties, remain the sole property of the disclosing Party. The receiving Party and its Affiliates, agents and representatives shall have no rights to the Confidential Information of the disclosing Party, except as provided in this Agreement. Nothing in this Section
8.18 shall prevent disclosure or use of information which is or becomes public knowledge without the fault of the receiving Party and its Affiliates, agents and representatives or information already known to, or proven by written evidence to have been independently derived by, the receiving Party or received from a third party having the right to convey it. Notwithstanding the foregoing, such Confidential Information may be (i) disclosed to a Governmental Authority and to others to the extent such disclosure may be required to be included in regulatory filings permitted under the terms of this Agreement or any Related Agreement or required under Applicable Law; (ii) published by the receiving Party, if and to the extent such publication has been approved in writing by the disclosing Party; or (iii) disclosed to the extent required by Applicable Law or as ordered by a court or other regulatory body having competent jurisdiction. In each of the foregoing cases, the receiving Party will use its Best Efforts to limit the disclosure and maintain confidentiality of such Confidential Information to the maximum extent practicable and prior to making any such disclosure it shall use Best Efforts to consult with the disclosing Party regarding the scope of any protective order or other confidentiality protections that may be available to limit the extent of disclosure. Any disclosure of Confidential Information to any Affiliates, agents or representatives of the receiving Party shall be limited to a "need to know" basis for purposes related to this Agreement; provided that (i) the receiving Party shall be responsible and liable to the disclosing Party for any breach of the terms of this Section
8.18 by any Affiliate, agent or representative, and (ii) disclosure by the receiving Party to any agent or representative shall be made pursuant to appropriate confidentiality agreements.

         The provisions of this Section 8.18 shall survive and shall remain in full force and effect for six (6) years after the expiration or termination of this Agreement or any Related Agreement for any reason. After any expiration or termination of this Agreement or any Related Agreement, upon written request, each Party shall promptly discontinue the use of, and return within thirty (30) business days all originals and copies of, any requested

Confidential Information that was disclosed by the other Party or is the property of the other Party and that has been fixed in any tangible means of expression. For purposes of this Section 8.18, L'Oreal shall be deemed an Affiliate of Investor.

         (b) Each Party agrees, and shall cause its Affiliates to, not to issue any press release, disclosing the terms of, or relating to, this Agreement or any Related Agreement, without the prior written consent of the other Party; provided, however, that neither Party or its Affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws. Such disclosing Party shall use its Best Efforts to consult with the other Party regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement or any Related Agreement and shall use its Best Efforts to obtain confidential treatment for any Confidential Information where such press release or other public statement is required to be made by Applicable Law.

8.19.  Number and Gender of Words.

         Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

8.20.  Interpretation.

When a reference is made in this Agreement or any Related Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement or such Related Agreement, unless otherwise indicated. Any references to Applicable Laws or a subset thereof shall be deemed to include any amendments or additions thereto from time to time or any successor or similar Applicable Law.

8.21.  Counterparts.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                            ANGEION CORPORATION



                            By: /s/ W.A. McFarlin
                                Name: W.A. McFarlin
                                Title: Chairman/ CEO


                            SYNTHELABO



                            By: /s/ Goupit Philippe
                                Name: Goupit Philippe
                                Title: Attorney-in-Fact

                                 SCHEDULE 2.3(a)

                           EXCEPTED FUTURE FINANCINGS


                  The Company is contemplating an offering of convertible debt securities pursuant to Rule 144A of the Securities Act which offering shall be completed by the first anniversary of the Initial Closing in an aggregate amount of up to $60 million. Such offering may be undertaken pursuant to Regulation S,
Section 4(c) or such other exemption under the Securities Act as the Company may determine or may be undertaken as a registered offering.

                  SCHEDULES 2.4(f)(i)(A)(C) AND 2.4(f)(i)(B)(C)

                  EXCEPTED ISSUANCES AND SALES OF COMMON STOCK
                           AND CONVERTIBLE SECURITIES


                  That certain Common Stock Investment Agreement between Promethean Investment Group L.L.C. ("Promethean") and the Company, dated as of September 2, 1997, as amended (the "Promethean Agreement").

                                  SCHEDULE 3.1

                     COMPANY REPRESENTATIONS AND WARRANTIES


                  None, other than as listed in Schedules 3.1(c), 3.1(e), 3.1(j), 3.1(k) and 3.1(l).

                                 SCHEDULE 3.1(c)

                            COMPANY - CAPITALIZATION


                  As of October 8, 1997, there were 3,391,816 shares of Common Stock issuable pursuant to outstanding options and 92,000 shares of Common Stock issuable pursuant to outstanding warrants. Reservation of shares of Common Stock for issuance with respect to such outstanding options and warrants has not been made in all instances.

                  Each outstanding share of the Company's Common Stock has the right to purchase one one-thousandth of a share of Series B Junior Preferred Stock, par value $.01 per share, upon certain triggering events under the Company's Rights Agreement, dated as of April 8, 1996, between the Company and Norwest Bank Minnesota, N.A.

                  Under the Promethean Agreement (as defined in Schedule 2.4(f)(i)(A)(C)), the Company issued 100,000 shares of Common Stock and may, at the Company's option, issue from time to time shares of Common Stock to Promethean for an aggregate purchase price of up to $25 million, the issuance price for such Common Stock to be at a discount to market value of the Common Stock. Under the Promethean Agreement, the Company granted both demand and incidental registration rights to Promethean on the 100,000 shares of Common Stock previously issued to Promethean and the shares of Common Stock issuable to Promethean under the Promethean Agreement.

                  Under a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of September 13, 1990, between the Company and Hanrow Financial Group, Ltd. ("Hanrow Financial"), the Company agreed to use its diligent efforts to elect to the Board a person designated by Hanrow Financial. In addition, under the Stock Purchase Agreement, the Company granted Hanrow Financial certain preemptive rights with respect to future issuances of shares of the Company's Common Stock. By written waiver dated October 8, 1997, Hanrow Financial has irrevocably waived such preemptive rights with respect to the transactions contemplated under this Agreement.

                                 SCHEDULE 3.1(e)

                             COMPANY - NO CONFLICTS


(i)       No exceptions, except as provided in sub-clause (ii) below.

(ii) The Company makes no representation and warranty with respect to XXXXXXXXXXXXXXXXXXXXXXXXXX or XXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                                 SCHEDULE 3.1(j)

                              COMPANY - LIABILITIES


         1.       See Schedule 3.1(k).

         2.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         3. Lease Agreement between Ryan Companies U.S., Inc. and the Company, dated as of June 27, 1997 (80,000 square foot lease).

         4. Lease Agreement in the United Kingdom among the Company, Angeion Europe Ltd. and Orbit Investment (Properties) Limited, dated as of Summer 1997.

         5. The Company has entered into various indemnification agreements and insurance arrangements with its vendors and medical and research institutions which are standard for the industry.

         6. The Company has obligations under certain distribution arrangements with the following entities:

                  a.   Caledonian Medical Limited (U.K.)

                  b.   NGIC S.R.L. Medical Equipment (Italy)

                  c.   RIES Medizin Technik GMBH (Austria)

                  d.   SALCOR AB (Sweden)

                                 SCHEDULE 3.1(k)

                              COMPANY - PROCEEDINGS


         1. Angeion Corporation v. Cardiac Pacemakers, Inc., United States District Court, District of Minnesota, Civil Action No. 97-1681-JRR/FLN. In 1996, the Company and Pacesetter, Inc. jointly sued Cardiac Pacemakers, Inc. in the United States District Court, District of Minnesota, for patent infringement of Pacesetter's bradycardia patents and the Company's tachycardia patents. In connection with the Cross-License Agreement with St. Jude, and pursuant to a court order in July, 1997, the Company is now the sole party to the litigation involving the Company's tachycardia patents. Discovery is scheduled to be completed by December, 1997 and trial is scheduled for March, 1998.

         2. Mayfield International, Inc. v. Angeion Corporation, United States District Court, District of Hennepin County, Civil Action No. 96-14270. On August 16, 1996, Mayfield International, Inc. ("Mayfield International"), Bennett Family Trust, and the William A. Johnson 1993 Irrevocable Trust (collectively, "Plaintiffs") brought a claim against the Company in Hennepin County District Court alleging a breach of contract between Plaintiffs and the Company. For a period of time in the early 1990s, Mayfield International served as a financial advisor to the Company. Pursuant to a Financial Advisory Agreement between Mayfield International and the Company, dated as of June 13, 1990 (the "Financial Advisory Agreement"), the Company agreed to pay Mayfield International a fee of $60,000.00 and issue warrants to purchase 250,000 shares of Angeion common stock at an exercise price of $3.875 dollars per share upon the Company obtaining financing through Mayfield International's efforts. The exercise period for the warrants terminated thereafter, never having been exercised. Mayfield International contends that, pursuant to certain conversations between former officers of Mayfield International and the Company, that it was appropriate to make adjustments to the warrants for Mayfield International. The Company has answered the complaint and asserted that the warrants expired of their own accord without any contractual or other legal basis to extend the period of time for the exercise of the warrants. The Company's answer also asserts the defense that all payments required to be made pursuant to the Financial Advisory Agreement between Mayfield International and the Company have been paid by the Company and that no additional sums are due for these services.

                                 SCHEDULE 3.2(c)

                             INVESTOR - NO CONFLICTS

(i)       No exceptions, except as provided in sub-clause (ii) below.

(ii) The Investor makes no representation and warranty with respect to XXXXXXXXXXXXXXXXXXXXXX or XXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                                 SCHEDULE 4.3(e)

                               XXXXXXXXXXXXXXXXXXX




XXXXXXXXXX

                                  SCHEDULE 5.3

                             XXXXXXXXXXXXXXXXXXXXXXX



     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                                  SCHEDULE 8.6

             SECTIONS 29 AND 31 OF THE COMMERCIAL ARBITRATION RULES


29. ORDER OF PROCEEDINGS AND COMMUNICATION WITH ARBITRATOR

A hearing shall be opened by the filing of the oath of the arbitrator, where required; by the recording of the date, time and place of the hearing, and the presence of the arbitrator, the parties, and their representatives, if any, and by the receipt by the arbitrator of the statement of the claim and the answering statement, if any.

The arbitrator may, at the beginning of the hearing, ask for statements clarifying the issues involved. In some cases, part or all of the above will have been accomplished at the preliminary hearing conducted by the arbitrator pursuant to Section 10.

The complaining party shall then present evidence to support its claim. The defending party shall then present evidence supporting its defense. Witnesses for each party shall submit to questions or other examination. The arbitrator has the discretion to vary this procedure but shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.

Exhibits, when offered by either party, may be received in evidence by the arbitrator.

The names and addresses of all witnesses and a description of the exhibits in the order received shall be made a part of the record.

There shall be no direct communication between the parties and a neutral arbitrator other than at oral hearing, unless the parties and the arbitrator agree otherwise. Any other oral or written communication from the parties to the neutral arbitrator shall be directed to the AAA for transmittal to the arbitrator.

31. EVIDENCE

The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the arbitrator may deem necessary to an understanding and determination of the dispute. An arbitrator or other person authorized by law to subpoena witnesses or documents may do so upon the request of any party or independently.

The arbitrator shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All evidence shall be taken in the presence of all of the arbitrators and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

                                                            EXHIBIT E TO
                                                            INVESTMENT AGREEMENT


                       CARDIAC STIMULATION DEVICE PRODUCT
                                SUPPLY AGREEMENT


                                     BETWEEN


                         ELA MEDICAL, INC., AS SUPPLIER

                                       and

                   ANGELLAN MEDICAL SYSTEMS, LLC, AS PURCHASER





         Note: Portions of this exhibit marked with "X's" have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this exhibit in its entirety has been filed separately with the Securities and Exchange Commission.

                                TABLE OF CONTENTS
                                                                            PAGE

1.     Definitions...........................................................  1

2.     Supply and Purchase...................................................  7
       2.1.     Agreement to Supply..........................................  7
       2.2.     Exclusivity..................................................  8
       2.3.     Existing Distributors of Supplier............................  9
       2.4.     Other Cardiac-Related Devices................................  9

3.     Intellectual Property Matters.........................................  9
       3.1.     Use of Supplier's Trademarks on Products.....................  9
       3.2      Use of Purchaser's Trademarks on Products.................... 10
       3.3.     Copyrights................................................... 10
       3.4.     Technical Information........................................ 10
       3.5.     Infringement of Intellectual Property Rights of Supplier..... 10
       3.6.     License of Technical Information............................. 11

4.     Commercialization..................................................... 11
       4.1.     Diligence.................................................... 11
       4.2.     Reports and Sales Records.................................... 12
       4.3.     Promotional and Product Literature........................... 12
       4.4.     Technical Assistance......................................... 13
       4.5.     Labels and Markings.......................................... 13

5.     Regulatory and Governmental Approvals................................. 14
       5.1.     Clinical Studies............................................. 14
       5.2.     Government Approvals......................................... 14

6.     Pricing and Payments.................................................. 15
       6.1.     Transfer Prices.............................................. 15
       6.2.     Payment Terms................................................ 17
       6.3.     Financial and Related Books and Records...................... 17
       6.4.     Late Payments................................................ 18

7.     Purchase and Supply of Product........................................ 18
       7.1.     Orders....................................................... 18
       7.2.     Effect of Late Payments...................................... 19
       7.3.     Inspection of Shipments...................................... 19
       7.4.     Purchase Forecasts........................................... 19
       7.5.     Return of Expired Products................................... 20

8.     Quality Assurance; Testing............................................ 20
       8.1.     Quality Control.............................................. 20
       8.2.     Testing...................................................... 21
       8.3.     Records and Traceability..................................... 21

9.     Warranties and Indemnifications....................................... 22
       9.1.     Supplier Product Warranties.................................. 22
       9.2.     Recalls...................................................... 23
       9.3.     Indemnification for Third Party Claims....................... 23
       9.4.     Supplier Infringement Indemnification........................ 24
       9.5.     Limitation on Damages. ...................................... 25
       9.6.     Certain Covenants............................................ 25
       9.7.     Representations and Warranties of the Parties................ 25
       9.8.     Mitigation................................................... 27
       9.9.     Indemnification Procedure for Third Party Claims and
                  Infringement Claims........................................ 27

10.    Term and Termination.................................................. 27
       10.1.    Term......................................................... 27
       10.2.    Events of Early Termination.................................. 28
       10.3.    Rights and Obligations on Expiration or Termination.......... 28

11.    Confidentiality; Publicity; Non-Solicitation.......................... 30
       11.1.    Confidential Information..................................... 30
       11.2.    Publicity.................................................... 31
       11.3.    Non-Solicitation............................................. 31

12.    Dispute Resolution Provisions......................................... 31
       12.1.    General Dispute Principles................................... 31
       12.2.    Arbitration of Other Disputes................................ 32

13.    Miscellaneous......................................................... 35
       13.1.      Fees and Expenses.......................................... 35
       13.2.      Severability............................................... 35
       13.3.      Entire Agreement; Amendments............................... 35
       13.4.      Notices.................................................... 35
       13.5.      No Waiver.................................................. 37
       13.6.      Headings................................................... 37
       13.7.      Survival of Provisions..................................... 37
       13.8.      Successors and Assigns..................................... 37
       13.9.      No Third Party Beneficiaries............................... 38
       13.10.     Governing Law.............................................. 38
       13.11.     Insurance.................................................. 38
       13.12.     Waivers.................................................... 38
       13.13.     English Language Controls.................................. 38

       13.14.     Relationship of the Parties................................ 39
       13.15.     Counterparts............................................... 39
       13.16.     Sovereign Immunity; Exclusions............................. 39
       13.17.     Force Majeure.............................................. 40


Schedule 1.13   -     Existing Distributors
Schedule 1.41   -     Related Agreements
Schedule 6.1(a) -     Unit Transfer Prices for Initial Products
Schedule 8.2    -     Testing Procedures
Schedule 9.7    -     No Conflicts
Schedule 12.2   -     AAA Rules
Schedule 13.11  -     Insurance

                       CARDIAC STIMULATION DEVICE PRODUCT

                                SUPPLY AGREEMENT

         This Cardiac Stimulation Device Product Manufacturing and Supply Agreement (the "Agreement") is entered into as of the 9th day of December, 1997 ("Effective Date") by and between ELA Medical, Inc., a Delaware corporation ("Supplier"), and Angellan Medical Systems, LLC, a Delaware limited liability company ("Purchaser").

         Supplier can procure the manufacture of certain Cardiac Stimulation Device (as hereinafter defined) products from its Affiliates (as hereinafter defined), including without limitation, ELA Medical, a French societe anonyme, which products shall be the subject of this Agreement.

         Purchaser wishes to purchase certain Products (as hereinafter defined) and Supplier wishes to procure the manufacture of and sell to Purchaser such Products for resale in the Territory (as hereinafter defined) subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the Parties agree as follows:

         1.       DEFINITIONS.

                  1.1. "AAA" shall mean the American Arbitration Association.

                  1.2. "Act" shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time (and any amendments or additions thereto from time to time or any successor or similar Applicable Law).

                  1.3. "Adverse Device Events" shall mean any Product-related event that is reportable (or that Purchaser or Supplier determines after Best Efforts at mutual consultation should be reported) to (i) the FDA, or any local ethics committee ("LEC") responsible for approving the protocols for any clinical trials conducted upon the Products in the Territory or any other ethics committee within the Territory with responsibilities analogous to a LEC; or (ii) to any other Governmental Authority responsible for the regulation of medical devices.

                  1.4. "Affiliate(s)" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the Party in question, but only for so long as such relationship exists. As used herein, the term "control" shall mean the ability to direct the business of a company and shall be presumed in the case of ownership, directly or indirectly, of shares of stock having at least fifty percent (50%) of the voting power entitled to vote for the election of directors in the case of a corporation, and at least fifty percent (50%) of the voting power and interest in profits in the case of a business entity other than a corporation, or only if less than fifty percent (50%) of the voting power and interest in profits is permitted by Applicable Law, the maximum amount allowed in the country in question (so long as the holder retains the ability to direct the business of the entity). The Parties acknowledge and agree that neither L'Oreal nor the Purchaser nor any member of Purchaser and such member's Affiliates shall be deemed to be included within the term "Affiliate" for any purposes under this Agreement unless otherwise expressly provided in this Agreement.

                  1.5. "Angeion" shall mean Angeion Corporation, a Minnesota Corporation.

                  1.6. "Angeion Supply Agreement" shall mean that certain Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement between Purchaser and Angeion dated the date hereof.

                  1.7. "Applicable Laws" shall mean all foreign, federal, state and local laws, statutes, rules and regulations which have been enacted by a Governmental Authority and are in force as of the date hereof or which are enacted by a Governmental Authority and come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement. Without limiting the foregoing, Applicable Laws shall include the Act (including any applicable regulations under the Act governing manufacturing practices).

                  1.8. "Best Efforts" shall be determined under New York law and shall mean such efforts as are consistent with efforts made by businesses of similar size and resources in a similar circumstance and context to achieve a particular result in a timely manner, but shall not require a Party to take actions that would be commercially unreasonable to such Party in the circumstances.

                  1.9 "Budgeted Sales Price" shall have the meaning set forth in
Section 6.1(b).

                  1.10. "Cardiac Stimulation Device" shall mean an implantable medical device for electrically stimulating or shocking the heart which is suitable for use by or with human patients. The term "Cardiac Stimulation Device" includes, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof ("such devices"), pulse generators and other waveform generators for such devices; electronic and mechanical components, including without limitation batteries and capacitors to the extent these components are used for or with such devices; mechanisms for coupling such devices in a stimulating, shocking or sensing relationship to the heart including without limitation leads, electrodes, and sensors; and data dispensing, processing and gathering systems for such devices, including without limitation programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers, and computer software- controlled systems, including all related software; and internal, but not external, holter monitors used for recording heart rhythms (even though such internal holter monitors do not electrically stimulate the heart). The term "Cardiac Stimulation Device" excludes, by way of example and not limitation, muscle stimulators, nerve stimulators, bone growth stimulators, cardiomyoplasty stimulators and associated devices, arrhythmia mapping devices, imaging technology, angioplasty devices, catheter ablation systems, and temporary external pacemakers and defibrillators and EKG monitors (other than pacing programmers) which are stand-alone, non-ambulatory and not intended for transtelephonic monitoring.

                  1.11. "Confidential Information" shall mean technical and business information relating to a Party's or its Affiliates' Intellectual Property Rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing, and production and future business plans and any other information of a "confidential" nature, specifically including, without limitation, any information that is identified orally or in writing by the disclosing party to be confidential, or that the receiving party should reasonably understand under the circumstances to be a trade secret of the disclosing party or information of a similar nature that is not generally known to the public.

                  1.12. "Demand for Arbitration" shall have the meaning set forth in Section 12.2(b).

                  1.13. "Existing Distributors" shall mean those third parties having an existing distribution, sales representative or agency arrangement with Supplier in the Territory, the list of which third parties is set forth in
Schedule 1.13.

                  1.14. "Expense Reimbursement Basis" shall mean a reimbursement for all reasonable out-of-pocket costs and expenses plus an agreed upon hourly or per diem amount for personnel and agreed upon amounts for reasonable overhead allocation.

                  1.15. "FDA" shall mean the United States Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to medical devices.

                  1.16. "FDA Tracking Information" shall mean the information relating to the Products that must be maintained pursuant to 21 U.S. Code of Federal Regulations Part 821 and any amendments or additions thereto.

                  1.17. "Firm Period" shall mean any three months (or six months, as applicable) of a Forecast which are considered firm pursuant to
Section 7.4.

                  1.18. "Force Majeure" shall mean, in relation to either Party, any circumstances beyond the reasonable control of that Party, including, without limitation, any fire, storm, flood, earthquake, explosion, accident, acts of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, acts of God or acts of any Governmental Authority, labor disputes that result in work stoppages, transportation embargoes or failure or delays of transportation, or inability to secure raw materials or machinery for the manufacture of devices as a result of any of the foregoing. No acts of a Governmental Authority resulting from any acts or omissions of Purchaser or Supplier that are in breach of this Agreement shall constitute an event of Force Majeure for the breaching Party.

                  1.19. "Forecast" shall have the meaning set forth in Section 7.4.

                  1.20. "Government Approval" shall mean governmental marketing, and other governmental authorization required from any Governmental Authority before the Products may be commercially marketed in the Territory, including any requirements for reimbursement and pricing approval.

                  1.21. "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the FDA.

                  1.22. "Infringement Claims" shall have the meaning set forth in Section 9.4.

                  1.23. "Initiating Person" shall have the meaning set forth in
Section 12.2(b).

                  1.24. "Intellectual Property Rights" shall mean any patent, copyright, registered design, trademark or other industrial or intellectual property right owned or otherwise enforceable pursuant to license or otherwise by any Person, and applications for any of the foregoing.

                  1.25. "Inventory" shall mean the Purchaser's inventory of Products.

                  1.26. "IDE" shall mean an investigational device exemption from the FDA for sale of Products in the United States prior to obtaining FDA approval for commercial sale.

                  1.27. "Labels and Markings" shall mean labeling materials, packaging, trade dress, logos, tradenames, trademarks and related materials used for exterior packaging and exterior labeling of Products to be sold by Purchaser (or any distributor or subdistributor thereof) under this Agreement, but shall not include Promotional Materials or Technical Materials.

                  1.28. "LLC Agreement" shall mean the limited liability company operating agreement between Supplier and Angeion relating to the operations and governance of Purchaser dated the date hereof.

                  1.29. "Material Adverse Effect" means any material adverse effect on the assets, results of operations, properties, business or financial condition of the Supplier or Purchaser, as applicable, and its subsidiaries taken as a whole.

                  1.30. "Order" shall mean a firm purchase order for the Products made by Purchaser.

                  1.31. "Other Cardiac-Related Devices" shall mean any cardiac-related devices other than Cardiac Stimulation Devices.

                  1.32. "Party" shall mean each of Supplier and Purchaser and "Parties" shall mean both of Supplier and Purchaser, in each case together with each of their successors and permitted assigns.

                  1.33. "Person" shall mean any individual, general partnership, limited partnership, limited liability company corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization or any Governmental Authority.

                  1.34. "Price Period" shall mean a six-month period beginning on January 1 and July 1 of each year until December 31, 1999 and a one-year period from January 1 to December 31 of each year of the term of this Agreement thereafter; provided, that the first Price Period under this Agreement shall be from the date of this Agreement through June 30, 1998.

                  1.35. "Product" and "Products" shall mean the entire current and future Cardiac Stimulation Device product line developed or acquired, directly or indirectly (including by Supplier or its Affiliates being acquired by or becoming an Affiliate of a party not previously an Affiliate) by Supplier and its Affiliates, and all subsequent modifications, components and improvements used therein during the term of this Agreement; provided, however, that any Products acquired by Supplier or its Affiliates, directly or indirectly, that are subject to agreements or restrictions that prevent Supplier or its Affiliates from complying with the terms hereof shall be excluded from this Agreement only to the extent of such pre-existing agreements and only for the remainder of the then existing term thereof.

                  1.36. "Promotional Materials" shall mean all promotional and marketing materials used by Purchaser in connection with the marketing and commercialization of the Products in the Territory, including but not limited to sales aids, catalogues, sales brochures, sales manuals, advertisements (in printed or electronic form), convention exhibits, protocols for clinical studies after FDA approval of a Product and publications from such studies.

                  1.37. "Purchaser's Marks" shall mean the trademarks and logos owned or licensed by Purchaser or its Affiliates (whether registered or not) as Purchaser may, with Supplier's prior written consent, from time to time designate to be used in marketing and selling the Products in the Territory during the term of this Agreement; provided, however, that for purposes of this Agreement, no Supplier's Marks shall be deemed to be Purchaser's Marks.

                  1.38. "Quarter" shall mean each calendar quarter ending March 31, June 30, September 30, or December 31 of each year during the term of this Agreement.

                  1.39. "Recalls" shall mean any withdrawals of the Product from the market in the Territory declared by Supplier or Purchaser, whether voluntary or involuntary.

                  1.40. "Regulatory Data" shall mean the medical, clinical and other scientific data necessary to, required for, or included in any regulatory filing to obtain or maintain any Government Approval to market the Products including pre-approval and post-approval reports, filings and submissions, other than reports of Adverse Device Events and related summaries.

                  1.41. "Related Agreements" shall mean the agreements listed on
Schedule 1.41.

                  1.42. "Respondent" shall have the meaning set forth in Section 12.2(b).

                  1.43. "Supplier's Marks" shall mean the trademarks and logos owned or licensed by Supplier or its Affiliates (whether registered or not) as Supplier may from time to time designate to be used in marketing and selling the Products in the Territory during the term of this Agreement.

                  1.44. "Technical Information" shall mean know-how, trade secrets, inventions, data, technology, processes and information, including improvements and modifications to any thereof, relating to the Products, disclosed by Supplier to Purchaser under this Agreement that are either Confidential Information of Supplier or its Affiliates or are protected by Intellectual Property Rights of Supplier or its Affiliates, including without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical and other scientific data other than those which (i) are already known to Purchaser at the time of disclosure or are received from a third party with a right to convey it, or (ii) were independently developed by Purchaser prior to the time of disclosure; provided, that Purchaser shall bear the burden of proving either of the exceptions in (i) or (ii) hereto.

                  1.45. "Technical Materials" shall mean all manuals, programming guides, user guides and training manuals of an educational or instructional nature which are distributed in conjunction with each Product, including any information made available by Supplier to Purchaser to be used as part of the content of the Promotional Materials.

                  1.46. "Territory" shall mean the United States of America and any additional countries which may be added to the Territory by written amendment of this Agreement executed by both Parties.

                  1.47. "Third Party Claims" shall have the meaning set forth in
Section 9.3(b).

                  1.48. "Trademark License" shall mean that certain Trademark License Agreement between ELA and Purchaser contemplated by Section 11.2 of the LLC Agreement.

                  1.49. "Unit" shall mean a specific model of Product that is packaged, invoiced and sold as a unit by Supplier, such as an ICD Unit, a pacemaker Units, a lead Unit, a programming Unit and an accessory Unit.

                  1.50. "Unit Transfer Price" shall mean the transfer prices set in accordance with Section 6.1.

         Any reference in this Agreement to "writing" or cognate expressions includes a reference to electronic or facsimile transmission or comparable means of communications.

         Any reference in this Agreement to any Applicable Law shall be construed as a reference to the relevant Applicable Law (including any successor provisions) as amended, re-enacted or extended at the time in question.

         2.       SUPPLY AND PURCHASE.

                  2.1.  AGREEMENT TO SUPPLY.

                        (a) Subject to the terms and conditions of this Agreement, Supplier shall procure the manufacture of and supply Products exclusively to Purchaser for sale in the Territory on an exclusive basis as specified in Section 2.2 and Purchaser shall purchase Products from Supplier for sale in the Territory.

                        (b) During the term of this Agreement, Purchaser shall not have any rights to obtain Products of Supplier or its Affiliates from any Person other than Supplier or its Affiliates.

                        (c) Purchaser shall not sell, or cause to sell, (i) Products to any Person located outside the Territory or (ii) Products to any Person located in the Territory, if, to the knowledge of Purchaser, such Party inside the Territory intends to resell the Products in any country outside the Territory; provided, however, that subject to subclause (ii) above, Purchaser will not be liable for any third party acts resulting in Products being sold outside the Territory. Nothing herein shall be deemed to obligate Purchaser to impose any restrictions upon the use or resale of any Product by a purchaser thereof in the Territory to the extent that such a restriction would be in violation of Applicable Law. Purchaser shall not be in breach of this Agreement as a result of any use or resale of a Product outside the Territory by a purchaser that is not bound by restrictions on such use or resale by virtue of the provisions of the preceding sentence. To the maximum extent permissible under Applicable Law, Purchaser shall cease all sales of Products to Persons it has reason to believe are reselling Products outside the Territory whether or not such resales are permissible under Applicable Law.

                        (d) Except as provided in Section 3.7, nothing herein shall be construed to: (i) effect any sale or transfer of any Technical Information or Intellectual Property Rights of Supplier to Purchaser; (ii) grant any license to Purchaser to design, develop or manufacture the Products; or
(iii) grant to Purchaser any rights to the Intellectual Property Rights of Supplier or its Affiliates.

                        (e) Subject to the terms of this subsection, Supplier shall determine its offering of Products from time to time in its sole discretion, including setting its development schedule for any new Product or the improvement or modification of a Product. Notwithstanding the foregoing and subject to Section 9.4, Supplier shall (i) give Purchaser written notice at least one (1) year in advance of any discontinuance of the sale of an Implantable Cardioverter Defibrillator or pacemaker Product in the Territory, or (ii) offer for sale to Purchaser an improved Product for the same uses or indications unless otherwise agreed in writing by the Parties. Supplier's discontinuance of the sale of a Product to Purchaser hereunder shall not thereafter give Supplier the right to sell such discontinued Product in the Territory, whether directly or through third parties.

                  2.2.  EXCLUSIVITY.

                        (a) Subject to the provisions of Sections 2.1(e) and 2.2(f) for the term of this Agreement, Supplier shall sell, or cause to be sold, Products exclusively to Purchaser for marketing and sale in the Territory. In furtherance hereof and subject to the terms of this Agreement, Purchaser shall have the exclusive right to import, have imported, advertise, have advertised, market, have marketed, promote, have promoted, sell, have sold and have distributed the Products in the Territory.

                        (b) Supplier agrees not to take, or permit to be taken, any action which is inconsistent with the exclusive rights granted to Purchaser under Section 2.2(a). Without limiting the foregoing, but subject to Section 2.2(f), Supplier shall not, directly or indirectly, (i) sell, deliver or supply, or cause to be sold, delivered or supplied, Products to any Person in the Territory, under any label or trademark, (ii) make, manufacture or supply, or cause to be made, manufactured or supplied, Products for the account of any Person in the Territory, under any label or trademark, (iii) grant any manufacturing or marketing rights with respect to the Products in the Territory, under any labels or trademarks, or (iv) sell, deliver or supply, or cause to be sold, delivered or supplied, Products to any Person outside the Territory, if, to the knowledge of Supplier, such Person intends to resell the Products in the Territory, provided however, that subject to the foregoing, Supplier will not be liable for any third party acts resulting in Products being sold in the Territory other than by Purchaser and its Purchaser Distributors. Nothing herein shall be deemed to obligate Supplier to impose any restrictions upon the use or resale of any Product by a purchaser thereof outside the Territory (other than a distributor of Supplier) to the extent that such a restriction would be in violation of Applicable Law. Supplier shall not be in breach of this Agreement as a result of any use or resale of a Product in the Territory by a purchaser that is not bound by restrictions on such use or resale by virtue of the provisions of the preceding sentence. To the maximum extent permissible under Applicable Law, Supplier shall cease all sales of Products to Persons it has reason to believe are reselling Products in the Territory, whether or not such resales are permissible under Applicable Law.

                        (c) If either Supplier or Purchaser learns of any sales of Products in the Territory other than by Purchaser and its distributors, such Party will provide written notice thereof to the other Party. The Parties shall consult with each other in good faith concerning appropriate actions (consistent with Applicable Laws) to stop and thereafter prevent such sales of the Products in the Territory. If the Parties are unable to agree upon a joint course of action, each Party shall be free to take such actions as it sees fit in its discretion, subject to compliance with Applicable Law, provided that neither Party shall be under any obligation to take any such action.

                        (d) Purchaser acknowledges that, subject to the restrictions set forth herein, Supplier may sell Products, or otherwise enter into agreements with third parties with respect to the manufacture, sale and distribution of Products in countries outside the Territory.

                        (e) Supplier acknowledges that Purchaser has entered into the Angeion Supply Agreement pursuant to which it may purchase and sell Cardiac Stimulation Devices which may be now or in the future competitive with the Products.

                        (f) Purchaser acknowledges and agrees that Supplier may import, have imported, distribute, have distributed, sell and have sold Products within the Territory for the limited purpose of obtaining any Government Approval in accordance with the terms hereof.

                  2.3.  EXISTING DISTRIBUTORS OF SUPPLIER.

         Supplier has no Existing Distributors of the Products in the Territory as of the date hereof except as set forth on Schedule 1.13. Purchaser further acknowledges and agrees that Supplier may export and have exported Products manufactured in the Territory for distribution or sale outside the Territory.

                  2.4.  OTHER CARDIAC-RELATED DEVICES.

         Prior to entering into any contract with any third party with regard to the purchase, sale or distribution in the Territory of Other Cardiac-Related Devices other than for research or clinical testing of such Other Cardiac-Related Devices, each Party agrees to discuss in good faith with the other the inclusion of Other Cardiac-Related Devices under this Agreement, subject to mutually agreeable terms. Nothing in this Section 2.4 shall create an obligation between the Parties to agree to include Other Cardiac-Related Devices and any obligation to include Other Cardiac-Related Devices will arise only as and to the extent that an agreement is reached between the Parties in writing.

         3.       INTELLECTUAL PROPERTY MATTERS

                  3.1.  USE OF SUPPLIER'S TRADEMARKS ON PRODUCTS.

         Unless otherwise agreed by the Parties in writing, the Products supplied to Purchaser for sale in the Territory hereunder shall bear Supplier's Marks, including the name and address of the manufacturer of the Products, in such manner as Supplier may direct, consistent with Applicable Laws and Government Approvals and pursuant to the Trademark License.

                  3.2.  USE OF PURCHASER'S TRADEMARKS ON PRODUCTS

         Unless otherwise agreed by the Parties in writing, at Purchaser's request, the Products may also be marked with Purchaser's Marks in connection with Purchaser's marketing and sale of the Products hereunder, subject to compliance with Applicable Law.

                  3.3.  COPYRIGHTS.

         With respect to all copyrights related to any tangible materials produced for Purchaser by or under the direction of Supplier, including Technical Materials, software and translated materials and Labels and Markings, but excluding Promotional Materials, title in and to any copyrights for such materials shall remain with the Supplier, and Purchaser shall have no right to copy, reproduce or make derivative works thereof, unless otherwise specifically agreed between the Parties in writing. All title in and to any copyrights in the Promotional Materials shall rest with Purchaser, except that nothing herein shall affect any right, title or interest of Supplier in the Technical Materials (even if the Promotional Materials are derivative works thereof) and subject to
Section 11.5 of the LLC Agreement.

                  3.4.  TECHNICAL INFORMATION.

         As between Supplier and its Affiliates, on the one hand, Purchaser, and its Affiliates (including with respect to Purchaser, Angeion), on the other hand, all Technical Information and Regulatory Data, if any, generated by Purchaser and its Affiliates pursuant to clinical studies or regulatory approvals in the Territory shall be the property of Supplier. Purchaser, its Affiliates and Purchaser Distributors shall have the right to use such Technical Information and Regulatory Data solely in furtherance of the performance of Purchaser's obligations under this Agreement. As the owner of the Technical Information, Supplier shall have the right to use, disclose and license to any Person all or any portion of such Technical Information.

                  3.5.  INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF
SUPPLIER.

         In the event that Purchaser becomes aware of the possibility of an infringement of the Intellectual Property Rights of Supplier by a third party in the Territory, Purchaser shall promptly notify Supplier of the circumstances surrounding such infringement. Supplier may, in its sole discretion and at its own expense and retaining all proceeds therefrom, take such actions as Supplier deems appropriate with respect to any infringement identified by Purchaser, or with respect to any other infringement of Intellectual Property Rights of Supplier or its Affiliates in the Territory, as may be permitted by Applicable Law.

                  3.6.  LICENSE OF TECHNICAL INFORMATION.

         Subject to the confidentiality provisions of this Agreement, Supplier hereby grants a non-transferable, non-exclusive, royalty free license to Purchaser of Technical Information for the sole purpose of allowing Purchaser's personnel to provide technical support to customers and to develop the Promotional Materials.

         4.       COMMERCIALIZATION.

                  4.1.  DILIGENCE.

                        (a) As soon as practicable after receipt of Government Approval to market any Product in the Territory, Purchaser shall thereafter use its Best Efforts to market, promote and commercialize such Product in the Territory during the term of the Agreement.

                        (b) Purchaser shall promptly notify Supplier of any inquiry (other than an order or potential order from a customer within the Territory) from any Governmental Authority concerning the Products or Supplier.

                        (c) Purchaser shall notify Supplier promptly upon Purchaser's receipt of any actual notice that the FDA intends to visit or inspect Purchaser's facilities in the Territory for a purpose relevant to the development or marketing of the Products and provide Supplier with copies of all correspondence relating thereto and an opportunity to participate in any inspection or regulatory comments or correspondence prepared by Purchaser in response to such comments.

                        (d) Purchaser and Supplier shall promptly notify each other of any and all Adverse Device Events, or any events that could reasonably be expected to become an Adverse Device Event, of which it becomes aware and will forward promptly to the other all written reports relating to such actual or potential Adverse Device Event. Purchaser shall also forward to Supplier any explanted Products, if available. Subject to Section 9.2, Supplier shall be responsible, and bear the cost of, all other requirements, regulatory filings or measures resulting from such Adverse Device Event.

                        (e) Purchaser shall not knowingly sell, lease, give or otherwise dispose of any Product to any person or entity other than a duly qualified medical practitioner or hospital and not knowingly sell, lease, give or otherwise dispose of any Product for any use or application other than one particularly authorized by Supplier in writing or in literature and labeling accompanying the Product.

                        (f) Purchaser shall provide customer support services in the Territory at levels consistent with Purchaser's Best Efforts obligation to develop the market for the Products within the Territory, subject to industry standards for customary levels of support services for similar products.

                  4.2.  REPORTS AND SALES RECORDS

                        (a) At least once per year, Supplier and Purchaser shall consult with each other for the purpose of assessing the state of the market in the Territory.

                        (b) Purchaser shall provide to Supplier copies of its up-to-date price lists each time such lists are revised.

                        (c) Purchaser will provide Supplier monthly, or such other interval as may be agreed, with a report (format to be agreed upon) on sales, marketing activities, market and competitive developments, human resources and Inventory of Products. Purchaser shall also supply an annual statement within forty-five (45) days after the end of each calendar year detailing annual sales figures (stated both in Units and local currency) and a semi-annual statement of aging Inventory and the amount of Inventory on hand at June 30 and December 31 of each year within forty-five (45) days after each such date.

                        (d) Purchaser and Supplier shall meet at regular intervals throughout the year to exchange information concerning marketing projects and clinical studies in the Territory.

                  4.3.  PROMOTIONAL AND PRODUCT LITERATURE.

                        (a) Supplier will prepare and supply Purchaser with reasonable quantities of all Technical Materials, including any revisions or updates thereof, for each Product in English, at Supplier's sole cost and expense. Supplier shall indemnify and hold Purchaser harmless from any and all claims, expenses, damages and liabilities arising out of the Technical Materials.

                        (b) Purchaser will prepare and supply all Promotional Materials for use in connection with sale of the Products in the Territory; provided, however, (i) all Promotional Materials shall require the prior approval of Supplier, which shall not be unreasonably withheld and shall be communicated within a reasonable period of time, and Purchaser shall make all changes therein as Supplier may reasonably request; (ii) Purchaser shall not include any warranties in such materials that exceed the warranties provided to Purchaser by Supplier hereunder in Section 9.1(a)(iii) and (iv) or on warranty cards provided by Supplier; and (iii) subject to Section 9.3, Purchaser shall indemnify and hold Supplier harmless from any and all claims, expenses, damages and liabilities arising out of the Promotional Materials. If Purchaser desires to design its own protocols for clinical studies after FDA approval of Products, Purchaser shall submit such protocols for the prior approval of Supplier. All publications of such studies must also be submitted to Supplier for approval prior to publication.

                        (c) All Technical Materials, Promotional Materials and Labels and Markings shall bear only Supplier's Marks, except to the extent that Purchaser's Marks may be included in accordance with Section 3.2.

                        (d) Supplier shall supply to Purchaser a copy of all sales, promotional or marketing literature that Supplier has developed or used for sale of the Products for Purchaser's information and, if agreed by the Parties in writing, Purchaser may use such sales, promotional or marketing literature in developing the Promotional Materials.

                        (e) Supplier and Purchaser shall use their Best Efforts to work together to coordinate the generation and review of the Promotional Materials.

                  4.4.  TECHNICAL ASSISTANCE.

         Supplier shall provide at no charge to Purchaser the services of one qualified technician on a full-time basis during normal working hours for up to four weeks each year during the term of this Agreement to provide training and support at Supplier's French facility upon reasonable prior notice. At Purchaser's option, Supplier shall provide such services at another location, inside or outside the Territory; provided that Purchaser will reimburse Supplier for its reasonable out-of-pocket expenses incurred in connection with providing such services at another location (including airfare and hotel). If Purchaser wishes to obtain additional technical support services beyond those set forth above, Supplier shall provide such additional services as Purchaser may reasonably request upon reasonable prior notice. Purchaser shall compensate Supplier for any such additional services on an Expense Reimbursement Basis.

                  4.5.  LABELS AND MARKINGS.

         Supplier shall prepare all Labels and Markings for the Products supplied to Purchaser hereunder, which Labels and Markings shall include Supplier's Marks and model numbers. If agreed in accordance with Section 3.2, such Labels and Markings shall also include Purchaser's Marks. Purchaser may submit the format of such Labels and Markings to Supplier. Supplier shall submit such Labels and Markings to Purchaser for its review and comment and shall make such changes to the format or content thereof (other than Supplier's Marks) as Purchaser may, in a timely manner, reasonably request, subject only to any requirements under Applicable Law. Failure of Purchaser to object or request changes to any Labels and Markings within 10 working days (in France) of receipt thereof shall be deemed approval of such Labels and Markings. Purchaser shall supply electronic or camera-ready art to Supplier for Purchaser's Marks to be used on such Labels and Markings, and Supplier shall be responsible for affixing such Labels and Markings to the Product. No Labels and Markings may be altered without the prior written consent of Purchaser except as required by Applicable Law or by order of a Governmental Authority. Purchaser shall indemnify and hold Supplier harmless from and against any and all claims, expenses, damages and liabilities arising out of the use of Purchaser's Marks on any such Labels and Markings.

                  4.6.  MARKETING ALLOWANCE AND ROYALTIES.

         From time to time, Supplier may (but shall have no obligation to) pay to Purchaser a marketing allowance or charge a royalty for the use of the Intellectual Property Rights in any Products, each if and to the extent agreed by Supplier and Purchaser in writing.

         5.       REGULATORY AND GOVERNMENTAL APPROVALS.

                  5.1.  CLINICAL STUDIES.

                        (a) Supplier shall use its Best Efforts to initiate and complete clinical trials or studies in the Territory for the purpose of obtaining the all required Government Approvals, including without limitation, from the FDA, for each Product after obtaining an IDE from the FDA for such Product at its sole cost and expense. All such clinical trials shall be conducted in accordance with Applicable Laws.

                        (b) Each of Supplier and Purchaser shall disclose to the other all Regulatory Data in its possession or which it is responsible for obtaining under this Agreement generated for the Products in the Territory (or required by any Applicable Law to be made available in connection with the sale of the Products in the Territory) and shall have the right to use, directly or indirectly, all such information, including the right to cross-reference any and all regulatory filings with respect to the Products, in connection with the development and commercialization of the Products in accordance with this Agreement. Each Party shall be solely responsible for its use of such Regulatory Data. To assist in connection with commercialization of the Products in the Territory pursuant to this Agreement, Supplier shall use its Best Efforts, consistent with any legal or contractual limitations, to make available other regulatory filings, clinical data and information regarding either the Products or Supplier, including updating such information from time to time and upon effecting any change by Supplier, for use by Purchaser solely for the purpose of obtaining Government Approvals required to be obtained by Purchaser under Applicable Law and commercializing the Products in the Territory.

                  5.2.  GOVERNMENT APPROVALS.

                        (a) Supplier shall use its Best Efforts to obtain the IDE, if required, and from the FDA and all other required or desirable Government Approvals, including without limitation those required to be obtained from the FDA for the clinical trials or studies and sale of each Product in the Territory at its sole cost and expense after Supplier (or its relevant Affiliate) has completed the validation of such Product for human implant.

                        (b) Supplier will be responsible for all requirements of Applicable Law in the Territory concerning the sale of the Products in the Territory, including all Product labeling (other than trade marks, tradenames, trade dress, logos, layout design and similar matters) and local regulatory requirements within the Territory.

                        (c) Supplier will upon submission or receipt (i) send to Purchaser a copy of any document submitted to or other correspondence regarding the Product with any Governmental Authority; and (ii) provide Purchaser with copies of all Government Approvals within fifteen (15) days of receipt. Supplier will keep Purchaser informed, in writing, of the status of its Government Approvals on a regular basis. Purchaser will assist Supplier in connection with such activities, to the extent reasonably requested by Supplier.

                        (d) After receipt of necessary Government Approvals and thereafter throughout the term of this Agreement, Supplier will use its Best Efforts to maintain such Government Approvals in effect at its own expense to the extent it is commercially and economically viable.

                        (e) Unless otherwise required by Applicable Laws and subject to the following sentence, Supplier shall be the holder of all Government Approvals in the Territory. In the event that the Parties determine that it is desirable, for legal or administrative reasons, for Purchaser or its designee to hold any Government Approvals, Supplier will cooperate to permit Purchaser to hold such Government Approvals.

                        (f) Supplier shall keep Purchaser advised of any changes in Applicable Laws in the Territory, including material proposed changes thereto, of which Supplier becomes aware in the course of performing its duties hereunder that affect the Products.

                        (g) Purchaser shall permit Supplier or its designated representative to perform, upon reasonable prior notice and at Supplier's sole cost and expense, reasonable vendor audits or other audits required by Applicable Laws on the facilities, procedures and records which are relevant to such audits of Purchaser and, to the extent obtainable by Purchaser at no cost to Purchaser, on facilities, procedures and records which are relevant to such audits of other distributors or any other Persons with responsibility for any aspect of selling the Products, on reasonable advance notice to Purchaser during normal business hours.

         6.       PRICING AND PAYMENTS.

                  6.1.  TRANSFER PRICES.

                        (a) For each Unit shipped by Supplier to Purchaser, Purchaser shall pay a Unit Transfer Price as fixed and agreed for each Price Period between Supplier and Purchaser prior to commencement of the relevant Price Period. Unit Transfer Prices for the initial Products for the initial Price Period are set forth in Schedule 6.1(a) attached hereto. xxx xxxxxxxx xxxxxx xxx xxx xxxxxxxx xxxx xx xxxxxxxxxx xx xxxx xxxxx xxx xxxxxx xxxxxxx xxx xxxxxxx xx x xxxxx xx xxxxx xxxxx. xxxxxxxx xxxxx xxxxxxxxx xxxxxx xxx xxx xxxx xx xxxxxxxx xx xxx xxxxxxxxx.

                        (b) xxxxxx xxx xxxxxxxxxxx xxxxx xx xxx xxxxx xx xxxxxxx xxxx xxxx xxxxxxxx xxxxxx xxxxxxxxxxx xxxx xxxx xx xxxx xxxxx xxxxxxx xxx x xxxxx xxxxxx xx xxxxxxx xxxxxxxxxx xxxxxxx xxx xxx xxxxx xxxxxxx xxx xxx xxxxxxxxx xxxxxxxx xxxxxxx xxx xxxxxx xxxx xxxxxxxx xxxxx xxxxx xxx xxxx xxxx xx xxxxxxxxxx xxxx xxxxxxx xxx xx xxx xxx xxxxxxxxx xxx xxxxxx xxxx xxxxxxx xxx xxxxxxxxx xxxxxxxxx xx xxxxxxx, xx xxx xxxxxx xx xxxxxxxxxx xxxx xxxxxxx xx

                        (c) Supplier and Purchaser shall agree upon the "Budgeted Sales Price" for each Unit as a reference for determining the Unit Transfer Prices prior to expiration of the then current Price Period, such agreement to be reached in accordance with the provisions of this Section 6.1.

                        (d) With respect to programming Units, Unit Transfer Prices shall provide Supplier with a target price equal to xxxxxxxxx xxxxx xxxxxxxx xxxxxxxxxxxxx xxxx xxx xxxx xxxxxxxxxxx xxxx xxxx x xxxxxx xxxxxx xx xxxxx xxxxxxx xx.

                        (e) If the Parties are not able to reach agreement on any Unit Transfer Price (including any marketing allowance or royalty under Section 4.6) for any Price Period, they shall negotiate in good faith to attempt to resolve their differences. If such negotiations shall fail to result in an agreement within thirty (30) days, the Parties shall each submit their Unit Transfer Price proposals to the Chief Executive Officers (or equivalent officer) of the Parties to attempt to resolve their differences. If such Chief Executive Officers shall fail to reach agreement within fifteen (15) days, the Parties shall submit their final proposals to an independent third party decisionmaker who shall pick whichever of the final proposals more closely adheres to the principles set forth in this Section 6.1 and Section 10.2 of the LLC Agreement and the best available information presented by the Parties as to fair and competitive prices in the Territory. The third party decisionmaker shall be selected by joint agreement of the two Parties (or if they are unable to agree within ten (10) days, then by the American Arbitration Association ("AAA"); provided, however, that the AAA shall not administer the proceedings). The decision of such third party shall be final and non-appealable. The Person selected to be the third party decisionmaker shall have experience in the medical device industry and in distribution and other relevant commercial matters in such industry. Preference shall be given to the selection of an individual with experience as an arbitrator, but the individual need not be a lawyer. The Parties shall each submit their final proposals to the independent decisionmaker with supporting analyses and other information as they deem appropriate within fifteen (15) days after selection of the decisionmaker. No Party shall have EX PARTE communications with the decisionmaker during any time period immediately relevant to the decisionmaker's actions in connection with this Agreement. Each Party shall be entitled to rebut the presentation of the other and to submit a final summary argument after review of the other Party's rebuttal, in each case within fifteen (15) days after the final proposal submissions. Each of the submissions of each Party (including their respective final proposals) will be made concurrently to the independent decisionmaker and will be opened simultaneously and provided to the other Party upon such opening.

                        (f) Pending resolution of any dispute regarding applicable Unit Transfer Prices for any Price Period, the Parties shall continue to purchase and sell Products based upon the prior Price Period's Unit Transfer Prices (including any marketing allowance or royalty under Section 4.6).

                  6.2.  PAYMENT TERMS.

         Supplier shall invoice Purchaser for the applicable Unit Transfer Price promptly following shipment of Products by Supplier. All payments due hereunder shall be paid in United States Dollars and are due xxx xxxxxx xx xxxx after the invoice date during the first two (2) Price Periods after the Effective Date, xxx xxxxxxxxx xx xxxx after the invoice date during the next two (2) Price Periods after the Effective Date, and xxx xxxxx xx xxxx after the invoice date for all Price Periods thereafter. Payment, unless otherwise agreed in writing, shall be made by wire transfer to such bank as Supplier may designate in writing, without set-off and free and clear of and without any deduction or withholding for or on account of, any taxes, duties, levies, fees or charges of any nature whatsoever. Once an Order has been accepted by Supplier, no shipment of Product so ordered may thereafter be delayed at Purchaser's request.

                  6.3.  FINANCIAL AND RELATED BOOKS AND RECORDS.

         Each Party shall maintain accurate and complete books and records with respect to the performance of such Party's obligations under this Agreement, such records to be maintained in accordance with generally accepted accounting principles in the United States. Such records (wherever located) shall be maintained for at least four years after the date of creation thereof. Each Party shall have the right during such four-year period, through its independent auditors to conduct an audit, during normal business hours and following reasonable prior notice to the other Party, to examine at the other Party's location, all records of such other Party for the purpose of verifying the payments or expenditures or performance of such Party hereunder. Information provided to, and generated by, such auditors shall be considered Confidential Information. If any such audit shows any underpayment or overcharge, the auditing Party shall issue a written statement to the audited Party and a correcting payment or refund shall be made within thirty (30) days after receipt of the written statement described above unless the audited Party claims that the statement is in error. The fees and expenses of the accountants performing such verification shall be borne by the Party requesting the audit. Notwithstanding the foregoing, if any such audit results in any underpayment or overcharge with respect to any twelve-month period of more than $25,000, then the Party being audited shall bear the reasonable costs of the accountants in performing such audit. Upon request and in accordance with Applicable Law, each Party shall provide to the other Party copies of such records reasonably required by the requesting Party to comply with Applicable Laws at the sole cost and expense of the requesting Party.

                  6.4.  LATE PAYMENTS.

         All payments not made on a timely basis in accordance with this Agreement shall bear interest at a rate of one percent per month (1%) or, if lower, the maximum rate permitted by Applicable Law beginning on the date that payment was due. Such interest is to be determined and compounded on a daily basis from the date due until the date paid. Payment of such interest charges will not excuse or cure any breach or default for late payment. If either Party retains a collection agency, attorney or other Person to collect overdue payments hereunder, all collection costs, including but not limited to reasonable attorney's fees, will be payable by the non-paying Party.

         7.       PURCHASE AND SUPPLY OF PRODUCT.

                  7.1.  ORDERS.

                        (a) Purchases and sales of Products shall be initiated by means of an Order on a purchase order form from Purchaser to Supplier. Subject to subsection (b) below, Supplier shall accept all such Orders promptly and in no event later than ten (10) working days from the date of receipt by Supplier; provided that such Orders do not exceed nor fall short of the Forecast for the relevant Firm Period determined in accordance with Section 7.4 by more than 20%. All Orders accepted by Supplier shall not thereafter be cancelable or recoverable by Purchaser or Supplier. It is understood that each Party may, for convenience, use its own standard pre-printed forms of invoice, purchase order, acknowledgement or acceptance in the performance of its obligations hereunder; provided, however, that any terms, conditions or provisions in such pre-printed forms which are inconsistent with or which modify or supplement this Agreement shall be null and void. This Agreement is not an Order of Purchaser and does not request or authorize delivery of any Products, except pursuant to implementation of the specific provisions of this Agreement.

                        (b) xx xxx xxxxx xx xxx xxxxxxxx xx xxx xxxxxxxx, xxxxxxxx xxxxx xxxxxxxx xxxx xxxxxxxx xxxxx xxx xxxxxxxxx xxx xxxxxx xxxxxx xx xx xx xxxx xx xxxxx xxxxx xxxxxxxx xx xxxxxxxxx xxxx xxx xxxxx xxxxxxxxx xxxxx xxxx xxx xxxxx xxxxx xxxxxxxx xxxxxxx xx xxxxxxxxx xxx xxxx xxxxx xxxxxxxxx.

                        (c) Upon acceptance of each Order (but subject to Sections 7.2(a) and 10.3(f)), Supplier shall promptly inform Purchaser of Supplier's estimated shipment date for the Order. Supplier's obligation with respect to accepted Orders shall be to use its Best Efforts to meet the delivery date specified in Purchaser's Order unless Purchaser expressly agrees to a later date. If Supplier anticipates any delays in the scheduled delivery date for any Order, Supplier will provide prompt written notice to Purchaser and shall cooperate with Purchaser to reschedule delivery at the earliest possible date so as to minimize the impact on Purchaser. If Purchaser fails to make any purchases or if Supplier fails to use its Best Efforts to meet the delivery date specified in any accepted Order (or any later date agreed to by Purchaser as specified above), the defaulting Party shall be responsible (subject to Section 9.5) for the other Party's reasonable damages resulting therefrom but the non-defaulting Party shall be obligated to take reasonable steps to mitigate such damages.

                        (d) All Products shall be shipped to locations specified by Purchaser in the relevant Order in shipping packages specified or supplied by Purchaser and using the Labels and Markings. All shipments shall be FOB Supplier's plant.

                  7.2.  EFFECT OF LATE PAYMENTS.

         If the Purchaser fails to pay the full amount due with respect to any invoice (other than any amounts that are subject to a bona fide dispute) after the date such invoice becomes due, Supplier shall be entitled (without prejudice to any other right or remedy it may have) to:

                        (a) cancel or suspend any further deliveries of the Products to the Purchaser under any Order; and

                        (b) charge the Purchaser interest on the unpaid invoice at the rate provided in Section 6.4 from the date the payment became due until actual payment is made (irrespective of whether the date of payment is before or after any judgment or award in respect of the same).

                  7.3.  INSPECTION OF SHIPMENTS.

         Supplier shall send to Purchaser prior to or concurrently with each shipment a copy of any documentation for the relevant Product that has been agreed by the Parties. Purchaser shall have the right to inspect the shipment of the Products which are the subject of each Order for damage, defects, shortages or other noncomformities within thirty (30) calendar days after receipt thereof and shall notify Supplier as soon as possible of any damage, defects, shortages or of any other failure of the Products to conform to this Agreement. Any Products which are the subject of an Order not rejected by Purchaser by written notice to Supplier within such thirty (30) day period shall be deemed accepted. Purchaser's sole remedy with respect to any nonconformity after acceptance of a shipment shall be those provided pursuant to the warranties set forth in Section
9.1. Upon Supplier's request, Purchaser shall provide Supplier with packing slips, inspection reports and other documentation supporting its rejection of any shipment. If such shortages or nonconformity existed at the time of delivery of the Order, Supplier shall promptly deliver additional or substitute Products to Purchaser in accordance with the delivery procedures set forth herein.

                  7.4.  PURCHASE FORECASTS.

         At least one calendar month prior to the first requested delivery of Products hereunder, Purchaser shall notify Supplier in writing of the projected total number of Products, broken down by each Product model or category, to be purchased by Purchaser during each month of the succeeding twelve (12) calendar month period ("Forecast"). The projections for the first six

(6) months of such initial Forecast shall be firm and shall be accompanied by Orders for such first six (6) months with respect to the models covered thereby. Thereafter, Purchaser shall provide Supplier with a similar Forecast for any new Product models or categories; the first six (6) months of such Forecast for new Products shall be firm and shall be accompanied by Orders for such first six (6) months for such new Products. All such Forecasts shall be updated on a monthly basis by adding a twelfth month to replace the expired month (but not changing any other month in the Forecast), with updates to be delivered not less than one
(1) calendar month in advance. The first three (3) months of each such updated Forecast (beginning with the fifth month of the first Forecast period for each Product) shall be firm and shall be accompanied by Orders for the Products in the additional month of the Firm Period. The estimates for the remaining nine
(9) months shall be non-binding estimates for planning purposes only and Purchaser shall have no liability therefor. Purchaser shall establish reasonable Inventory levels to meet demand for the Products which shall be a minimum amount equal to one month of anticipated demand for the Territory as evidenced by the Forecast. To accommodate Supplier's procurement scheduling, the total Products ordered for any three (3)-month or six (6)-month Firm Period will be limited to a twenty percent (20%) maximum aggregate increase or twenty percent (20%) maximum decrease in Units relative to the projection for such Firm Period contained in the Forecast provided to Supplier for such Firm Period, unless otherwise agreed by the Parties in writing.

                  7.5.  RETURN OF EXPIRED PRODUCTS.

         Purchaser shall, at its own expense, return to Manufacturer all Products held in Inventory which have passed the "use before" date marked on the sterile pack. Purchaser shall not be reimbursed or credited for any such expired Inventory.

         8.       QUALITY ASSURANCE; TESTING.

                  8.1.  QUALITY CONTROL.

         Supplier shall ensure that the Products are produced in accordance with all Applicable Laws including requirements of the Act and the FDA's Good Manufacturing Practice regulations in effect at the time of manufacture, and applicable specifications for all models of the Products, including, without limitation, those specified from time to time in the Technical Materials. Supplier shall permit, shall cause its Affiliates and use its Best Efforts to cause third party suppliers to permit, quality assurance representatives of Purchaser promptly after signature of this Agreement, no more than once a year thereafter, and prior to placing an initial Order for any new Product, to inspect Supplier's or its Affiliates' manufacturing, testing and storage facilities, and the manufacturing, testing and storage facilities of any third parties who manufacture components for Supplier or its Affiliates, to conduct quality assurance audits. Purchaser agrees that all arrangements for such audits of third-party suppliers shall be made through Supplier and that Supplier may, at its option, accompany Purchaser on any such audits. Such audits shall be limited to inspection of the quality control systems and procedures of the Person being audited and a review of Product validation files, clinical documentation, and regulatory status, upon reasonable notice, during normal business hours and pursuant to confidentiality agreements as described in
Section 11.1. Supplier shall permit, and cause its Affiliates and use its Best Efforts to cause its third party suppliers to permit, any officials of any Governmental Authority in the Territory to inspect its facilities as necessary to comply with Applicable Laws. Supplier shall notify Purchaser of any FDA inspection of its production or testing facilities for the Products and shall provide Purchaser with copies of any reports (including Forms 483) issued as a result thereof to the extent applicable to the Products.

                  8.2.  TESTING.

         In accordance with Applicable Laws, including the requirements of the Act, Supplier shall test or cause to be tested each Unit to be supplied pursuant to this Agreement before delivery of such Unit to Purchaser. Supplier acknowledges that Purchaser is relying upon testing documentation or other validation or verification documents showing Supplier's compliance with its standard quality control procedures relating to the Products provided by Supplier with each shipment as to the compliance of such shipment with all applicable specifications. Purchaser agrees to conduct only such testing or programming of any Unit prior to delivery to a customer or after explant of any Unit from a patient as may be agreed by Supplier in writing, otherwise requested by Supplier in writing or in accordance with procedures set forth on Schedule 8.2.

                  8.3.  RECORDS AND TRACEABILITY.

         Supplier hereby covenants and agrees that for a minimum period of fifteen (15) years after the sale and purchase of any Product hereunder, it shall maintain complete and accurate records of the FDA Tracking Information for all Products, and all components thereof, that are manufactured and sold under this Agreement, to the extent necessary to meet or exceed all applicable FDA requirements and other Applicable Laws. Purchaser hereby covenants and agrees that for a minimum period of fifteen (15) years after the sale and purchase of any Product hereunder, it shall maintain the FDA Tracking Information regarding the sale of all Products manufactured for it by Supplier hereunder to the extent necessary to meet or exceed all applicable FDA requirements and other Applicable Laws in the Territory and, in the event of a dissolution or liquidation of Purchaser, Purchaser shall transfer such FDA Tracking Information to Supplier. The Parties agree to provide each other with reasonable access to and copies of such records and information in the event of any Recall or other similar event involving the Products described in Section 9.2 or as necessary for any compliance with Applicable Laws. In furtherance and not in limitation of the foregoing, upon reasonable prior written notice from Supplier, Purchaser shall provide to Supplier the FDA Tracking Information at the end of each calendar month (or earlier if required by relevant Applicable Law) if, and for so long as, the provision of such FDA Tracking Information has become mandatory under Applicable Law.

         9.       WARRANTIES AND INDEMNIFICATIONS.

                  9.1.  SUPPLIER PRODUCT WARRANTIES.

                        (a)  Supplier represents, warrants and covenants that:

                             (i) at the time of shipment of all Products hereunder, such Products shall be new with xx xxxxx xxx xxxxxxxx xxxx remaining prior to the expiration of the "use before" date and shall, unless otherwise agreed in writing by the Parties, meet or exceed all requirements under all Applicable Laws in the Territory;

                             (ii) Purchaser shall have good and valid title in and to such Products, free and clear from any liens, security interests, charges, claims or other encumbrances;

                             (iii) for a period of xxxxxxxx xx xxxxxx from date of implant in a patient, each Product will be free from defects in design, materials and workmanship (battery depletion within the limits outlined in the specifications for such Product is not considered a defect); and

                             (iv) for a period of xxxxxxxx xx xxxxxx from date of implant in a patient, each Product will conform to the specification for such Product established in accordance with this Agreement.

                        The xxxxxxxx xxxxxxx periods referred to (iii) and (iv) above apply only for the purposes of the warranty set forth in this Section 9.1. Notwithstanding any provision of this Agreement, the Parties may agree to shorten or lengthen the warranty periods set forth in Sections 9.1(a)(iii) or
(iv) from time to time to reflect competitive factors and if and to the extent required by Applicable Law. Any such change shall be made in compliance with Applicable Laws.

                        (b) In the event of any breach of the foregoing warranties, Supplier shall, at its option, reprocess, if feasible, or supply a replacement of, any Products or any components thereof which fail to meet the terms of such warranties at no additional charge to Purchaser and Supplier shall be responsible for transportation and insurance costs to ship such reprocessed or replacement Products to Purchaser. Purchaser shall be responsible for transportation and insurance costs to ship any claimed defective Product back to Supplier's plant for Supplier's review. Supplier shall determine at Supplier's cost at its factory whether such Product is in fact defective. If Purchaser does not agree with Supplier's determination that such Product is not defective, the Parties shall retain an appropriate expert to be mutually agreed fifteen (15) days of Purchaser's receipt of Supplier's determination to judge ultimately whether such Product is defective. If the Parties cannot agree on an appropriate expert, each party shall submit two nominations to the AAA within ten (10) days thereafter for the AAA to appoint an appropriate expert from such nominees; provided, however, that the AAA will not administer the proceeding. If either Party does not submit nominations as described above, the AAA shall appoint an expert from the nominees it has received. The determination of the expert will be final and binding on the Parties. The cost for retaining the expert shall be borne by Supplier if such Product is judged defective and by Purchaser if such Product is judged not to be defective. Any returned Products shall become the property of Supplier. This warranty does not extend to any Products that have been damaged or rendered defective as a result of: (i) misuse or negligence on the part of Purchaser or failure of Purchaser or any of its customers to follow instructions for proper use and care of the Product; (ii) external factors such as fire and flood; (iii) accidents involving, or modification or alteration of, the Product other than those caused by Supplier after delivery to Purchaser or
(iv) implantation after the "use before" date marked on the Product's sterile pack.

                        (c) Purchaser and Supplier shall discuss in good faith the nature and content of written product warranties to be extended by Purchaser to customers with respect to the Products in the Territory. Without Supplier's prior written consent, and except as may be required to comply with Applicable Laws, Purchaser shall not extend to customers any warranties with respect to the Products in the Territory which are inconsistent with those warranties being extended by Supplier from time to time outside the Territory.

                  9.2.  RECALLS.

         Purchaser and Supplier each shall notify the other promptly if any Product is the subject of a Recall or other similar event in any jurisdiction, and the Parties shall reasonably cooperate in the handling and disposition of such Recall or other similar event; provided, however, in the event of a disagreement as to any matters related to any proposed Recall or other similar event, other than the determination of who shall bear the costs as set forth in the immediately following sentence, each Party shall have the right to cause a Recall or other similar event to be undertaken. Supplier shall bear the reasonable costs (including without limitation, the cost of locating and contacting by any means patients and customers, the cost of explanting the recalled Products and implanting a replacement Product, and the cost of such replacement Product ("Costs")) of all Recalls of the Products except any voluntary Recall effected solely by Purchaser, for which Purchaser shall initially bear all Costs. If subsequent to such voluntary Recall by Purchaser, events show that Supplier wrongfully refused to agree to such Recall, then Supplier shall reimburse Purchaser for all Costs incurred by Purchaser in connection therewith. Notwithstanding the foregoing, Purchaser shall pay the Costs of any Recall or other similar event if and to the extent caused by (i) any unauthorized change to the Products by Purchaser which directly results in the Recall, (ii) the failure of Purchaser to properly store, label or otherwise handle the Products which directly results in the Recall or
(iii) any other breach of this Agreement by Purchaser which directly results in the Recall.

         9.3.     INDEMNIFICATION FOR THIRD PARTY CLAIMS.

                        (a) Notwithstanding any other provision of this Agreement, Supplier shall be responsible for, and shall assume the defense of and indemnify and hold Purchaser and its Affiliates (including Angeion and its Affiliates) harmless from and against, all Third Party Claims arising out of or related to any Products or Technical Materials related thereto manufactured or supplied by Supplier hereunder; provided that the indemnification obligations of Supplier under this Section shall not apply to any Third Party Claim caused by any misuse, willful misconduct or negligent act or negligent failure to act on the part of Purchaser with respect to the Products including any modification or alteration of the Product other than caused by Supplier after delivery to Purchaser and any implantation after the "use before" date marked on the Product's sterile pack.

                        (b) For purposes of this Agreement, the term "Third Party Claims" shall mean any and all claims, lawsuits or actions asserted against Purchaser or its Affiliates (including Angeion and its Affiliates) or their respective directors, officers and agents under any and all Applicable Laws arising out of or relating to any Product or Technical Materials (including, without limitation, any data in the Technical Materials that are properly included in the Promotional Materials with Supplier's prior written approval) related thereto that are manufactured or supplied by Supplier or its Affiliates, including, but not limited to, claims based on strict liability, tort, negligence or breach of express or implied warranty and claims for special, incidental, exemplary and consequential damages, in cases in which it is alleged that personal injury (including, but not limited to, emotional distress or disturbance), direct financial loss, death or property damage was caused by a defect in design, material or manufacture of any of the Products or the Technical Materials (including, without limitation, any data in the Technical Materials that are properly included in the Promotional Materials with Supplier's prior written approval) related thereto that are manufactured or supplied by Supplier or its Affiliates hereunder including any misrepresentation or failure to warn in the Technical Materials. "Third Party Claims" shall also include all losses, liabilities, damages, judgments, awards and costs (including reasonable attorneys' fees) arising out of or relating to the claims described in the preceding sentence.

                  9.4.  SUPPLIER INFRINGEMENT INDEMNIFICATION.

         Supplier shall indemnify and hold Purchaser and its Affiliates (including Angeion and its Affiliates) harmless from and against any and all liabilities, damages, costs or losses (including, without limitation, reasonable attorneys' fees) arising out of or related to claims or suits asserted or brought against Supplier or Purchaser under any and all Applicable Laws to the extent such claim or suit is based on alleged infringement, unauthorized use or misappropriation of patents, mask work rights, copyrights or other Intellectual Property Rights of a third party in connection with the sale or use of Products in the Territory (the "Infringement Claims"). In any event, Supplier has the right at any time and in its sole discretion to modify the design of any Product so that it becomes non-infringing, to obtain a license for such Products or to cease to provide such Product to Purchaser, provided that all damages, losses, costs, and expenses incurred by Purchaser that are directly related to such modification shall be treated as indemnifiable expenses of Purchaser and its Affiliates (including Angeion and its Affiliates) for purposes of this Section
9.4 and shall be borne by Supplier. Purchaser shall use its Best Efforts to assist and cooperate with Supplier in the defense of any Infringement Claims to the extent Purchaser is the beneficiary of any rights against the maker of such Infringement Claims pursuant to any agreement the benefit of which may also inure to the benefit of Supplier and its Affiliates; provided that such cooperation shall be at the sole expense of Supplier and Purchaser shall not be required to initiate or become a party to any litigation in connection therewith.

                  9.5.  LIMITATION ON DAMAGES.

         Except as expressly provided in this Agreement, neither Purchaser nor Supplier shall be liable to the other, for any special, incidental, exemplary or consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of a Party or its employees or agents or otherwise) arising out of or in connection with any act or failure to act of Supplier or Purchaser relating to the manufacture or supply of the Products or, their sale by the Purchaser or arising out of the performance or non-performance of this Agreement.

         SUPPLIER'S WARRANTIES SET FORTH IN THIS SECTION 9 ARE ITS EXCLUSIVE WARRANTIES TO PURCHASER WITH RESPECT TO THE PRODUCTS, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS, WHETHER ARISING UNDER ANY APPLICABLE LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  9.6.  CERTAIN COVENANTS.

         Purchaser represents, warrants and covenants that:

                        (a) Purchaser will not furnish purchasers of the Products with any warranties, whether written or oral, beyond those given by Supplier to Purchaser under Section 9.1(a)(iii) and (iv) or stated in any warranty card or similar material provided by Supplier or included with the Product;

                        (b) Purchaser shall comply with all Applicable Laws concerning the use, handling, sale and disposition of the Products in the Territory.

                  9.7.  REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         Each of Supplier and Purchaser hereby represents and warrants to the other that as of the date hereof:

                        (a) Supplier is a corporation and Purchaser is a limited liability company duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure to qualify would have a Material Adverse Effect with respect to such Party.

                        (b) Each has the requisite corporate power and authority to enter into and perform this Agreement and to perform in accordance with the terms hereof. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors and no further consent or authorization of its board of directors or stockholders is required. The Agreement has been duly executed and delivered by it. The Agreement constitutes a valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application.

                        (c) Except as set forth on Schedule 9.7, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby do not (i) result in a violation of its Articles of Incorporation, or By-laws, or (ii) conflict with, or constitute a default (or an event which with material notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, material indenture or material instrument to which it is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of such Party is bound or affected (except in the case of subclause (ii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). No action, suit, dispute or proceeding is pending or, to the best knowledge of such Party, threatened against such Party which, if adversely determined, would prevent such Party from carrying out its obligations under this Agreement. Each Party's business is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Except as contemplated by this Agreement, it is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under the Agreement.

                        (d) Neither Party shall be deemed to have made any representation or warranty to the other Party except as expressly made in Sections 2.3, 9.1 and this Section 9.7. Without limiting the generality of the foregoing, and without prejudice to any express representations and warranties made to either Party in this Section 9.7, neither Party makes any representation or warranty to the other with regard to any issues related to Intellectual Property Rights, projections, estimates or budgets or other matters previously delivered to or made available to the other with respect to future revenues, expenses, expenditures or future results of operations. Nothing in this Section 9.7(d) shall limit any remedy that may be available to a Party pursuant to Applicable Law.

                  9.8.     MITIGATION.

         In the event of any occurrence which may result in either Party becoming liable for breach of this Agreement, each Party shall use its reasonable efforts to take such actions as may be reasonably necessary to mitigate the damages payable by the breaching Party.

                  9.9. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AND INFRINGEMENT CLAIMS.

         If a Party seeks indemnification hereunder for a matter that involves a claim by a third party including without limitation, Third Party Claims and Infringement Claims, the Party seeking indemnification (an "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") of and shall provide reasonable information and details concerning the nature of such claim. Indemnitor shall, to the extent applicable, have the right to assume the defense at its expense of all third party claims and shall pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third party claims, provided that (i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim;
(ii) the Indemnitor controls the defense of the third party claim on behalf of all Parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if outside counsel to the Indemnitee reasonably advises the Indemnitee and the Indemnitor in a written opinion that such joint representation raises a potential conflict of interest as between the Indemnitee and the Indemnitor (other than a conflict concerning the right to indemnification under this Agreement), then the

Indemnitee shall have the right to retain separate counsel to represent its interests in such third party claim and the reasonable costs, fees and expenses thereof shall be borne equally by the Indemnitee and the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its Best Efforts to cooperate with the Indemnitor in defending such third party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor's expense in accordance with Applicable Law. The Parties' indemnity obligations under this
Article 9 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article 9, but not any liability that it may have to the Indemnitee otherwise than under this Article 9.

         10.      TERM AND TERMINATION.

                  10.1.    TERM.

         The term of this Agreement shall commence on the date hereof and terminate on the expiration or termination of the LLC Agreement and shall terminate upon the commencement of any dissolution or liquidation proceedings with respect to the Purchaser; provided that, notwithstanding any expiration or termination of the LLC Agreement or liquidation or dissolution of the Purchaser, this Agreement shall continue in full force and effect with respect to Supplier's then-current Products for the benefit of Purchaser, or Angeion, as applicable, in accordance with Section 14.2(b)(ii) of the LLC Agreement.

                  10.2. EVENTS OF EARLY TERMINATION.

                        (a) This Agreement may be immediately terminated as to the entire Territory by either Party, upon giving written notice to the other Party, in the event that the other Party shall become insolvent or be declared insolvent or bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either Party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such Party's rights under this Section 10.2, and such Party reserves the right to exercise any such rights at any time after the occurrence of any such event.

                        (b) Subject to the further provisions of this Section 10.2(b), upon any material breach or default of this Agreement by either Party, the non-breaching Party shall have the right to serve notice upon the breaching Party of its intention to terminate this Agreement in its entirety upon the expiration of ninety (90) days after the date such notice is given, unless the breaching Party shall cure any such breach or default within said ninety (90) day period. Upon the expiration of the applicable cure period, if the breaching Party shall not have cured the alleged breach to the reasonable satisfaction of the non-breaching Party, and if the non- breaching Party gives a notice of final termination, final termination of this Agreement shall be effective on the date such notice is given. In the event of any dispute as to the existence of a default or the adequacy of any cure thereof, the Party charged with such alleged breach or failure to cure may require that the right to terminate be determined by the dispute resolution mechanism pursuant to
Article 12.

                  10.3. RIGHTS AND OBLIGATIONS ON EXPIRATION OR TERMINATION.

         Upon termination or expiration of this Agreement for any reason whatsoever the following provisions shall apply:

                        (a) After the date which is three (3) months from the date of termination or expiration, Purchaser shall cease to promote, market or advertise the Products. Purchaser and Supplier shall each cooperate with the other in an orderly winding up of their respective dealings.

                        (b) Except in the event of termination of this Agreement by Purchaser in accordance with Section 10.2 or as a result of the termination of the LLC Agreement pursuant to Section 14.1(b) thereof where Supplier is deemed the Withdrawing Member (as defined therein), Purchaser shall within thirty (30) days of expiration or receipt of notice of termination by Supplier certify to Supplier the destruction at its own expense of all Promotional Materials relating to the Products then in the possession of the Purchaser and shall, if requested by Supplier, return, at its own expense, all samples of Products if such samples have been provided free of charge to Purchaser.

                        (c) In the event of termination of this Agreement by Supplier in accordance with Section 10.2 or as a result of the termination of the LLC Agreement pursuant to Section 14.1(b) thereof where Angeion is deemed the Withdrawing Member (as defined therein), at Supplier's option, outstanding unpaid invoices rendered by Supplier in respect of the Products shall become immediately due and payable by Purchaser and invoices with respect to Products ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of the invoice. In any event, Purchaser shall continue to pay all amounts due hereunder prior to the effective date of termination and all amounts due thereafter including amounts in respect of the Product ordered by Purchaser prior to the date of termination and delivered by Supplier.

                        (d) To the extent applicable, Purchaser shall provide the FDA Tracking Information in the form and within the time limits specified in this Agreement.

                        (e) Purchaser shall provide Supplier with such information regarding patients in whom the Products have been implanted and at such times as reasonably necessary to allow Supplier to service such Products and comply with all Applicable Laws. Purchaser understands that Supplier or its designee may be obligated to continue to contact Purchaser's customers after expiration or termination of this Agreement to allow Supplier to comply with United States law and regulatory requirements to collect and update periodically the FDA Tracking Information throughout the time the Products are implanted in patients.

                        (f) In the event of termination of this Agreement in accordance with Section 10.2 or as a result of the termination of the LLC Agreement pursuant to Section 14.1(b) thereof, the terminating Party may at its sole discretion cancel by prompt written notice any Orders for the Products which are unshipped at the date of such termination.

                        (g) Subject to Section 3.3, upon termination or expiration of this Agreement, each Party shall promptly return to the other Party all documents, letters, records, notebooks, papers, writings, designs, drawings, models, blueprints and all other materials and all copies thereof embodying or showing any of the Technical Information provided by Supplier or any Confidential Information disclosed by either Party, in each case which is then in the Party's possession or under its control, by whomever prepared, and all other property owned by one Party but in the possession of the other Party shall be returned.

                        (h) Unless otherwise expressly provided in this Agreement, upon the termination or expiration of this Agreement, neither Party shall have any further duties or obligations to the other under this Agreement; provided, however, that no such termination or expiration shall relieve either Party from any liability for which it is otherwise responsible under this Agreement (including liabilities under Article 9 of this Agreement) with respect to any event, occurrence, transaction, act or omission which occurred prior to the date of such termination or expiration or with respect to any losses, liabilities or claims arising out of any breach or default under this Agreement.

         11.      CONFIDENTIALITY; PUBLICITY; NON-SOLICITATION.

                  11.1. CONFIDENTIAL INFORMATION.

                        (a) Each Party shall (and shall cause its Affiliates, agents and representatives to), for the term of this Agreement and for six (6) years after the expiration or termination of this Agreement for any reason, (i) keep confidential, (ii) not disclose to others, (iii) use only for the purposes provided for or permitted under this Agreement or the Related Agreements, and
(iv) use Best Efforts, and at least the same degree of care (but no less than a reasonable degree of care) as it uses to protect its own Confidential Information of like importance, to prevent unauthorized use, dissemination and disclosure of, all of the other Party's and its Affiliates' Confidential Information, except as expressly provided for or permitted by this Agreement. All Confidential Information shall, as between the Parties and their Affiliates remain the sole property of the disclosing party or the relevant Affiliate. The receiving party and its Affiliates, agents and representatives shall have no rights to the Confidential Information of the disclosing party and its Affiliates, except as provided in this Agreement. Nothing in this Section 11.1 shall prevent disclosure or use of information which is or becomes public knowledge without the fault of the receiving party and its Affiliates, agents and representatives or information already known to, or proven by written evidence to have been independently derived by, the receiving party or its Affiliates or received from a third party having the right to convey it. Notwithstanding the foregoing, such Confidential Information may be (i) disclosed to a Governmental Authority and to others to the extent such disclosure may be required to be included in regulatory filings permitted under the terms of this Agreement or required under Applicable Law; (ii) published by the receiving party or its Affiliates, if and to the extent such publication has been approved in writing by the disclosing party; or (iii) disclosed to the extent required by Applicable Law or as ordered by a court or other regulatory body having competent jurisdiction. In each of the foregoing cases, the receiving party will use its Best Efforts to limit the disclosure and maintain confidentiality of such Confidential Information to the maximum extent practicable and prior to making any such disclosure it shall use Best Efforts to consult with the disclosing party regarding the scope of any protective order or other confidentiality protections that may be available to limit the extent of disclosure. Any disclosure of Confidential Information to any Affiliates, agents or representatives of the receiving party shall be limited to a "need to know" basis for purposes related to this Agreement; provided that (i) the receiving party shall be responsible and liable to disclosing party for any breach of the terms of this Section 11.1 by any Affiliate, agent or representative, and (ii) disclosure by the receiving party to any agent or representative shall be made pursuant to appropriate confidentiality agreements.

                        (b) The provisions of this Section 11.1 shall survive and shall remain in full force and effect for six (6) years after the expiration or termination or termination of this Agreement for any reason. For purposes of this Section 11.1 and 11.2, Angeion and its Affiliates shall be deemed an Affiliate of Purchaser and L'Oreal shall be deemed an Affiliate of Supplier.

                  11.2. PUBLICITY.

         Each Party agrees, and shall cause its Affiliates to, not to issue any press release disclosing the terms of, or relating to, this Agreement, without the prior written consent of the other Party; provided; however, that neither Party or its Affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law. Such disclosing party shall use its Best Efforts to consult with the other Party regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement and shall use its Best Efforts to obtain confidential treatment for any Confidential Information where such press release or other public statement is required to be made by Applicable Law.

                  11.3. NON-SOLICITATION.

         Except as otherwise agreed in writing by the Parties, during the term of this Agreement and for one (1) year after termination or expiration hereof, each Party shall refrain from soliciting the personnel of the other Party or its Affiliates (including with respect to Purchaser,

Angeion and its Affiliates), including without limitation, research and development personnel.

         12.      DISPUTE RESOLUTION PROVISIONS.

                  12.1. GENERAL DISPUTE PRINCIPLES.

                        (a) All disputes between or among the Parties and/or any of their Affiliates (including the Joint Venture) under this Agreement and the Related Agreements shall be settled, if possible, through good faith negotiations between the relevant parties.

                        (b)  Disputes as to the specific matters referred to in
Section 6.1(e) and 9.1(b) shall be resolved as provided in such Sections. All other disputes under this Agreement and the Related Agreements shall be resolved as provided in Article 12.

                        (c) Prior to resolving any dispute by means of arbitration or by means of any suit, action or legal proceeding permitted under
Section 12.2, the relevant parties involved in such dispute shall refer such dispute to their respective Chief Executive Officers or equivalent, who shall meet in person to negotiate in good faith the possible resolution thereof on at least two occasions within 30 days before any such party commences arbitration or other litigation permitted under this Agreement (provided that if any such party fails or refuses to have a representative attend such meetings within such thirty (30) day period, the procedures of Section 12.2 shall be applicable after the conclusion of such thirty (30) day period); and further provided, that (i) any legal proceedings seeking interim equitable relief (including a temporary restraining order or preliminary injunction) until such time as such interim equitable relief can be addressed through arbitration; (ii) proceedings for provisional relief contemplated by Section 12.2(i) below; and (iii) third party legal proceedings under Section 12.1(d) below may be commenced immediately.

                        (d) If a Party or any of its Affiliates (including in the case of Purchaser Angeion and its Affiliates) is subject to a claim, demand, action or proceeding by a third party and is permitted by law or arbitral rules to join another party to such proceeding, this Article 12 shall not prevent such joinder. This Article 12 shall also not prevent either Party or any such Affiliate from pursuing any legal action against a third party.

                  12.2. ARBITRATION OF OTHER DISPUTES.

                        (a) In the event such good faith negotiations are unsuccessful, either Party may, after 30 days written notice to the other, submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing International Arbitration rules except that Sections 29 and 31 of the Commercial Arbitration Rules in effect on the date hereof (a copy of which is attached hereto as Schedule 12.2) shall govern in the event of any conflict therewith (collectively, "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                        (b) To the extent this Section is deemed a separate agreement, independent from this Agreement, Article 13 shall be incorporated herein by reference. Either Party (the "Initiating Party") may commence an arbitration by submitting a demand for arbitration ("Demand for Arbitration") under the AAA Rules and by notice to the other Party (the "Respondent") in accordance with Section 13.4. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the Demand for Arbitration, response and counterclaim, if any, and reply to counterclaim, if any, have been submitted, either Party may propose additional issues for resolution in the pending proceedings only if expressly so ordered by the arbitrators.

                        (c) The place of arbitration shall be New York, New York, and the award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention").

                        (d) The Parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the Parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's Demand for Arbitration has been communicated to the Respondent, a board of three arbitrators shall be appointed by the Parties jointly or, if the Parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by each of the Initiating Party and the Respondent within 60 days after the commencement of the arbitration proceeding and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the AAA Rules. Notwithstanding the foregoing, if any Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with Section 13.4. Any award shall be rendered by a majority of the arbitrators. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators, and the decision of the arbitrators shall be rendered no later than 90 days after commencement of such hearing.

                        (e) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrators set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                        (f) The Parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                        (g) The Parties hereby agree that for purposes of the New York Convention, the relationship between the Parties is commercial in nature, and that any disputes between the Parties related to this Agreement shall be deemed commercial.

                        (h) The arbitrators shall issue a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision to both Parties. The arbitrators shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrators pending arbitration of the dispute. Either Party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief (except as ex parte relief) that a court of the State of New York could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

                        (i) The Parties may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 12.2 in connection with any third party litigation proceedings or for any matter involving disputes related to Intellectual Property Rights.

                        (j) After the appointment of the arbitrators, the parties to the arbitration shall have the right to take depositions, ask interrogatories, obtain documentation and to obtain other discovery regarding the subject matter of the arbitration, and, to that end to use and exercise all the same rights, remedies, and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a United States District Court for the Southern District of New York and such persons, documents or other requested material were located in the State of New York. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration and may present to the arbitrator for a ruling any reasons for limiting such discovery in order to save costs and avoid delay.

                        (k) For purposes of any suit, action, or legal proceeding permitted under this Article 12, each party to this Agreement (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to New York Convention, the U.S. Arbitration Act, or otherwise), and (b) to the extent permitted by Applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each party to this Agreement hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

                        (l) All claims arising under this Agreement and all Related Agreements brought by the Parties and/or their Affiliates (including in the case of Purchaser Angeion and its Affiliates) at substantially the same time shall be referred to a single arbitration to the extent arbitrable under this
Article 12.

         13.      MISCELLANEOUS.

                  13.1. FEES AND EXPENSES.

         Except as expressly set forth herein, each Party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

                  13.2. SEVERABILITY.

         If any provision of this Agreement is held by a court of competent jurisdiction or panel of arbitrators (including pursuant to enforcement of an arbitration award under this Agreement) to be invalid, unlawful or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid, lawful, and enforceable or, if such modification is not possible, it shall be stricken from this Agreement, and the remaining provisions of this Agreement shall continue in full force and effect; provided, however, that if a provision is so stricken and is of a nature so as to fundamentally alter the economic arrangements of this Agreement, the Party adversely affected may terminate this Agreement by giving to the other Person sixty (60) days written notice of termination.

                  13.3. ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement and the Schedules hereto, contain the entire understanding of the Parties with respect to the matters referred to hereby and, except as specifically set forth herein, neither the Purchaser nor the Supplier makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or supplemented other than by a written instrument signed by the Party against whom enforcement of any such amendment or supplement is sought.

                  13.4. NOTICES.

         Any notice or other communication required or permitted to be given herein shall be in writing and shall be effective (a) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Purchaser:                        With a copies to:
Angellan Medical Systems, LLC               Angeion Corporation
2950 Xenium Lane                            3650 Annapolis Lane, Suite 170
Plymouth, MN 55441                          Plymouth, MN 55447-5434
Telephone: (612) 519-9400                   Telephone:  (612) 550-9388
Telecopier: (612) 519-9440                  Telecopier:  (612) 509-9521
Attention:  Chief Executive Officer         Attention:  Chief Executive Officer

                                            and

                                            Morrison & Foerster, LLP
                                            425 Market Street
                                            San Francisco, CA 94105
                                            Telephone:  (415) 268-7000
                                            Telecopier:  (415) 268-7522
                                            Attention:  Gavin B. Grover, Esq.

If to the Supplier:                         With copies to:
ELA Medical, Inc.                           ELA Medical
2950 Xenium Lane                            Centre d'Affaires la Boursidiere
Plymouth, MN 55441                          92357 Le Plessis Robinson
Telephone:  (612) 519-9400                  France
Telecopier:  (612) 519-9440                 Telephone:  (33)(1)46.01.33.01

Attention:  Chief Executive Officer         Telecopier:  (33)(1)46.01.33.15
                                            Attention:  President

                                            Synthelabo
                                            22 Avenue Galilee
                                            92350 Le Plessis Robinson
                                            France
                                            Telephone:  (33)(1)45.37.56.67
                                            Telecopier:  (33)(1)45.37.58.04
                                            Attention:  General Counsel

                                            and

                                            Coudert Brothers
                                            1114 Avenue of the Americas
                                            New York, NY 10036-7703
                                            Telephone:  (212) 626-4400
                                            Telecopier:  (212-626-4120
                                            Attention:  James C. Colihan, Esq.


         Any Party hereto may from time to time change its address for notices under this Section 13.4 by giving at least ten (10) days' written notice of such changed address to the other Party hereto.

                  13.5. NO WAIVER.

         No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future of this Agreement; or a waiver of any other provision, condition or request of this Agreement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  13.6. HEADINGS.

         The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

                  13.7. SURVIVAL OF PROVISIONS.

         The provisions of Sections 5.2(g), 6.3, 8.1, 8.3, 9.1, 9.2, 9.3, 9.4,
9.5, 9.9, 10.3, 11.1, 11.3, 12.1, 12.2 and Article 13 shall survive the expiration or termination for any reason of this Agreement.

                  13.8. SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither this Agreement nor any interest hereunder shall be assigned or transferred, whether directly or indirectly, including by operation of law ("Assign" or "Assignment"), by any Party without the prior express written consent of the other Party (which consent may be withheld for any reason in the sole discretion of the Party from whom consent is sought), and any such attempt at Assignment shall be null and void. The assignment by a Party of this Agreement or any rights hereunder shall not affect the obligations of such Party under this Agreement.

         Notwithstanding the foregoing, either Party may Assign this Agreement to an Affiliate (including in the case of Purchaser Angeion and its Affiliates) of such Party so long as any assignment by Supplier is made to an Affiliate that is directly or indirectly 100% owned by, or under 100% common control with, Supplier.

         Any permitted Assignment made pursuant to this Section shall be valid only if (i) the assigning Party remains liable under this Agreement, and (ii) the relevant Affiliate or other entity assumes in writing all of the assigning Party's obligations under this Agreement.

                  13.9. NO THIRD PARTY BENEFICIARIES.

         This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision thereof be enforced by, any other Person.

                  13.10.GOVERNING LAW.

         The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  13.11.INSURANCE.

         Each of Purchaser and Supplier will maintain liability insurance for Third Party Claims in amounts to be agreed upon, but subject to availability on commercially reasonable terms. Schedule 13.11 sets forth the initial agreed upon minimum amounts for such liability insurance, which amounts shall be effective until a change in such amounts is mutually agreed in writing. Each of Purchaser and Supplier shall provide copies of certificates of insurance evidencing compliance with this Section on the date of execution hereof and within thirty
(30) days after the expiration of each policy during the term hereof.

                  13.12.WAIVERS.

         Each Party hereby waives, to the extent it is able to do so under Applicable Law, any statutory or other rights it may have or acquire in respect of the termination of the relationship established hereby pursuant to the terms of this Agreement, and agrees that the rights available to it hereunder in the event of such termination are adequate and reflect the agreement of the Parties. Neither Party shall have any right to claim any indemnity for goodwill or lost profits or any damages arising from the rightful termination of this Agreement by the other Party in accordance with the terms of this Agreement.

                  13.13.ENGLISH LANGUAGE CONTROLS.

         The original and controlling version of this Agreement shall be the version using the English Language. All translations of this Agreement into other languages shall be for the convenience of the Parties only, and shall not control the meaning or application of this Agreement. All notices and other communications required or permitted by this Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

                  13.14.RELATIONSHIP OF THE PARTIES.

         For all purposes of this Agreement, Purchaser and Supplier shall be deemed to be independent entities and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Purchaser and Supplier as partners, joint venturers, co-owners, an association or any entity separate and apart from each Party itself, nor shall this Agreement constitute any Party hereto an employee or agent, legal or otherwise, of the other Person for any purposes whatsoever. Neither Party hereto is authorized to make any statements or representations on behalf of the other Party or in any way obligate the other Party, except as expressly authorized in writing by the other Party. Anything in this Agreement to the contrary notwithstanding, no Party hereto shall assume nor shall be liable for any liabilities or obligations of the other Party, whether past, present or future.

                  13.15.COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

                  13.16.SOVEREIGN IMMUNITY; EXCLUSIONS.

                        (a) Each Party hereto agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any set off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter of this Agreement (including without limitation any obligation for the payment of money). Each Party hereto is not subject to withdrawal in any jurisdiction or under any statute, including, without limitation, the Foreign Sovereign Immunities Act, 28 U.S.C. ss.ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against any Party hereto with respect to this Agreement.

                        (b) The Parties hereby agree to exclude application of the following instruments and documents: United Nations Convention on the International Sale of Goods, UNCITRAL Arbitration Rules and 1990 International Chamber of Commerce Incoterms.

                  13.17.FORCE MAJEURE.

                        (a) Neither Party shall be responsible or liable to the other hereunder for the failure or delay in the performance of this Agreement due to any event of Force Majeure. In the event of the applicability of this
Section 13.17, the Party failing or delaying performance shall use its Best Efforts to eliminate, cure and overcome any of such causes and resume the performance of its obligations. If any event of Force Majeure continues for more than 180 days, either Party shall have a right to eliminate from the Territory, on a country by country basis, each country affected by such Force Majeure event (or terminate this Agreement if all countries are affected) upon written notice to the other Party delivered while such event of Force Majeure is continuing. For the avoidance of doubt, in the event that any event of Force Majeure has occurred and so long as it is continuing, excusing performance by one Party of its obligations hereunder, the other Party shall also be excused from its obligations hereunder to the extent its performance is dependent upon the affected Party's performance.

                        (b) Upon the occurrence of an event of Force Majeure, the Party failing or delaying performance shall promptly notify the other Party, in writing, setting forth the nature of the occurrence, its expected duration and how such Party's performance is affected. The failing or delaying Party shall resume performance of its obligations hereunder as soon as practicable after the Force Majeure event ceases.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed by their respective authorized officers as of the date of this Agreement.

                                    ELA MEDICAL, INC.


                                    By: /s/ Philippe Baetz
                                        -------------------------------
                                        Name: Philippe Baetz
                                        Title: Chairman of the Board


                                    ANGELLAN MEDICAL SYSTEMS, LLC
                                    by its Members

                                         ANGEION CORPORATION


                                         By: /s/ Whitney A. McFarlin
                                             --------------------------
                                             Name: Whitney A. McFarlin
                                             Title: President & Chief Executive
                                                     Officer


                                         ELA MEDICAL, INC.


                                         By: /s/ Philippe Baetz
                                             -----------------------
                                              Name: Philippe Baetz
                                              Title: Chairman of the Board

                      SCHEDULE 1.13 - EXISTING DISTRIBUTORS


1.       Agreement with John Hudak.

                       SCHEDULE 1.41 - RELATED AGREEMENTS

1. The Amended and Restated Investment and Master Strategic Relationship Agreement between Synthelabo and Angeion Corporation dated as of October 9, 1997 (the "Investment Agreement").

2. The Warrants of Angeion Corporation issued or to be issued to Synthelabo pursuant to the Investment Agreement.

3. The Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement between Angeion Corporation and Purchaser dated as of December 9, 1997.

4. The Intercompany Services Agreement between Purchaser and Angeion Corporation dated as of December 9, 1997.

5. The Trademark License Agreement between ELA Medical, Inc. and the Purchaser dated December 9, 1997.

6. The Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement between Angeion Corporation and ELA Medical dated as of December 9, 1997.

7. The Limited Liability Company Operating Agreement of Angellan Medical Systems, LLC dated as of December 9, 1997.

8.       Any other agreements contemplated by this Agreement.

           SCHEDULE 6.1(a) - UNIT TRANSFER PRICES FOR INITIAL PRODUCTS




                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx
                                    xxxxxxxxx

                        SCHEDULE 8.2 - TESTING PROCEDURES


None.

                           SCHEDULE 9.7 - NO CONFLICTS

SUPPLIER

 (i)     No exceptions, except as provided in sub-clause (ii) below.

(ii) Supplier makes no representation and warranty with respect to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX or XXXXXXXXX
         XXXXXXXXXXXXXXX.

PURCHASER

 (i)     No exceptions, except as provided in sub-clause (ii) below.

(ii) Purchaser makes no representation and warranty with respect to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX or XXXXXXXXX
         XXXXXXXXXXXXXXX.

                            SCHEDULE 12.2 - AAA RULES


29. ORDER OF PROCEEDINGS AND COMMUNICATION WITH ARBITRATOR

A hearing shall be opened by the filing of the oath of the arbitrator, where required; by the recording of the date, time and place of the hearing, and the presence of the arbitrator, the parties, and their representatives, if any, and by the receipt by the arbitrator of the statement of the claim and the answering statement, if any.

The arbitrator may, at the beginning of the hearing, ask for statements clarifying the issues involved. In some cases, part or all of the above will have been accomplished at the preliminary hearing conducted by the arbitrator pursuant to Section 10.

The complaining party shall then present evidence to support its claim. The defending party shall then present evidence supporting its defense. Witnesses for each party shall submit to questions or other examination. The arbitrator has the discretion to vary this procedure but shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.

Exhibits, when offered by either party, may be received in evidence by the arbitrator.

The names and addresses of all witnesses and a description of the exhibits in the order received shall be made a part of the record.

There shall be no direct communication between the parties and a neutral arbitrator other than at oral hearing, unless the parties and the arbitrator agree otherwise. Any other oral or written communication from the parties to the neutral arbitrator shall be directed to the AAA for transmittal to the arbitrator.

31. EVIDENCE

The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the arbitrator may deem necessary to an understanding and determination of the dispute. An arbitrator or other person authorized by law to subpoena witnesses or documents may do so upon the request of any party or independently.

The arbitrator shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All evidence shall be taken in the presence of all of the arbitrators and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

                           SCHEDULE 13.11 - INSURANCE



         xxxx xxxxx xxxxx xxxxx xxx xxx xxxxxxx xxxxxxxxx xxxxxxxxx xxxx x xxxxxxx xxxxxx xx xxx xxxxxxx xxx xxxxxxxxxx xxx xxxxxxx xx xxx xxxxxxxxx xxxx xx xxxx xxxx xxx xxxxxxxx xxxxxxxxx. xx xxxxxxxx xxxx xxxxx xxxxx xxxxx xxxxxxxxx xxx xxxxxxx xxxxxxx xxxx x xxxxxxx xxxxxx xx xx xxxxxxx xxx xxxxxxxxxx.

OPPENHEIMER WOLFF & DONNELLY
Plaza VII
45 South Seventh Street
Suite 3400
Minneapolis, MN 55402-1609

(612) 607-7000
FAX (612) 607-7100

December 9, 1997

Synthelabo
22 Avenue Galilee
92350 Le Plessis Robinson
France

Ladies and Gentlemen:

We have acted as counsel to Angeion Corporation, a Minnesota corporation (the "Company"), in connection with the proposed sale and issuance of shares of common stock, $0.01 par value per share, together with the preferred stock purchase rights attached thereto (the "Common Stock"), and warrants to purchase shares of Common Stock, pursuant to a certain Amended and Restated Investment and Master Strategic Relationship Agreement (the "Agreement") dated as of October 9, 1997, between the Company and Synthelabo, a societe anonyme (the "Investor"). This opinion is being furnished to you pursuant to Section 2.1(b)(ii)(A)(7) of the Agreement. Capitalized terms used in this opinion are as defined in the Agreement unless otherwise specifically provided herein.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein, including, without limitation, the Agreement, the Warrant Agreements and the Rights Agreement, as amended pursuant to the First Amendment to Rights Agreement, dated as of October 9, 1997, and the Second Amendment to Rights Agreement, dated as of December 9, 1997 (the "Rights Agreement"). As to the various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon officers of the Company and upon statements contained in the Agreement, the Rights Agreement and the Warrant Agreements.

In our examination of such documents, we have assumed, in addition to the other assumptions set forth herein, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid and binding on such parties in accordance with

OPPENHEIMER WOLFF & DONNELLY

Synthelabo
December 9, 1997
Page 2



their respective terms. We have also assumed receipt by the Company of all the consideration called for in its resolutions authorizing the issuance of Shares of the Company.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

         1. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.01 par value per share, and 3,000,000 shares of Preferred Stock, consisting of 600,000 shares of Series A Preferred Stock, $.01 par value per share, 300,O00 shares of Series B Junior Preferred Stock, $.01 par value per share, and 2,100,000 shares of Preferred Stock, the designation, rights and preferences of which have not been determined. As of the date hereof and prior to the issuance of the Initial Shares, there were 30,703,633 shares of Common Stock outstanding and no shares of Series A Preferred Stock or Series B Junior Preferred Stock outstanding, and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

         2. The Initial Shares, Supplemental Shares, Second Investment Shares, Third Investment Shares and Fourth Investment Shares and the Supplemental Shares (collectively, the "Investment Shares") and the shares of Common Stock issuable upon exercise of the Initial Warrants, the Second Investment Warrants, the Third Investment Warrants and the Fourth Investment Warrants (collectively, the "Investment Warrants") have been duly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreement or the Warrant Agreements, as the case may be, will be validly issued, fully paid and nonassessable and will be free of any right of first refusal or preemptive rights or any antidilution protections given by the Company to any Person (including, without limitation, any stockholder, lender, warrant holder, lessor and/or licensor).

         3. Assuming that the Investor, together with all Affiliates and Associates of the Investor, does not become the Beneficial Owner (as defined in the Rights Agreement, as amended) of Common Shares (as defined in the Rights Agreement, as amended) other than pursuant to and in accordance with Sections 2.1, 2.2, 2.3, 2.4, 4.1(d) or 4.2(b)(ii) of the Agreement, the Investor and its Affiliates and Associates will not be deemed an "Acquiring Person" for purposes of the Rights Agreement solely by virtue of actions taken pursuant to and in accordance with the Agreement and the Warrant Agreements.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

OPPENHEIMER WOLFF & DONNELLY

Synthelabo
December 9, 1997
Page 3



         (a) We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         (b) With respect to our opinion set forth in paragraph 2 above, such opinion assumes, with respect to the Investment Sbares other than the Initial Shares and the shares of Common Stock issuable upon exercise of the Investment Warrants other than the Initial Investment Warrants (collectively, the "Deferred Investment Shares"), and other than with respect to 5,000,000 shares of Common Stock reserved for issuance to the Investor on December 9, 1997, that any necessary amendment to the articles of incorporation of the Company to increase the authorized shares of Company Stock is properly made and that the Board of Directors of the Company properly reserves for any Deferred Investment Shares.

         (c) Where we render an opinion based upon factual matters "to our knowledge," it is based solely upon inquiries of this firm's attorneys who have worked on matters involving the Company, an examination of our files and of documents made available to us by the Company, and inquiries of officers of the Company. We have relied on written statements of officers of the Company covering certain of such matters.

We are furnishing the opinions contained in this letter to you solely for your benefit in connection with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose and no one other than the addressee hereof is entitled to rely on the opinion. This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.


Very truly yours,